                                                                    EXHIBIT 99.1

                                CREDIT AGREEMENT

                          DATED AS OF NOVEMBER 20, 2002

                                      AMONG

                         ATLANTIC PREMIUM BRANDS, LTD.,
                              CARLTON FOODS CORP.,
                                  PREFCO CORP.,
                         RICHARDS CAJUN FOODS CORP., AND
                               POTTER SAUSAGE CO.,

                             MERRILL LYNCH CAPITAL,
          A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.,
                            AS AGENT AND AS A LENDER

                                       AND

                             THE ADDITIONAL LENDERS
                         FROM TIME TO TIME PARTY HERETO

                              [MERRILL LYNCH LOGO]

                                TABLE OF CONTENTS

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                                                                            Page
                                                                            ----
ARTICLE 1 DEFINITIONS .........................................................1
     Section 1.1    Certain Defined Terms......................................1
     Section 1.2    Accounting Terms and Determinations.......................18
     Section 1.3    Other Definitional Provisions.............................19

ARTICLE 2 LOANS AND LETTERS OF CREDIT.........................................19
     Section 2.1    Term Loans................................................19
     Section 2.2    Revolving Loans...........................................22
     Section 2.3    Interest, Interest Calculations and Certain Fees..........24
     Section 2.4    Notes.....................................................27
     Section 2.5    Letters of Credit and Letter of Credit Fees...............27
     Section 2.6    General Provisions Regarding Payment; Loan Account........30
     Section 2.7    Maximum Interest..........................................31
     Section 2.8    Taxes.....................................................31
     Section 2.9    Ancillary Services........................................33
     Section 2.10   Appointment of Borrower Representative....................33
     Section 2.11   Joint and Several Liability...............................34
     Section 2.12   Replacement of Lenders....................................35

ARTICLE 3 REPRESENTATION AND WARRANTIES.......................................36
     Section 3.1    Existence and Power.......................................36
     Section 3.2    Organization and Governmental Authorization;
                    No Contravention..........................................36
     Section 3.3    Binding Effect............................................37
     Section 3.4    Capitalization............................................37
     Section 3.5    Financial Information.....................................37
     Section 3.6    Litigation................................................38
     Section 3.7    Ownership of Property.....................................38
     Section 3.8    No Default................................................38
     Section 3.9    Labor Matters.............................................39
     Section 3.10   Regulated Entities........................................39
     Section 3.11   Margin Regulations........................................39
     Section 3.12   Compliance With Laws......................................39
     Section 3.13   Taxes.....................................................39
     Section 3.14   Compliance with ERISA.....................................40
     Section 3.15   Brokers...................................................40
     Section 3.16   Related Transactions......................................41
     Section 3.17   Employment, Equityholders and Subscription Agreements.....41
     Section 3.18   Compliance with Environmental Requirements;
                    No Hazardous Materials....................................41
     Section 3.19   Intellectual Property.....................................42
     Section 3.20   Real Property Interests...................................42
     Section 3.21   Solvency..................................................42
     Section 3.22   Full Disclosure...........................................43

     Section 3.23   Texas Traditions..........................................43

ARTICLE 4 AFFIRMATIVE COVENANTS...............................................43
     Section 4.1    Financial Statements and Other Reports....................43
     Section 4.2    Payment and Performance of Obligations....................48
     Section 4.3    Conduct of Business and Maintenance of Existence..........48
     Section 4.4    Maintenance of Property; Insurance........................48
     Section 4.5    Compliance with Laws......................................49
     Section 4.6    Inspection of Property, Books and Records.................50
     Section 4.7    Use of Proceeds...........................................50
     Section 4.8    Lenders' Meetings.........................................50
     Section 4.9    Hazardous Materials; Remediation..........................50
     Section 4.10   Further Assurances........................................51
     Section 4.11   PASA Matters..............................................51
     Section 4.12   Texas Traditions..........................................51

ARTICLE 5 NEGATIVE COVENANTS..................................................51
     Section 5.1    Debt......................................................51
     Section 5.2    Liens.....................................................52
     Section 5.3    Restricted Distributions..................................53
     Section 5.4    Restrictive Agreements....................................53
     Section 5.5    Payments and Modifications of Subordinated Debt...........54
     Section 5.6    Consolidations, Mergers and Sales of Assets...............54
     Section 5.7    Purchase of Assets, Investments...........................54
     Section 5.8    Transactions with Affiliates..............................55
     Section 5.9    Modification of Organizational Documents..................55
     Section 5.10   Fiscal Year...............................................55
     Section 5.11   Conduct of Business.......................................55
     Section 5.12   Investor Fees.............................................55
     Section 5.13   Lease Payments............................................56
     Section 5.14   Bank Accounts.............................................56
     Section 5.15   Environmental Matters.....................................56

ARTICLE 6 ACCOUNTS AND INVENTORY REPRESENTATIONS,  WARRANTIES,
COVENANTS AND AGREEMENTS......................................................56
     Section 6.1    Accounts and Account Collections..........................57
     Section 6.2    Inventory.................................................59

ARTICLE 7 FINANCIAL COVENANTS.................................................59
     Section 7.1    Capital Expenditures......................................59
     Section 7.2    Fixed Charge Coverage Ratio...............................60
     Section 7.3    Senior Leverage Ratio.....................................60

ARTICLE 8 CONDITIONS .........................................................61
     Section 8.1    Conditions to Closing.....................................61
     Section 8.2    Conditions to Each Loan and Support Agreement.............62

ARTICLE 9 EVENTS OF DEFAULT...................................................62
     Section 9.1    Events of Default.........................................62
     Section 9.2    Acceleration and Suspension or Termination of
                    Revolving Loan Commitment.................................65
     Section 9.3    Cash Collateral...........................................65
     Section 9.4    Default Rate of Interest and Suspension of
                    LIBOR Rate Options........................................65
     Section 9.5    Setoff Rights.............................................66
     Section 9.6    Application of Proceeds...................................66

ARTICLE 10 EXPENSES, INDEMNITY, TAXES AND RIGHT TO PERFORM....................67
     Section 10.1   Expenses..................................................67
     Section 10.2   Indemnity.................................................67
     Section 10.3   Taxes.....................................................68
     Section 10.4   Right to Perform..........................................68

ARTICLE 11 AGENT .............................................................68
     Section 11.1   Appointment and Authorization.............................68
     Section 11.2   Agent and Affiliates......................................69
     Section 11.3   Action by Agent...........................................69
     Section 11.4   Consultation with Experts.................................69
     Section 11.5   Liability of Agent........................................69
     Section 11.6   Indemnification...........................................70
     Section 11.7   Right to Request and Act on Instructions..................70
     Section 11.8   Credit Decision...........................................70
     Section 11.9   Collateral Matters........................................71
     Section 11.10  Agency for Perfection.....................................71
     Section 11.11  Notice of Default.........................................71
     Section 11.12  Successor Agent...........................................72
     Section 11.13  Disbursements of Revolving Loans; Payment.................72

ARTICLE 12 MISCELLANEOUS......................................................74
     Section 12.1   Survival..................................................74
     Section 12.2   No Waivers................................................74
     Section 12.3   Notices...................................................75
     Section 12.4   Severability..............................................75
     Section 12.5   Amendments and Waivers....................................75
     Section 12.6   Assignments; Participations...............................76
     Section 12.7   Headings..................................................77
     Section 12.8   Confidentiality...........................................77
     Section 12.9   GOVERNING LAW; SUBMISSION TO JURISDICTION.................78
     Section 12.10  WAIVER OF JURY TRIAL......................................78
     Section 12.11  Publication; Advertisement................................79
     Section 12.12  Counterparts; Integration.................................79

                              ANNEXES AND EXHIBITS

ANNEXES

Annex A          -        Commitment Annex
Annex B          -        Closing Checklist

EXHIBITS

Exhibit A        -        Assignment Agreement
Exhibit B        -        Excess Cash Flow Certificate
Exhibit C        -        Compliance Certificate
Exhibit D        -        Borrowing Base Certificate
Exhibit E        -        Notice of Borrowing

                                CREDIT AGREEMENT

            CREDIT AGREEMENT dated as of November 20, 2002 among Atlantic Premium Brands, Ltd. ("ATLANTIC"), a Delaware corporation, Carlton Foods Corp. ("CARLTON"), a Delaware corporation, Prefco Corp. ("PREFCO"), a Delaware corporation, Richards Cajun Food Corp. ("RICHARDS"), a Delaware corporation and Potter Sausage Co. ("POTTER"), a Delaware corporation (Atlantic, Carlton, Prefco, Richards and Potter each as a Borrower), the financial institutions from time to time parties hereto, each as a Lender, and MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., individually as a Lender and as Agent.

                                    RECITALS:

            WHEREAS, Borrowers desire that Lenders extend certain term credit and working capital facilities to provide working capital financing for each Borrower and to provide funds for other general business purposes of each Borrower; and

            WHEREAS, each Borrower desires to secure all of its Obligations under the Financing Documents by granting to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon all of its personal and real property, including without limitation all of the outstanding capital stock or other equity securities, as applicable, of each Subsidiary; and

            WHEREAS, each Subsidiary of each Borrower is willing to guaranty all of the Obligations of each Borrower to Lenders under the Financing Documents, and to grant to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon all of its personal and real property;

            NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Lenders and Agent agree as follows:

                                   ARTICLE 1
                                   DEFINITIONS

            Section 1.1 Certain Defined Terms.

            The following terms have the following meanings:

            "ACCOUNTS" means "accounts" (as defined in Article 9 of the UCC) of each Borrower and the Subsidiaries, including without limitation any and all rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance, in each case, for purposes of calculating the Borrowing Base, net of any credits, rebates or offsets owed by such Borrower or Subsidiary to the respective customer.

            "ACCOUNT DEBTOR" means "account debtor", as defined in Article 9 of the UCC.

            "AFFILIATE" means with respect to any Person (i) any Person that directly or indirectly controls such Person, (ii) any Person which is controlled by or is under common control with such controlling Person and (iii) in the case of an individual, the parents, descendants, siblings and spouse of such individual. As used in this definition, the term "CONTROL" of a Person means the possession, directly or indirectly, of the power to vote ten percent (10%) or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "AGENT" means Merrill Lynch in its capacity as agent for Lenders hereunder, as such capacity is established and subject to the provisions of
Article 11 and the successors of Merrill Lynch in such capacity.

            "AGENT ADVANCES" has the meaning set forth in Section 2.2(a)(ii).

            "AGREEMENT" means this Credit Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time.

            "ANCILLARY SERVICES" means any service or facility (other than any Debt and/or Letter of Credit facility) extended to any Borrower or any Subsidiary on a consensual basis by any Designated Lender Affiliate in reliance on the agreement of a Lender to indemnify such Designated Lender Affiliate in respect of such service or facility.

            "ASSET DISPOSITION" means any sale, lease, license or other consensual disposition by any Credit Party of any asset, but excluding (i) dispositions of Inventory in the ordinary course of business, and (ii) dispositions of Cash Equivalents.

            "ASSIGNEE" has the meaning set forth in Section 12.6(a).

            "ASSIGNMENT AGREEMENT" means an agreement substantially in the form of Exhibit A hereto.

            "BLOCKED ACCOUNT" has the meaning set forth in Section 6.1(d).

            "BORROWERS" mean collectively, Atlantic, Carlton, Prefco, Richards and Potter.

            "BORROWER REPRESENTATIVE" means Atlantic in its capacity as Borrower Representative pursuant to the provisions of Section 2.11, or any successor Borrower Representative selected by Borrowers and approved by Agent.

            "BORROWER'S ACCOUNT" means the account specified on the signature pages hereof below each Borrower's name into which Loans (other than Agent Advances, which shall be disbursed by Agent in a manner permitted by Section 2.2(a)(ii)) shall, absent other written instructions, be made, or such other account as such Borrower may specify by written notice to Agent.

            "BORROWING BASE" means, as of any date of calculation, a dollar amount calculated pursuant to the Borrowing Base Certificate most recently delivered to Agent in accordance with the terms hereof, equal to the sum of 85% of Eligible Accounts plus the lesser of (i) $4,250,000 and (ii) 65% of Eligible Inventory and minus Reserves then established by Agent.

            "BORROWING BASE CERTIFICATE" means a certificate, duly executed by a Responsible Officer of Borrower Representative, appropriately completed and substantially in the form of Exhibit D hereto.

            "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which either the New York Stock Exchange is closed, or on which commercial banks in Chicago are authorized by law to close and, in the case of a Business Day which relates to a LIBOR Loan, a day on which dealings are carried on in the London interbank eurodollar market.

            "CAPITAL EXPENDITURES" has the meaning provided in the Compliance Certificate.

            "CAPITAL LEASE" of any Person means any lease of any property by such Person as lessee that would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.

            "CASH EQUIVALENTS" means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by Standard & Poor's Ratings Service and P-1 by Moody's Investors Services, Inc.,
(iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any State thereof and has capital, surplus and undivided profits aggregating at least $500,000,000 and which issues (or the parent of which issues) certificates of deposit or commercial paper with a rating described in clause (ii) above, (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above, provided in each case that such Investment matures within one year from the date of acquisition thereof by any Credit Party, or (v) any money market or mutual fund of which at least 95% of its investments are in the foregoing types of investments and the liquidity of which is reasonably satisfactory to Agent.

            "CLOSING CHECKLIST" means Annex B to this Agreement.

            "CLOSING DATE" means the date of this Agreement.

            "CODE" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

            "COLLATERAL" means all property, now existing or hereafter acquired, mortgaged or pledged to, or purported to be subjected to a Lien in favor of, Agent, for the benefit of Agent and Lenders, pursuant to the Security Documents.

            "COMMITMENT ANNEX" means Annex A to this Agreement.

            "COMMITMENT EXPIRY DATE" means November 20, 2007.

            "COMPLIANCE CERTIFICATE" means a certificate, duly executed by a Responsible Officer of Borrower Representative, appropriately completed and substantially in the form of Exhibit C hereto.

            "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other Person the accounts of which would be consolidated with those of Atlantic in its consolidated financial statements if such statements were prepared as of such date.

            "CONSULTING AGREEMENT" means the Consulting Agreement of even date herewith between Atlantic and Sterling Advisors, L.P.

            "CONTINUING DIRECTOR" means a director who either is a member of Atlantic's board of directors on the date hereof or who became a director subsequent to such date and whose election was duly approved by a majority of the Continuing Directors then on the board of directors of Atlantic.

            "CONTROLLED GROUP" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control that, together with any Borrower, are treated as a single employer under Section 414 of the Code or
Section 4001 of ERISA.

            "CREDIT EXPOSURE" means any period of time during which the Revolving Loan Commitment is outstanding or any Loan, Reimbursement Obligation or other monetary Obligation remains unpaid or any Letter of Credit or Support Agreement remains outstanding; provided, that no Credit Exposure shall be deemed to exist solely due to the existence of contingent indemnification liability, absent the assertion of a claim with respect thereto.

            "CREDIT PARTY" means each Borrower and each Subsidiary (other than Atlantic's Subsidiary, Texas Traditions, Inc., a Delaware corporation).

            "DEBT" of a Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising and paid in the ordinary course of business, (iv) all Capital Leases of such Person, (v) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all equity securities of such Person subject to repurchase or redemption otherwise than at the sole option of such Person,

(vii) all obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (viii) "earnouts" and similar payment obligations and (ix) all Debt of others Guaranteed by such Person in the amount of such Guarantees.

            "DEFAULT" means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

            "DEFAULTED LENDER" means, so long as such failure shall remain in existence and uncured, any Lender which shall have failed to make any Loan or other credit accommodation, disbursement or reimbursement required pursuant to the terms of any Financing Documents.

            "DEPOSIT ACCOUNT" means a "deposit account" (as defined in Article 9 of the UCC) of any Borrower or any of its Subsidiaries.

            "DEPOSIT ACCOUNT CONTROL AGREEMENT" means an agreement, in form and substance reasonably satisfactory to Agent, among Agent, any Borrower or a Subsidiary of any Borrower maintaining a Deposit Account at any bank, and such bank, which agreement provides that (x) such bank shall comply with instructions originated by Agent directing disposition of the funds in such Deposit Account without further consent by such Borrower or such Subsidiary (as applicable), and
(y) such bank shall agree that it shall have no Lien on, or right of setoff against, such Deposit Account or the contents thereof, other than in respect of commercially reasonable fees and other items expressly consented to by Agent, and containing such other terms and conditions as Agent may reasonably require, including as to any such agreement pertaining to any Blocked Account, providing that all items received or deposited in such Blocked Account are the property of Agent, and that such bank shall wire, or otherwise transfer, in immediately available funds, on a daily basis to the Payment Account all funds received or deposited into such Blocked Account.

            "DESIGNATED LENDER AFFILIATES" means any Affiliate of Agent or any Lender that (i) from time to time makes Ancillary Services available to any Borrower or any Subsidiary and (ii) in the case of an Affiliate of a Lender other than Merrill Lynch, is expressly identified in writing by Agent, in its sole discretion, as a Designated Lender Affiliate.

            "EBITDA" has the meaning provided in the Compliance Certificate.

            "ELIGIBLE ACCOUNTS" has the meaning provided in the Borrowing Base Certificate; provided, that Agent may, from time to time, in the exercise of its reasonable credit judgment, change the criteria for Eligible Accounts set forth in the Borrowing Base Certificate, effective following written notice thereof by Agent to Borrower Representative (except that during the existence of an Event of Default, such changes shall be effective upon Agent's determination, which will be promptly communicated to Borrower Representative in writing) based on either: (i) an event, condition or other circumstance arising after the Closing Date, or (ii) an event, condition or other circumstance existing on the Closing Date to the extent Agent has no written notice thereof from a Credit Party prior to the Closing Date, in either case under clause (i) or (ii) which adversely affects or, in the judgment of Agent, could reasonably be expected to adversely affect the Accounts as determined by Agent in the exercise of its reasonable credit judgment. For purposes of this Agreement, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Agent's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

            "ELIGIBLE INVENTORY" has the meaning provided in the Borrowing Base Certificate; provided, that Agent may, from time to time, in the exercise of its reasonable credit judgment, change the criteria for Eligible Inventory set forth in the Borrowing Base Certificate, effective following written notice thereof by Agent to Borrower Representative (except that during the existence of an Event of Default, such changes shall be effective upon Agent's determination, which will be promptly communicated to Borrower Representative in writing), based on either: (i) an event, condition or other circumstance arising after the Closing Date, or (ii) an event, condition or other circumstance existing on the Closing Date to the extent Agent has no written notice thereof from a Credit Party prior to the Closing Date, in either case under clause (i) or (ii) which adversely affects or, in the judgment of Agent, could reasonably be expected to adversely affect the Inventory as determined by Agent in the exercise of its reasonable credit judgment. For purposes of this Agreement, the amount of Eligible Inventory shall be determined on a first-in, first-out, lower of cost or market basis in accordance with GAAP. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

            "ENVIRONMENTAL LAWS" means any and all federal, state and local statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions relating to the environment or the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Materials or wastes into the environment, including ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Materials or wastes or the clean-up or other remediation thereof.

            "EQUIPMENT" means, collectively, "equipment" and "fixtures" (as each term is defined in Article 9 of the UCC) of each Borrower and the Subsidiaries.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

            "EVENT OF DEFAULT" has the meaning set forth in Section 9.1.

            "EXCESS CASH FLOW" has the meaning provided in the Excess Cash Flow Certificate.

            "EXCESS CASH FLOW CERTIFICATE" means a certificate, duly executed by a Responsible Officer of Borrower Representative, appropriately completed and substantially in the form of Exhibit B hereto.

            "FEDERAL FUNDS RATE" means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (ii) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent.

            "FINANCING DOCUMENTS" means this Agreement, the Notes, the Security Documents, the Information Certificate, any fee letter among Merrill Lynch and any of the Borrowers relating to the transactions contemplated hereby and all other documents, instruments and agreements contemplated herein or thereby and executed concurrently herewith or at any time and from time to time hereafter, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

            "FISCAL YEAR" means a fiscal year of Borrowers, ending on December 31 of each calendar year.

            "FIXED CHARGE COVERAGE RATIO" has the meaning provided in the Compliance Certificate.

            "FOREIGN LENDER" means a Lender that is organized under the laws of a jurisdiction other than the United States of America.

            "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

            "GROGAN SUBORDINATED DEBT DOCUMENTS" means the Subordinated Non-Negotiable Promissory Note due February 15, 2008 issued on the date hereof by Grogan's to Bobby L. Grogan and Betty R. Grogan, each other agreement, instrument and document evidencing or relating to the foregoing, and the Subordination Agreement of even date herewith among Grogan's, Bobby L. Grogan, Betty R. Grogan, Sterling and Agent.

            "GROGAN-DAVIS SUBORDINATED DEBT DOCUMENTS" means the Subordinated Non-Negotiable Promissory Note due December 31, 2003 issued on November 15, 1996 by Grogan's to Jefferson Davis and Roger Davis, each other agreement, instrument and document evidencing or relating to the foregoing, and the Subordination Agreement of even date herewith among Grogan's, Jefferson Davis, Roger Davis, Sterling and Agent.

            "GROGAN'S" means Grogan's Farm, Inc., a Delaware corporation.

            "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, by agreement to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "HAZARDOUS MATERIALS" means (i) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, (ii) asbestos, (iii) polychlorinated biphenyls, (iv) petroleum, its derivatives, by-products and other hydrocarbons, and (v) any other toxic, radioactive, caustic or otherwise hazardous substance regulated under Environmental Laws.

            "HAZARDOUS MATERIALS CONTAMINATION" means contamination of the improvements, buildings, facilities, personality, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.

            "INDEMNITEES" has the meaning set forth in Section 10.2.

            "INFORMATION CERTIFICATE" means that certain Information Certificate of even date herewith executed by Borrowers and delivered to Agent.

            "INTELLECTUAL PROPERTY" means, with respect to any Person, all patents, trademarks, trade names, copyrights, technology, know-how and processes, and all applications therefor, used in or necessary for the conduct of business by such Person.

            "INTERCOMPANY LOANS" has the meaning set forth in Section 2.10.

            "INTEREST PERIOD" means, as to any LIBOR Loan, the period commencing on the date such Loan is borrowed or continued as, or converted into, a LIBOR Loan and ending on the date one (1), two (2), three (3) or six (6) months thereafter, as selected by a Borrower pursuant to Section 2.3(e); provided, that: (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day; (b) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; (c) no Borrower may select any Interest Period for a Revolving Loan which would extend beyond the Commitment Expiry Date; and (d) no Borrower may select any Interest Period for a Term Loan if, after giving effect to such selection, the aggregate principal amount of such Term Loan having Interest Periods ending after any date on which an installment of such Term Loan is scheduled to be repaid would exceed the aggregate principal amount of such Term Loan scheduled to be outstanding after giving effect to such repayment.

            "INVENTORY" means "inventory" (as defined in Article 9 of the UCC) of each Borrower and the Subsidiaries.

            "INVESTMENT" means any investment in any Person, whether by means of acquiring or holding securities, capital contribution, loan, time deposit, advance, Guarantee or otherwise.

            "INVESTOR" means, collectively, the Persons identified as such on the Information Certificate.

            "LC ISSUER" means a bank or trust company acceptable to Merrill Lynch, as issuer of one or more Letters of Credit outstanding at any time.

            "LENDER" means each of (i) Merrill Lynch, (ii) each other financial institution party hereto, (iii) each other Person that becomes a holder of a Note pursuant to Section 12.6, (iv) Agent, to the extent of any Agent Advances and other Revolving Loans made by Agent which have not been settled among Lenders pursuant to Section 11.13, and (v) the respective successors of all of the foregoing, and Lenders means all of the foregoing. In addition to the foregoing, for the purpose of identifying the Persons entitled to share in the Collateral and the proceeds thereof under, and in accordance with the provisions of, this Agreement and the Security Documents, the term "Lender" shall include Designated Lender Affiliates.

            "LETTER OF CREDIT" means a standby or commercial letter of credit issued for the account of any Borrower by an LC Issuer which expires by its terms within one year after the date of issuance and in any event at least thirty (30) days prior to the Commitment Expiry Date. Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiry date for one or more successive one (1) year periods provided that the LC Issuer that issued such Letter of Credit has the right to terminate such Letter of Credit on each such annual expiration date and no renewal term may extend the term of the Letter of Credit to a date that is later than the thirtieth (30th) day prior to the Commitment Expiry Date.

            "LETTER OF CREDIT LIABILITIES" means, at any time of calculation, the sum of (i) the amount then available for drawing under all outstanding Letters of Credit (without regard to whether any conditions to drawing thereunder can then be met), to the extent subject to a Support Agreement plus
(ii) the aggregate unpaid amount of all reimbursement obligations in respect of previous drawings made under such Letters of Credit, to the extent subject to a Support Agreement.

            "LIBOR" means, with respect to any LIBOR Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to (i) the rate of interest which is identified and normally published by Bloomberg Professional Service Page BBAM 1 as the offered rate for loans in U.S. dollars for the applicable Interest Period under the caption British Bankers Association LIBOR Rates as of 11:00 a.m. (London time), on the second full Business Day next preceding the first day of such Interest Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by (ii) the sum of one minus the daily average during such Interest Period of the aggregate maximum reserve requirement (expressed as a decimal) then imposed under Regulation D of the Board of Governors of the Federal Reserve System (or any successor thereto) for "Eurocurrency Liabilities" (as defined therein). If Bloomberg Professional Service no longer reports the LIBOR or Agent determines in good faith that the rate so reported no longer accurately reflects the rate available to Agent in the London Interbank Market or if such index no longer exists or if Page BBAM 1 no longer exists or accurately reflects the rate available to Agent in the London Interbank Market, Agent may select a reasonably comparable replacement index or replacement page, as the case may be.

            "LIBOR LOANS" means any Loans, which accrue interest by reference to the LIBOR, in accordance with the terms of this Agreement.

            "LIBOR MARGIN" means 3.00% per annum with respect to the Revolving Loans and other Obligations (other than Term Loan A and Term Loan B), 3.25% per annum with respect to Term Loan A and 3.75% per annum with respect to Term Loan B.

            "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement and the other Financing Documents, any Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

            "LOAN ACCOUNT" has the meaning set forth in Section 2.6(b).

            "LOANS" means Term Loan A, Term Loan B and the Revolving Loans, or any combination of the foregoing, as the context may require.

            "MAJOR CASUALTY PROCEEDS" means (i) the aggregate insurance proceeds received in connection with one or more related events under any Property Insurance Policy or (ii) any award or other compensation with respect to any condemnation of property (or any transfer or disposition of property in lieu of condemnation), in each case less (a) any out-of-pocket expenses reasonably incurred by the applicable Credit Party in connection therewith, including fees and expenses of any outside claims consultant or advocate hired by a Credit Party in connection with the evaluation, filing and settlement of any related insurance claim, (b) the amount of any Debt secured by a Lien on the related asset and discharged from the proceeds of such event and (c) any taxes paid or payable by the applicable Credit Party in respect of such event.

            "MARGIN STOCK" has the meaning assigned thereto in Regulation U of the Federal Reserve Board.

            "MATERIAL ADVERSE EFFECT" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (i) the financial condition, operations, business, properties or prospects of the Credit Parties, taken as a whole, (ii) the rights and remedies of Agent or Lenders under any Financing Document, or the ability of any Credit Party to perform any of its obligations under any Financing Document to which it is a party, (iii) the legality, validity or enforceability of any Financing Document, or (iv) the existence, perfection or priority of any security interest granted in any Financing Document, or the value of, any material Collateral.

            "MAXIMUM LAWFUL RATE" has the meaning set forth in Section 2.7(b).

            "MERRILL LYNCH" means Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., and its successors.

            "MULTIEMPLOYER PENSION PLAN" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Borrower or any member of the Controlled Group may have any liability.

            "NET BORROWING AVAILABILITY" has the meaning provided in the Borrowing Base Certificate.

            "NET CASH PROCEEDS" means, with respect to any transaction or event, an amount equal to the cash proceeds received by the Credit Party from or in respect of such transaction or event (including proceeds of any non-cash proceeds of such transaction), less (i) any out-of-pocket expenses reasonably incurred by such Person in connection therewith and (ii) in the case of an Asset Disposition, the amount of any Debt secured by a Lien on the related asset and discharged from the proceeds of such Asset Disposition and any taxes paid or payable by such Person in respect of such Asset Disposition.

            "NOTES" means the Term Notes A, the Term Notes B and the Revolving Loan Notes, or any combination of the foregoing, as the context may require.

            "NOTICE OF BORROWING" means a written notice of a Responsible Officer of Borrower Representative, appropriately completed and substantially in the form of Exhibit E hereto.

            "NOTICE OF LC CREDIT EVENT" means a written notice from a Responsible Officer of Borrower Representative to Agent with respect to any issuance, increase or extension of a Letter of Credit specifying: (i) the date of issuance or increase of a Letter of Credit; (ii) the expiry date of such Letter of Credit; (iii) the proposed terms of such Letter of Credit, including the face amount; and (iv) the transactions or additional transaction or transactions that are to be supported or financed with such Letter of Credit or increase thereof.

            "OBLIGATIONS" means all obligations, liabilities and indebtedness (including post-petition interest, whether or not allowed) of each Credit Party under this Agreement or any other Financing Document, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due. The Obligations shall include, without limitation, all obligations, liabilities and indebtedness arising from or in connection with all Support Agreements and all Ancillary Services.

            "OPERATIVE DOCUMENTS" means the Financing Documents and the Subordinated Debt Documents.

            "ORGANIZATIONAL DOCUMENTS" means, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Person (such as by-laws, a partnership agreement or an operating, limited liability or members agreement).

            "OTHER OFFICER" means any financial officer, division president or chief operating officer of the applicable Borrower or other Credit Party.

            "PARTICIPANT" has the meaning set forth in Section 12.6(b).

            "PASA" means the Packers and Stockyards Act of 1921, as amended from time to time, and any successor statute.

            "PASA LIEN" means a Lien securing the liabilities of any Borrower to unpaid cash sellers of livestock.

            "PASA RESERVE" means a reserve equal to the amount, if any, by which the aggregate unpaid amount of the liabilities of Borrowers to unpaid cash sellers of livestock at such time exceeds the sum of (i) the aggregate available or undrawn amount of any PASA Security and (ii) the aggregate amount drawn in respect of PASA Security and not yet paid to cash sellers of livestock.

            "PASA SECURITY" means collectively, (i) cash collateral posted by Borrower to the issuer of any letters of credit from time to time as security for a Borrower's obligations under PASA, (ii) any Support Agreements issued hereunder from time to time as security for surety bonds issued to secure a Borrower's obligations under PASA and (iii) Support Agreements issued hereunder from time to time as security for a Borrower's obligations under PASA.

            "PAYMENT ACCOUNT" means the account specified on the signature pages hereof into which all payments by or on behalf of each Borrower to Agent under the Financing Documents shall be made, or such other account or accounts as Agent shall from time to time specify by notice to Borrowers.

            "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

            "PENSION PLAN" means any "employee benefit pension plan", as such term is defined in Section 3(1) of ERISA, and any "employee welfare benefit plan", as such term is defined in Section 3(2) of ERISA, in each case which is subject to Title IV of ERISA (other than a Multiemployer Pension Plan), and to which any Borrower or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

            "PERMITTED CONTEST" means a contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; provided that compliance with the obligation that is the subject of such contest is effectively stayed during such challenge.

            "PERMITTED LIENS" means Liens permitted pursuant to Section 5.2.

            "PERSON" means any natural person, corporation, limited liability company, professional association, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any government or agency or political subdivision thereof.

            "PREFCO SUBORDINATED DEBT DOCUMENTS" means the two Subordinated Non-Negotiable Promissory Notes due February 15, 2008 issued on the date hereof by Prefco and Atlantic to Allen Pauly and Franklin Roth, respectively, each other agreement, instrument and document evidencing or relating to the foregoing, and the Subordination Agreement of even date herewith by Atlantic, Prefco, Allen Pauly, Franklin Roth, Sterling and Agent.

            "PRIME RATE" means a variable per annum rate, as of any date of determination, equal to the greater of (i) the Federal Funds Rate plus one-half of one percent

(0.50%) per annum and (ii) the rate from time to time published in the "Money Rates" section of The Wall Street Journal as being the "Prime Rate" (or, if more than one rate is published as the Prime Rate, then the highest of such rates). The Prime Rate will change as of the date of publication in The Wall Street Journal of a Prime Rate that is different from that published on the preceding Business Day. In the event that The Wall Street Journal shall, for any reason, fail or cease to publish the Prime Rate, Agent shall choose a reasonably comparable index or source to use as the basis for the Prime Rate.

            "PRIME RATE LOANS" means Loans, which accrue interest by reference to the Prime Rate, in accordance with the terms of this Agreement.

            "PRIME RATE MARGIN" means 1.25% per annum with respect to the Revolving Loans and other Obligations (other than Term Loan A and Term Loan B), 1.50% per annum with respect to Term Loan A and 2.00% per annum with respect to Term Loan B.

            "PROPERTY INSURANCE POLICY" means any insurance policy maintained by any Credit Party covering losses with respect to tangible real or personal property or improvements or losses from business interruption.

            "PRO RATA SHARE" means (i) with respect to a Lender's right to receive payments of principal and interest with respect to Term Loan A, the Term Loan A Commitment Percentage of such Lender, (ii) with respect to a Lender's right to receive payments of principal and interest with respect to Term Loan B, the Term Loan B Commitment Percentage of such Lender, (iii) with respect to a Lender's obligation to make Revolving Loans, such Lender's right to receive payments of principal and interest with respect thereto, such Lender's right to receive the unused line fee described in Section 2.3(b), and such Lender's obligation to share in Letter of Credit Liability and to receive the related Letter of Credit fee described in Section 2.5(b), the Revolving Loan Commitment Percentage of such Lender and (iv) for all other purposes (including without limitation the indemnification obligations arising under Section 11.6) with respect to any Lender, the percentage obtained by dividing (x) the sum of the Revolving Loan Commitment Amount of such Lender (or, in the event the Revolving Loan Commitment shall have been terminated, such Lender's then existing Revolving Loan Outstandings), plus such Lender's then outstanding principal amount of Term Loan A, plus such Lender's then outstanding principal amount of Term Loan B, by (y) the sum of the Revolving Loan Commitment (or, in the event the Revolving Loan Commitment shall have been terminated, the then existing Revolving Loan Outstandings of all Lenders), plus the then outstanding principal amount of Term Loan A, plus the then outstanding principal amount of Term Loan B.

            "REAL PROPERTY" means real property of any Borrower or any of the Subsidiaries, together with all buildings, structures and other improvements thereon, and all licenses, easements and appurtenances related thereto.

            "REIMBURSEMENT OBLIGATIONS" means, at any date, the obligations of each Borrower then outstanding to reimburse Merrill Lynch for payments made by Merrill Lynch under a Support Agreement.

            "REINVESTMENT RESERVE" has the meaning set forth in Section 2.1(d).

            "REQUIRED LENDERS" means at any time Lenders holding (i) sixty-six and two thirds percent (66 2/3%) or more of the sum of the Revolving Loan Commitment and the outstanding principal balance of the Term Loans (taken as a whole) or (ii) if the Revolving Loan Commitment has been terminated, sixty-six and two thirds percent (66 2/3%) or more of the sum of (x) the aggregate outstanding principal balance of the Loans plus (y) the aggregate amount of Reimbursement Obligations.

            "RESERVES" means such amounts as Agent may from time to time establish and revise, effective following written notice thereof by Agent to Borrower Representative (except that during the existence of an Event of Default, any changes shall be effective upon Agent's determination, which will be promptly communicated to Borrower Representative in writing), in each case in the exercise of its reasonable credit judgment, reducing the amount of Revolving Loans and Support Agreements which would otherwise be available to Borrowers under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Agent in the exercise of its reasonable credit judgment, adversely affect, or could reasonably be expected to adversely affect, any of: (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of any Credit Party or (iii) the Liens and other rights of Agent or any Lender in the Collateral (including the enforceability, perfection and priority thereof), (b) to reflect Agent's good faith belief that any collateral report or financial information furnished by or on behalf of any Credit Party to Agent is or may have been incomplete, inaccurate or misleading in any material respect, (c) to reflect accrued and unpaid interest and fees to the extent due and unpaid or to the extent Agent has a reasonable basis to believe that such Reserve is necessary to ensure payment of such amounts when due, (d) in an amount equal to 2 months' rent in respect of the leased locations in each of Northbrook, Illinois and Houston, Texas (6633 Portwest, Suite #160) and (e) in an amount equal to 3 months' charges in respect of each third party warehouse as to which the warehouseman has not waived or subordinated its lien on each Borrower's inventory located at such warehouse. To the extent Agent may, in accordance with any other terms hereof, establish new criteria or revise existing criteria for Eligible Accounts or Eligible Inventory, Agent shall not also establish a Reserve for the same purpose. The amount of any Reserve established by Agent shall have a reasonable relationship to the event, condition or other matter, which is the basis for such Reserve as determined by Agent in good faith. Without limitation of the foregoing, Agent (I) hereby establishes the PASA Reserve and (II) shall have the right to establish a Reserve for the amount by which the total dilution of Accounts exceeds five percent (5%), with dilution referring to all actual and potential offsets to an Account.

            "RESPONSIBLE OFFICER" means any of the Chairman of the Board, Chief Executive Officer or Chief Financial Officer of the applicable Borrower or other Credit Party.

            "RESTRICTED DISTRIBUTION" means as to any Person (i) any dividend or other distribution on any equity interest in such Person (except those payable solely in its equity interests of the same class) or (ii) any payment in the form of cash or Debt on account of (a) the purchase, redemption, retirement, defeasance, surrender or acquisition of any equity interests in such Person or any claim respecting the purchase of sale of any equity interest in such Person or (b) any option, warrant or other right to acquire any equity interests in such Person.

            "REVOLVING LOAN BORROWING" means a borrowing of a Revolving Loan.

            "REVOLVING LOAN COMMITMENT" means the sum of each Lender's Revolving Loan Commitment Amount, which is an amount equal to $8,500,000 (as the same may be reduced from time to time pursuant to this Agreement).

            "REVOLVING LOAN COMMITMENT AMOUNT" means, as to any Lender, the dollar amount set forth opposite such Lender's name on the Commitment Annex under the column "Revolving Loan Commitment Amount", or, if different, in the most recent Assignment Agreement to which such Lender is a party.

            "REVOLVING LOAN COMMITMENT PERCENTAGE" means, as to any Lender, the percentage set forth opposite such Lender's name on the Commitment Annex under the column "Revolving Loan Commitment Percentage", or, if different, in the most recent Assignment Agreement to which such Lender is a party.

            "REVOLVING LOAN LIMIT" means, at any time, the lesser of (i) the Borrowing Base, plus any Agent Advances and (ii) the Revolving Loan Commitment.

            "REVOLVING LOAN NOTE" has the meaning set forth in Section
2.4.

            "REVOLVING LOAN OUTSTANDINGS" means at any time of calculation the sum of the then existing aggregate outstanding principal amount of Revolving Loans and the then existing Letter of Credit Liabilities.

            "REVOLVING LOANS" has the meaning set forth in Section 2.2(a), and includes all Agent Advances.

            "RICHARDS SUBORDINATED DEBT DOCUMENTS" means the Subordinated Non-Negotiable Promissory Note due February 15, 2008 issued on the date hereof by Richards and Atlantic to J.L. Richard and Donna Marie Benoit Richard, each other agreement, instrument and document evidencing or relating to the foregoing and the Subordination Agreement of even date herewith among Atlantic, Richards, J.L. Richard, Donna Marie Benoit Richard, Sterling and Agent.

            "SECURITY DOCUMENTS" means any agreement, document or instrument executed concurrently herewith or at any time hereafter pursuant to which one or more Credit Parties or any other Person either (i) Guarantees payment or performance of all or any portion of the Obligations and/or (ii) provides, as security for all or any portion of the Obligations, a Lien on any of its assets in favor of Agent for its own benefit and the benefit of Lenders, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

            "SENIOR LEVERAGE RATIO" has the meaning provided in the Compliance Certificate.

            "SETTLEMENT DATE" has the meaning set forth in Section 11.13(b).

            "STATED RATE" has the meaning set forth in Section 2.7(b).

            "STERLING" means BOCP ABR Mezz, LLC, formerly known as Sterling BOCP, LLC.

            "STERLING SUBORDINATED DEBT DOCUMENTS" means the certain Amended and Substituted Senior Subordinated Note due December 31, 2007 issued on the date hereof by Borrowers in favor of Sterling, the certain Amended and Restated Security Agreement of even date herewith executed by each Borrower in favor of Sterling and each other agreement evidencing, securing or relating to the foregoing and the Subordination Agreement of even date herewith among Sterling, Borrowers and Agent.

            "SUBORDINATED DEBT" means, collectively, (i) Debt of Grogan's owing to Bobby L. Grogan and Betty R. Grogan in an original principal amount of $190,000 evidenced by the Grogan Subordinated Debt Documents, (ii) Debt of Grogan's owing to Jefferson Davis and Roger Davis in an original principal amount of $219,593 evidenced by the Grogan-Davis Subordinated Debt Documents,
(iii) Debt of Atlantic and Prefco owing to Franklin Roth and Allen Pauly in an aggregate original principal amount of $1,400,000 evidenced by the Prefco Subordinated Debt Documents, (iv) Debt of Atlantic and Richards owing to J.L. Richard and Donna Marie Benoit Richard in an original principal amount of $874,186.35 evidenced by the Richards Subordinated Debt Documents and (v) Debt of Borrowers owing to Sterling in an original principal amount of $709,048.89 evidenced by the Sterling Subordinated Debt Documents (in each case together with capitalized interest, fees, costs and other amounts, if any, payable thereunder).

            "SUBORDINATED DEBT DOCUMENTS" means, collectively, (i) the Grogan Subordinated Documents, (ii) the Grogan-Davis Subordinated Debt Documents, (iii) the Prefco Subordinated Documents, (iv) the Richards Subordinated Debt Documents and (v) the Sterling Subordinated Debt Documents.

            "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, limited partnership or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless otherwise specified, the term Subsidiary shall refer to a Subsidiary of a Borrower.

            "SUPPORT AGREEMENT" has the meaning set forth in Section 2.5(a).

            "TAXES" has the meaning set forth in Section 2.8.

            "TERM LOAN A" has the meaning set forth in Section 2.1.

            "TERM LOAN A COMMITMENT PERCENTAGE" means, as to any Lender, the percentage set forth opposite such Lender's name on the Commitment Annex under the column "Term Loan A Commitment Percentage", or, if different, in the most recent Assignment Agreement to which such Lender is a party.

            "TERM LOAN B" has the meaning set forth in Section 2.1.

            "TERM LOAN B COMMITMENT PERCENTAGE" means, as to any Lender, the percentage set forth opposite such Lender's name on the Commitment Annex under the column "Term Loan B Commitment Percentage", or, if different, in the most recent Assignment Agreement to which such Lender is a party.

            "TERM LOANS" means each of Term Loan A and Term Loan B.

            "TERM NOTE A" has the meaning set forth in Section 2.4.

            "TERM NOTE B" has the meaning set forth in Section 2.4.

            "TERMINATION DATE" has the meaning set forth in Section 2.2(c).

            "UCC" means the Uniform Commercial Code of the State of Illinois or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.

            Section 1.2 Accounting Terms and Determinations.

            Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including without limitation determinations made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP applied on a basis consistent (except for changes concurred with by Borrowers' independent public accountants) with the most recent audited consolidated financial statements of Atlantic and the applicable Consolidated Subsidiaries delivered to Agent and each Lender; provided that if (a) any Borrower shall object to determining compliance with the provisions of this Agreement on such basis by written notice delivered to Agent and Lenders at the time of delivery of required financial statements due to any change in GAAP or the rules promulgated with respect thereto or the application thereof or (b) Agent or the Required Lenders shall so object in writing by written notice delivered to Borrowers within sixty (60) days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by Borrowers to Lenders as to which no such objection shall have been made. All amounts used for purposes of financial calculations required to be made herein shall be without duplication.

            Section 1.3 Other Definitional Provisions.

            References in this Agreement to "Articles", "Sections", "Annexes" or "Exhibits" shall be to Articles, Sections, Annexes or Exhibits of or to this Agreement unless otherwise specifically provided. Any term defined herein may be used in the singular or plural. "Include", "includes" and "including" shall be deemed to be followed by "without limitation". Except as otherwise specified herein, references to any Person include the successors and assigns of such Person. References "from" or "through" any date mean, unless otherwise specified, "from and including" or "through and including", respectively. References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations.

                                   ARTICLE 2
                           LOANS AND LETTERS OF CREDIT

            Section 2.1 Term Loans.

            (a) Term Loan Amounts. On the terms and subject to the conditions set forth herein, each Lender severally agrees to make the following Loans to
Borrowers:

                  (i) on the Closing Date, a term loan in an original principal amount equal to $5,660,000 ("TERM LOAN A"); and

                  (ii) on the Closing Date, a term loan in an original principal amount equal to $2,500,000 ("TERM LOAN B").

Each Term Loan shall be advanced by Lenders to Borrower Representative and allocated by Borrower Representative to Borrower Representative and the other Borrowers as Borrower Representative shall determine. Each Lender's obligation to fund the Term Loans shall be limited to such Lender's Term Loan A Commitment Percentage of Term Loan A, and such Lender's Term Loan B Commitment Percentage of Term Loan B, and no Lender shall have any obligation to fund any portion of any Term Loan required to be funded by any other Lender, but not so funded. No Borrower shall have any right to reborrow any portion of the Term Loans which are repaid or prepaid from time to time.

            (b) Intentionally omitted.

            (c) Scheduled Repayments. There shall become due and payable, and Borrowers shall repay the Term Loans through, scheduled payments on each date set forth below, each equal to the applicable installment amount set forth below (or, if less, the outstanding amount of the applicable Loan):

                               Term Loan A

              Date                            Installment Amount
              ----                            ------------------
       February 1, 2003                          $283,000.00

       May 1, 2003                               $283,000.00
       August 1, 2003                            $283,000.00
       November 1, 2003                          $283,000.00
       February 1, 2004                          $283,000.00
       May 1, 2004                               $283,000.00
       August 1, 2004                            $283,000.00
       November 1, 2004                          $283,000.00
       February 1, 2005                          $283,000.00
       May 1, 2005                               $283,000.00
       August 1, 2005                            $283,000.00
       November 1, 2005                          $283,000.00
       February 1, 2006                          $283,000.00
       May 1, 2006                               $283,000.00
       August 1, 2006                            $283,000.00
       November 1, 2006                          $283,000.00
       February 1, 2007                          $283,000.00
       May 1, 2007                               $283,000.00
       August 1, 2007                            $283,000.00
       November 1, 2007             Outstanding principal balance of Term
                                                    Loan A

                             Term Loan B

              Date                             Installment Amount
              ----                             ------------------
       November 1, 2007                            $2,500,000

Notwithstanding the payment schedules set forth above, the outstanding principal amount of Term Loan A and Term Loan B shall become immediately due and payable in full on the Termination Date.

            (d) Mandatory Prepayments. There shall become due and payable and Borrowers shall prepay the Term Loans (and the Revolving Loans, to the extent required by Section 2.1(f)(i) or (ii)) in the following amounts and at the following times:

                  (i) on the one hundred fifth (105th) day following the last day of each Fiscal Year, beginning with the Fiscal Year ending December 31, 2003, an amount equal to fifty percent (50%) of Excess Cash Flow for such Fiscal Year;

                  (ii) on the date on which any Credit Party (or Agent as loss payee or assignee) receives any payment which constitutes Major Casualty Proceeds, an amount equal to the amount of such payment; provided, that the recipient (other than Agent) of any payment which constitutes Major Casualty Proceeds may reinvest such payment within three hundred sixty (360) days, in replacement assets comparable to the assets giving rise to such payment; provided, that the aggregate amount which may be reinvested by the applicable

Borrower and its Subsidiaries pursuant to the preceding proviso may not exceed $500,000 in any Fiscal Year; provided, further, that if the applicable Credit Party does not intend to reinvest such payment, or if the time period set forth in this sentence expires without such Credit Party having reinvested such payment, Borrowers shall prepay the Loans in an amount equal to such payment;

                  (iii) promptly upon receipt by any Credit Party of the proceeds from the issuance and sale of any Debt or equity securities (other than (1) proceeds of Debt securities expressly permitted pursuant to Section 5.1, (2) proceeds of the issuance of equity securities by any Borrower received on or before the Closing Date, (3) proceeds from the issuance of equity securities to members of the management of any Credit Party and (4) proceeds of the issuance of equity securities to any Borrower or any Subsidiary), an amount equal to one hundred percent (100%) of the Net Cash Proceeds of such issuance and sale;

                  (iv) promptly upon receipt by any Credit Party of the proceeds of any Asset Disposition, an amount equal to one hundred percent (100%) of the Net Cash Proceeds of such Asset Disposition; provided, that no prepayment shall be required pursuant to this Section 2.1(d)(iv) unless and until the aggregate Net Cash Proceeds received during any Fiscal Year from Asset Dispositions, exceeds $250,000 (in which case all Net Cash Proceeds in excess of such amount shall be used to make prepayments pursuant to this Section 2.1(d)(iv)), and provided, that the recipient of such Net Cash Proceeds may reinvest such Net Cash Proceeds, within three hundred sixty (360) days, in replacement fixed assets of a kind then used or usable in the business of such Credit Party. If the applicable Credit Party does not intend to so reinvest such Net Cash Proceeds, or if the period set forth in the immediately preceding sentence expires without such Credit Party having reinvested such Net Cash Proceeds, Borrowers shall prepay the Loans in an amount equal to such Net Cash Proceeds; and

Any amounts permitted to be reinvested pursuant to the preceding clauses (ii) or
(iv) shall be immediately applied by the applicable Borrower as a prepayment against then outstanding Revolving Loans, and Agent shall establish a Reserve (the "REINVESTMENT RESERVE") against the Revolving Loan Limit in an amount equal to such permitted reinvestment amount. So long as no Event of Default then exists, Agent shall permit Revolving Loan Borrowings to finance the making of reinvestments permitted pursuant to the preceding clauses (ii) and (iv), and shall concurrently reduce the Reinvestment Reserve by an equivalent amount. Any remaining portion of the Reinvestment Reserve shall be reduced to zero (0) upon the expiration of the applicable reinvestment periods pursuant to the preceding clauses (ii) and (iv).

            (e) Optional Prepayments. Borrowers may from time to time, on at least one (1) Business Day's prior written notice to Agent specifying the date and amount of such prepayment, prepay any Term Loan in whole or in part; provided that any such partial prepayment shall be in an amount equal to $100,000 or a higher integral multiple of $25,000. No payment pursuant to this
Section 2.1(e) shall (except as reflected in any determination of Excess Cash
Flow), reduce the amount of any payment required by Section 2.1(d).

            (f) All Prepayments.

                  (i) Any prepayment of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to Section 2.3(e)(iv). All prepayments of a Loan shall be applied first to that portion of such Loan comprised of Prime Rate Loans and then to that portion of such Loan comprised of LIBOR Loans, in direct order of Interest Period maturities. Subject to the provisions of the immediately following clause (ii), all prepayments of Term Loans shall be applied first against Term Loan A, until paid in full, and thereafter against Term Loan B, in each case ratably to the remaining installments thereof. Following the payment in full of the Term Loans, any remaining amounts required by Section 2.1(d) to be used to prepay the Term Loans shall instead be applied as a repayment of the outstanding Revolving Loans pro rata among all Lenders having a Revolving Loan Commitment Percentage (without reducing the Revolving Loan Commitment).

                  (ii) Notwithstanding anything to the contrary in the immediately preceding clause (i), (A) Major Casualty Proceeds relating to the 2000 fire at Grogan's plant and consisting of proceeds of property insurance relating to Inventory and proceeds of business interruption insurance, shall be applied as a repayment of the outstanding Revolving Loans pro rata among all Lenders having a Revolving Loan Commitment Percentage (without reducing the Revolving Loan Commitment), and (B) all other Major Casualty Proceeds shall be allocated between outstanding Revolving Loans and the Term Loans in the same proportion as (1) the current market value of the Collateral consisting of cash and Inventory lost or damaged and giving rise to such Major Casualty Proceeds bears to (2) the current market value of all Collateral (other than cash and Inventory) lost or destroyed and giving rise to such Major Casualty Proceeds. Application of Major Casualty Proceeds allocated pursuant to the immediately preceding sentence shall otherwise be made in accordance with the provisions of
Section 2.1(f)(i).

                  (iii) Borrower Representative shall give prior written notice to Agent at least one (1) Business Day prior to each mandatory prepayment pursuant to Section 2.1(d) and each voluntary prepayment pursuant to Section 2.1(e) and Agent shall promptly notify each Lender of such notice.

            Section 2.2 Revolving Loans.

            (a) Revolving Loans and Borrowings.

                  (i) On the terms and subject to the conditions set forth herein, each Lender severally agrees to make Loans to each Borrower from time to time as set forth herein equal to such Lender's Revolving Loan Commitment Percentage of revolving loans ("REVOLVING LOANS") requested by such Borrower hereunder, provided that after giving effect thereto, the Revolving Loan Outstandings shall not exceed the Revolving Loan Limit. Within the foregoing limits, each Borrower may borrow under this Section 2.2(a)(i), prepay or repay Revolving Loans as required or permitted under this Section 2.2 and reborrow Revolving Loans pursuant to this Section 2.2(a)(i).

                  (ii) Subject to the limitations set forth in this Section 2.2(a)(ii), Agent is hereby authorized by Borrowers and Lenders, from time to time in Agent's sole discretion, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Section 8.2 have not been satisfied (including without limitation the condition precedent that the Revolving Loan Outstandings not exceed the Borrowing Base plus any other then outstanding Agent Advances), to make Revolving Loans to each Borrower on behalf of Lenders which Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the business conducted by each Borrower, the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, (3) to pay any amount chargeable to any Borrower pursuant to the terms of this Agreement, including required principal payments on Term Loans, interest payments and costs, fees and expenses as described in Section 10.1 and/or Section 10.4 or (4) to satisfy payment obligations under Support Agreements (any of the advances described in this Section 2.2(a)(ii) being hereafter referred to as "AGENT ADVANCES"); provided, that (i) Required Lenders may at any time revoke Agent's authorization to make Agent Advances, except Agent Advances applied in the manner described in the preceding clauses (3) and (4), any such revocation to be in writing and to become effective prospectively upon the Agent's receipt thereof, (ii) Agent Advances shall be made solely as Prime Rate Loans, (iii) the aggregate amount of Agent Advances outstanding at any time, exclusive of those made pursuant to the preceding clauses (3) and (4), shall not exceed $850,000 and (iv) Agent shall be prohibited from making Agent Advances to the extent the making thereof would cause the Revolving Loan Outstandings (inclusive of Agent Advances) to exceed the Revolving Loan Commitment.

            (b) Advancing Revolving Loans.

                  (i) A Borrower shall deliver to Agent a Notice of Borrowing with respect to each proposed Revolving Loan Borrowing (other than Agent Advances), such Notice of Borrowing to be delivered no later than noon (Chicago time) (i) on the day of such proposed borrowing, in the case of Prime Rate Loans in an aggregate principal amount equal to or less than $5,000,000, (ii) on the Business Day prior to such proposed borrowing, in the case of Prime Rate Loans in an aggregate principal amount greater than $5,000,000 and (iii) on the third
(3rd) Business Day prior to such proposed borrowing, in the case of all LIBOR Loans. Once given, except as provided in Section 2.3(e)(ii), a Notice of Borrowing shall be irrevocable and each Borrower shall be bound thereby. Each Revolving Loan Borrowing shall be advanced to the applicable Borrower's Account or as otherwise directed by such Borrower.

                  (ii) Each Borrower hereby authorizes Lenders and Agent to make Revolving Loans (other than LIBOR Loans) based on telephonic notices made by any Person which Agent, in good faith, believes to be acting on behalf of such Borrower. Each Borrower agrees to deliver to Agent a Notice of Borrowing in respect of each Revolving Loan requested by such Borrower by telephone no later than one Business Day following such request. If such Notice of Borrowing differs in any respect from the action taken by Agent and Lenders, the records of Agent and Lenders shall govern absent manifest error.

Each Borrower further hereby authorizes Lenders and Agent to make Revolving Loans based on electronic notices made by any Person which Agent, in good faith, believes to be acting on behalf of such Borrower, but only after Agent shall have established procedures acceptable to Agent for accepting electronic Notices of Borrowing, as indicated by Agent's written confirmation thereof.

            (c) Mandatory Revolving Loan Repayments and Prepayments.

                  (i) The Revolving Loan Commitment shall terminate upon the earlier to occur of (i) the Commitment Expiry Date and (ii) the date on which Agent or Required Lenders elect to terminate the Revolving Loan Commitment pursuant to Section 9.2 (such earlier date being the "TERMINATION DATE"), and there shall become due and Borrowers shall pay on the Termination Date, the entire outstanding principal amount of each Revolving Loan, together with accrued and unpaid interest thereon to but excluding the Termination Date.

                  (ii) If at any time the Revolving Loan Outstandings exceed the Revolving Loan Limit, then, on the next succeeding Business Day, Borrowers shall repay the Revolving Loans or cash collateralize Letter of Credit Liabilities in the manner specified in Section 2.5(e) or cancel outstanding Letters of Credit, or any combination of the foregoing, in an aggregate amount equal to such excess.

            Section 2.3 Interest, Interest Calculations and Certain Fees.

            (a) Interest. From and following the Closing Date, depending upon the applicable Borrower's election from time to time, subject to the terms hereof, to have portions of the Loans accrue interest determined by reference to the Prime Rate or the LIBOR, the Loans then outstanding and any other Obligations then due and payable shall bear interest at the applicable rates set forth below:

                  (i) If a Prime Rate Loan, or any other Obligation other than a LIBOR Loan, then at the sum of the Prime Rate plus the applicable Prime Rate Margin.

                  (ii) If a LIBOR Loan, then at the sum of the LIBOR plus the applicable LIBOR Margin.

            (b) Unused Line Fee. From and following the Closing Date, Borrowers shall pay Agent, for the benefit of all Lenders committed to make Revolving Loans, in accordance with their respective Pro Rata Shares, a fee in an amount equal to (1) (a) the Revolving Loan Commitment less (b) the average daily balance of the Revolving Loan Outstandings during the preceding month, multiplied by (2) one-half of one percent (0.50%) per annum. Such fee is to be paid monthly in arrears on the first day of each month.

            (c) Collateral Management Fee. On the Closing Date, and on each anniversary thereof, Borrowers shall pay Agent a fully earned and non-refundable collateral management fee in the amount of $16,000.

      (d) Computation of Interest and Related Fees. All interest and fees under each Financing Document shall be calculated on the basis of a 360-day year for the actual number of days elapsed. The date of funding of a Prime Rate Loan and the first day of an Interest Period with respect to a LIBOR Loan shall be included in the calculation of interest. The date of payment of a Prime Rate Loan and the last day of an Interest Period with respect to a LIBOR Loan shall be excluded from the calculation of interest. If a Loan is repaid on the same day that it is made, one (1) days' interest shall be charged. Interest on all Prime Rate Loans is payable in arrears on the first day of each month and on the maturity of such Loans, whether by acceleration or otherwise. Interest on LIBOR Loans shall be payable on the last day of the applicable Interest Period, unless the Interest Period is greater than three (3) months, in which case interest will be payable on the last day of each three (3) month interval. In addition, interest on LIBOR Loans is due on the maturity of such Loans, whether by acceleration or otherwise.

      (e) LIBOR Provisions.

            (i) LIBOR Election. All Loans made on the Closing Date shall be Prime Rate Loans and shall remain so until three (3) Business Days after the Closing Date. Thereafter, the applicable Borrower may request that Revolving Loans to be made be LIBOR Loans, that outstanding portions of Revolving Loans and outstanding portions of each Term Loan be converted to LIBOR Loans and that all or any portion of a LIBOR Loan be continued as a LIBOR Loan upon expiration of the applicable Interest Period. Any such request will be made by submitting a Notice of Borrowing to Agent. Once given, and except as provided in clause (ii) below, a Notice of Borrowing shall be irrevocable and Borrowers shall be bound thereby. Upon the expiration of an Interest Period, in the absence of a new Notice of Borrowing submitted to Agent not less than three (3) Business Days prior to the end of such Interest Period, the LIBOR Loan then maturing shall be automatically converted to a Prime Rate Loan. There may be no more than six (6) LIBOR Loans outstanding at any one time. Loans that are not requested as LIBOR Loans in accordance with this Section 2.3(e)(i) shall be Prime Rate Loans. Agent will notify Lenders, by telephonic or facsimile notice, of each Notice of Borrowing received by Agent not less than two (2) Business Days prior to the first day of the Interest Period of the LIBOR Loan requested thereby.

            (ii) Inability to Determine LIBOR. In the event, prior to commencement of any Interest Period relating to a LIBOR Loan, Agent shall determine or be notified in writing by Required Lenders that adequate and reasonable methods do not exist for ascertaining LIBOR, Agent shall promptly provide notice of such determination to Borrowers and Lenders (which shall be conclusive and binding on Borrowers and Lenders). In such event (1) any request for a LIBOR Loan or for a conversion to or continuation of a LIBOR Loan shall be automatically withdrawn and shall be deemed a request for a Prime Rate Loan, (2) each LIBOR Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Prime Rate Loan and (3) the obligations of Lenders to make LIBOR Loans shall be suspended until Agent or Required Lenders determine that the circumstances giving rise to such suspension no longer exist, in which event Agent shall so notify Borrowers and Lenders.

            (iii) Illegality. Notwithstanding any other provisions hereof, if any law, rule, regulation, treaty or directive or interpretation or application thereof shall make it unlawful for any Lender to make, fund or maintain LIBOR Loans, such Lender shall promptly give notice of such circumstances to Agent, Borrowers and the other Lenders. In such an event, (1) the commitment of such Lender to make LIBOR Loans or convert Prime Rate Loans to LIBOR Loans shall be immediately suspended and (2) such Lender's outstanding LIBOR Loans shall be converted automatically to Prime Rate Loans on the last day of the Interest Period thereof or at such earlier time as may be required by law.

            (iv) LIBOR Breakage Fee. Upon (i) any default by any Borrower in making any borrowing of, conversion into or continuation of any LIBOR Loan following any Borrower's delivery to Agent of any applicable Notice of Borrowing or (ii) any payment of a LIBOR Loan on any day that is not the last day of the Interest Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), Borrowers shall pay Agent, for the benefit of all Lenders that funded or were prepared to fund any such LIBOR Loan, an amount equal to the amount of any losses, expenses and liabilities (including, without limitation, any loss (including interest paid) in connection with the re-employment of such funds) that any Lender may sustain as a result of such default or such payment. For purposes of calculating amounts payable to a Lender under this paragraph, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at LIBOR in an amount equal to the amount of that LIBOR Loan and having a maturity and repricing characteristics comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection.

            (v) Increased Costs. If, after the Closing Date, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency issued within 90 days prior to the Closing Date or after the Closing Date: (i) shall impose, modify or deem applicable any reserve (including any reserve imposed by the Board of Governors of the Federal Reserve System, or any successor thereto, but excluding any reserve included in the determination of the LIBOR pursuant to the provisions of this Agreement), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender; or (ii) shall impose on any Lender any other condition affecting its LIBOR Loans, its Notes or its obligation to make LIBOR Loans; and the result of anything described in clauses (i) above and (ii) is to increase the cost to (or to impose a cost on) such Lender of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under its Notes with respect thereto, then upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Agent), Borrowers shall pay directly to such Lender such additional amount as will compensate such Lender for such increased cost or such reduction, so long as such amounts have accrued on or after the day which is one hundred eighty (180) days prior to the date on which such Lender first made demand therefor.

      (f) Capital Adequacy. If any Lender shall reasonably determine that any change in, or the adoption or phase-in of, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by any Lender or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such controlling Person's capital as a consequence of such Lender's obligations hereunder or under any Support Agreement to a level below that which such Lender or such controlling Person could have achieved but for such change, adoption, phase-in or compliance (taking into consideration such Lender's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Lender or such controlling Person to be material, then from time to time, upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Agent), Borrowers shall pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction, so long as such amounts have accrued on or after the day which is one hundred eighty (180) days prior to the date on which such Lender first made demand therefor.

      Section 2.4       Notes.

      The portion of Term Loan A made by each Lender shall be evidenced by a promissory note executed by Borrowers on a joint and several basis (a "TERM NOTE A"), the portion of Term Loan B made by each Lender shall be evidenced by a promissory note executed by Borrowers on a joint and several basis (a "TERM NOTE B") and the portion of the Revolving Loans made by each Lender shall be evidenced by a promissory note executed by Borrowers on a joint and several basis (a "REVOLVING LOAN NOTE") in an original principal amount equal to such Lender's Pro Rata Share of Term Loan A, Term Loan B and the Revolving Loan Commitment, respectively.

      Section 2.5       Letters of Credit and Letter of Credit Fees.

      (a) Letter of Credit. On the terms and subject to the conditions set forth herein, Agent will prior to the Termination Date issue letters of credit or guarantees (each, a "SUPPORT AGREEMENT") to induce an LC Issuer to issue or increase the amount of, or extend the expiry date of, a Letter of Credit so long as:

            (i) Agent shall have received a Notice of LC Credit Event at least two (2) Business days before the relevant date of issuance or increase; and

            (ii) After giving effect to such issuance or increase (x) the aggregate Letter of Credit Liabilities under all Letters of Credit do not exceed $750,000 and (y) the Revolving Loan Outstandings do not exceed the Revolving Loan Limit.

      (b) Letter of Credit Fee. Borrowers shall pay to Agent, for the benefit of Lenders which have committed to make Revolving Loans, a letter of credit fee with respect to the Letter of Credit Liabilities for each Letter of Credit, computed for each day from the date of issuance of such Letter of Credit to the date that is the last day a drawing is available under such Letter of Credit, at a rate per annum equal to the LIBOR Margin then applicable to Revolving Loans. Such fee shall be payable in arrears on the first Business Day of each calendar month prior to the Termination Date and on such date. In addition, Borrowers agree to pay promptly to the LC Issuer any fronting or other fees that it may charge in connection with any Letter of Credit.

      (c) Reimbursement Obligations of Borrowers. If Agent shall make a payment to an LC Issuer pursuant to a Support Agreement, the applicable Borrower shall promptly reimburse Agent for the amount of such payment and, to the extent that so doing would not, to Agent's knowledge, cause the Revolving Loan Outstandings to exceed the Revolving Loan Limit, such Borrower shall be deemed to have requested a Revolving Loan, the proceeds of which will be used to satisfy such Reimbursement Obligations. The applicable Borrower shall pay interest, on demand, on all amounts so paid by Agent for each day until Borrowers reimburse Agent therefor (including pursuant to a Revolving Loan Borrowing) at a rate per annum equal to the sum of two percent (2%) plus the interest rate applicable to Revolving Loans (which are Prime Rate Loans) for such day.

      (d) Reimbursement and Other Payments by Borrowers. The obligations of each Borrower to reimburse Agent pursuant to Section 2.5(c) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, absent gross negligence or willful misconduct by Agent or any Lender, including the following:

            (i) any lack of validity or enforceability of, or any amendment or waiver of or any consent to departure from, any Letter of Credit or any related document;

            (ii) the existence of any claim, set-off, defense or other right which any Borrower may have at any time against the beneficiary of any Letter of Credit, the LC Issuer (including any claim for improper payment), Agent, any Lender or any other Person, whether in connection with any Financing Document or any unrelated transaction, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

            (iii) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

            (iv) any affiliation between the LC Issuer and Agent; or

            (v) to the extent permitted under applicable law, any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

      (e) Deposit Obligations of Borrowers. In the event any Letters of Credit are outstanding at the time that Borrowers prepay or are required to repay the Obligations in full or the Revolving Loan Commitment is terminated, Borrowers shall (1) deposit with Agent for the benefit of all Lenders with a portion of the Revolving Loan Commitment cash in an amount equal to one hundred and five percent (105%) of the aggregate outstanding Letter of Credit Liability to be available to Agent to reimburse payments of drafts drawn under such Letters of Credit and pay any fees and expenses related thereto and (2) prepay the fee payable under Section 2.5(b) with respect to such Letters of Credit for the full remaining current terms (exclusive of optional renewal terms) of such Letters of Credit. Upon termination of any such Letter of Credit, the unearned portion of such prepaid fee attributable to such Letter of Credit shall be refunded to Borrowers, together with the deposit described in the preceding clause (1) to the extent not previously applied by Agent in the manner described herein.

      (f) Participations in Support Agreements.

            (i) Concurrently with the issuance of each Letter of Credit, Agent shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from Agent, without recourse or warranty, an undivided interest and participation in, to the extent of such Lender's Pro Rata Share of the Revolving Loan Commitment, Agent's Support Agreement liabilities and obligations in respect of such Letters of Credit and Borrowers' Reimbursement Obligations with respect thereto. If Borrowers do not pay any Reimbursement Obligation when due, then the applicable Borrower shall be deemed to have immediately requested that Lenders make a Revolving Loan which is a Prime Rate Loan in a principal amount equal to such Reimbursement Obligation. Agent shall promptly notify Lenders of such deemed request and each Lender shall make available to Agent its Pro Rata Share of such Loan. The proceeds of such Loan shall be paid over by Agent to the LC Issuer for the account of Borrowers in satisfaction of reimbursement obligations then owing by Borrowers to such LC Issuer in respect of outstanding Letters of Credit.

            (ii) If Agent makes any payment or disbursement under any Support Agreement and (x) Borrowers have not reimbursed Agent in full for such payment or disbursement in accordance with Section 2.5(c), (y) a Revolving Loan may not be made pursuant to the immediately preceding clause (i) or (z) any reimbursement received by Agent from any Borrower is or must be returned or rescinded upon or during any bankruptcy or reorganization of any Credit Party or otherwise, each Lender shall be irrevocably and unconditionally obligated to pay to Agent its Pro Rata Share of such payment or disbursement (but no such payment shall diminish the Obligations of each Borrower under Section 2.5(c)). To the extent any Lender shall not have made such amount available to Agent by noon (Chicago time) on the Business Day on which such Lender receives notice from Agent of such payment or disbursement, such Lender agrees to pay interest on such amount to Agent forthwith on demand accruing daily at the Federal Funds Rate, for the first three (3) days following such Lender's receipt of such notice, and thereafter at the Prime Rate plus the Prime Rate Margin in respect of Revolving Loans. Any Lender's failure to make available to Agent its Pro Rata Share of any such payment or disbursement shall not relieve any other Lender of its obligation hereunder to make available to Agent such other Lender's Pro Rata Share of such payment, but no Lender shall be responsible for the failure of any other Lender to make available to Agent such other Lender's Pro Rata Share of any such payment or disbursement.

      Section 2.6       General Provisions Regarding Payment; Loan Account.

      (a) All payments to be made by each Borrower under any Financing Document, including payments of principal and interest on the Notes, and all fees, expenses, indemnities and reimbursements, shall be made without set-off or counterclaim, in lawful money of the United States of America and in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. Borrowers shall make all payments in immediately available funds to the Payment Account before noon (Chicago time) on the date when due. Borrowers hereby authorize Agent, and Agent hereby agrees, subject to the limitations set forth in Section 2.2(a) and so long as all conditions set forth in Section 8.2 have been met, Agent will make Revolving Loans from time to time without request by any Borrower to permit Borrowers to make timely payments of interest, principal in respect of the Term Loans, fees and other amounts payable under this Agreement. Agent agrees to provide Atlantic with copies of all invoices for third party fees and expenses described in the preceding sentence at least 5 days prior to making the applicable Revolving Loans described in the preceding sentence. In addition, and notwithstanding anything to the contrary set forth in this Section 2.6(a), Agent shall be permitted, in its sole discretion, but subject to the limitations set forth in Section 2.2(a)(ii), to satisfy any of the payment obligations described in this Section 2.6(a) through the making of Agent Advances.

      (b) Agent shall maintain a loan account (the "LOAN ACCOUNT") on its books to record Loans and other extensions of credit made by Lenders hereunder or under any other Financing Document, and all payments thereon made by each Borrower. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall be conclusive and binding evidence of the amounts due and owing to Agent by each Borrower absent clear and convincing evidence to the contrary; provided that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower's duty to pay all amounts owing hereunder or under any other Financing Document. Unless any Borrower notifies Agent in writing of any objection to any such printout or statement (specifically describing the basis for such objection) within thirty
(30) days after the date of receipt thereof, it shall be presumed final, binding and conclusive upon such Borrower in all respects as to all matters reflected therein absent manifest error.

      Section 2.7       Maximum Interest.

      (a) In no event shall the interest charged with respect to the Notes or any other obligations of any Borrower under any Financing Document exceed the maximum amount permitted under the laws of the State of Illinois or of any other applicable jurisdiction.

      (b) Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable hereunder or under any Note or other Financing Document (the "STATED RATE") would exceed the highest rate of interest permitted under any applicable law to be charged (the "MAXIMUM LAWFUL RATE"), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, each Borrower shall, to the extent permitted by law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply.

      (c) In no event shall the total interest received by any Lender exceed the amount which it could lawfully have received had the interest been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, any Lender has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Loans or to other amounts (other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to Borrowers.

      (d) In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

      Section 2.8       Taxes.

      (a) All payments of principal and interest on the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp, documentary, excise, property or franchise taxes and other taxes, fees, duties, levies, withholdings or other charges of any nature whatsoever imposed by any taxing authority, excluding income, franchise or similar taxes levied on Agent or any Lender by any jurisdiction under which Agent or such Lender is organized or conducts business (all non-excluded items being called "TAXES"). If any withholding or deduction from any payment to be made by any Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then Borrowers will: (a) pay directly to the relevant authority the full amount required to be so withheld or deducted; (b) promptly forward to Agent an official receipt or other documentation satisfactory to

Agent evidencing such payment to such authority; and (c) pay to Agent for the account of Agent and Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by Agent and each Lender will equal the full amount Agent and such Lender would have received had no such withholding or deduction been required. If any Taxes are directly asserted against Agent or any Lender with respect to any payment received by Agent or such Lender hereunder, Agent or such Lender may pay such Taxes and Borrowers will promptly pay such additional amounts (including any penalty, interest or expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted so long as such amounts have accrued on or after the day which is one hundred twenty (120) days prior to the date on which Agent or such Lender first made demand therefor. In no event shall any Borrower be obligated to make payment to Agent or any Lender under this Section 2.8(c) to the extent that the applicable penalties, interest or other liabilities are attributable to the gross negligence or willful misconduct of Agent or such Lender, as applicable.

      (b) If Borrowers fail to pay any Taxes when due to the appropriate taxing authority or fails to remit to Agent, for the account of Agent and the respective Lenders, the required receipts or other required documentary evidence, Borrowers shall indemnify Agent and Lenders for any incremental Taxes, interest or penalties that may become payable by Agent or any Lender as a result of any such failure.

      (c) Each Foreign Lender that (i) is a party hereto on the Closing Date or
(ii) becomes an assignee of an interest under this Agreement under Section 12.6(a) after the Closing Date (unless such Foreign Lender was already a Lender hereunder immediately prior to such assignment) shall execute and deliver to Borrowers and Agent one or more (as Borrowers or Agent may reasonably request) Forms W-8ECI, W-8BEN, W-8IMY (as applicable) or other applicable or successor form, certificate or document prescribed by the United States Internal Revenue Service certifying as to such Lender's entitlement to exemption from withholding or deduction of Taxes. Further, each Foreign Lender agrees to deliver to Borrowers and Agents one or more duly executed copies of the above referenced forms, or successor and related applicable forms, on or before the date that any such form expires or becomes obsolete and promptly after the occurrence of any event requiring a change from the most recent form(s) previously delivered by it in accordance with applicable U.S. laws and regulations and to deliver promptly to Borrowers and Agent such additional statements and forms as shall be reasonably requested by Borrowers from time to time. Borrowers shall not be required to pay additional amounts to any Foreign Lender pursuant to this
Section 2.8 to the extent that the obligation to pay such additional amounts would not have arisen but for the failure of such Foreign Lender to comply with this paragraph.

      (d) If Borrowers pay any additional amount pursuant to this Section 2.8 with respect to Agent or any Lender, such Person shall use reasonable efforts to obtain a refund of tax or credit against its tax liabilities on account of such payment. In the event that such Person receives such a refund or credit, such Person shall pay to Borrowers an amount that such Person reasonably determines is equal to the net tax benefit obtained by such Person as a result of such payment by Borrowers.

      Section 2.9       Ancillary Services.

      A Borrower may from time to time request, and Agent or any Lender that is an Affiliate of a Designated Lender Affiliate may, in its sole discretion, from time to time arrange for such Borrower to obtain from Agent or any Designated Lender Affiliate, Ancillary Services although no Borrower is required to do so. To the extent Ancillary Services are provided upon a Borrower's request or with a Borrower's agreement or consent, Borrowers agree to indemnify and hold Agent and Lenders harmless from any and all costs and obligations now or hereafter incurred by Agent or any Lenders which arise from the indemnity given by Agent or any Lender to any Designated Lender Affiliates related to such Ancillary Services. The agreements contained in this Section 2.9 shall survive termination of this Agreement. Each Borrower acknowledges and agrees that the obtaining of Ancillary Services (a) is in the sole and absolute discretion of Agent and each Designated Lender Affiliate, and (b) is subject to all rules and regulations of Agent and each applicable Designated Lender Affiliate.

      Section 2.10      Appointment of Borrower Representative.

      Each Borrower hereby designates Atlantic as its representative and agent on its behalf for the purposes of issuing Notices of Borrowing and Notices of LC Credit Events, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Financing Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Financing Documents. Borrower Representative hereby accepts such appointment. Notwithstanding anything to the contrary contained in this Agreement, no Borrower other than Borrower Representative shall be entitled to take any of the foregoing actions. The proceeds of each Loan made hereunder shall be advanced to or at the direction of Borrower Representative and if not used by Borrower Representative in its business (for the purposes provided in this Agreement) shall be deemed to be immediately advanced by Borrower Representative to the appropriate other Borrower hereunder as an intercompany loan (collectively, "INTERCOMPANY LOANS"). All Letters of Credit and Support Agreements issued hereunder shall be issued at Borrower Representative's request therefor and shall be allocated to the appropriate Borrower's Intercompany Loan account by Borrower Representative. All collections of each Borrower in respect of Accounts and other proceeds of Collateral of such Borrower received by Agent and applied to the Obligations shall also be deemed to be repayments of the Intercompany Loans owing by such Borrower to Borrower Representative. Borrowers shall maintain accurate books and records with respect to all Intercompany Loans and all repayments thereof. Agent and each Lender may regard any notice or other communication pursuant to any Financing Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or all Borrowers hereunder to Borrower Representative on behalf of such Borrower or all Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

      Section 2.11      Joint and Several Liability.

      Each Borrower acknowledges that it is jointly and severally liable for all of the Obligations and as a result hereby unconditionally guaranties the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all indebtedness, liabilities and obligations of every kind and nature of each other Borrower to Agent and Lenders and, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, joint or several, now or hereafter existing, or due or to become due, and howsoever owned, held or acquired by Agent or any Lender. Each Borrower agrees that if this guaranty, or any Liens securing this guaranty, would, but for the application of this sentence, be unenforceable under applicable law, this guaranty and each such Lien shall be valid and enforceable to the maximum extent that would not cause this guaranty or such Lien to be unenforceable under applicable law, and this guaranty shall automatically be deemed to have been amended accordingly at all relevant times.

      Each Borrower hereby agrees that its obligations under this guaranty shall be unconditional, irrespective of (a) the validity or enforceability of the Obligations or any part thereof, or of any promissory note or other document evidencing all or any part of the Obligations, (b) the absence of any attempt to collect the Obligations from any other Borrower or any Guarantor or other action to enforce the same, (c) the waiver or consent by Agent or any Lender with respect to any provision of any agreement, instrument or document evidencing or securing all or any part of the Obligations, or any other agreement, instrument or document now or hereafter executed by any other Borrower and delivered to Agent or any Lender (other than a waiver, forgiveness or consent by Agent and Lenders that reduces the amount of any of the Obligations), (d) the failure by Agent or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or Collateral for the Obligations, for its benefit, (e) Agent's or any Lender's election, in any proceeding instituted under the United States Bankruptcy Code or any other similar bankruptcy or insolvency legislation, of the application of Section 1111(b)(2) of the United States Bankruptcy Code or any other similar bankruptcy or insolvency legislation, (f) any borrowing or grant of a security interest by any Borrower as debtor-in-possession, under Section 364 of the United States Bankruptcy Code or any other similar bankruptcy or insolvency legislation, (g) the disallowance, under Section 502 of the United States Bankruptcy Code or any other similar bankruptcy or insolvency legislation, of all or any portion of Agent's or any Lender's claim(s) for repayment of the Obligations or (h) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a borrower or a guarantor.

      Each Borrower hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of any Borrower, protest or notice with respect to the Obligations and all demands whatsoever, and covenants that this guaranty will not be discharged, except by complete and irrevocable payment and performance of the Obligations. No notice to any Borrower or any other party shall be required for Agent or any Lender to make demand hereunder. Such demand shall constitute a mature and liquidated claim against the applicable Borrower. Upon the occurrence of any Event of Default, Agent or any Lender may, in its sole election, proceed directly and at once, without notice, against all or any Borrower to collect and recover the full amount or any portion of the Obligations, without first proceeding against any other Borrower or any other Person, or any security or collateral for the Obligations. During any period in which an Event of Default exists, each Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Agent from or on behalf of such Borrower, and each Borrower does hereby irrevocably agree that Agent shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Agent or its agent against the Obligations, in such manner as Agent may deem advisable, notwithstanding any entry by Agent or any Lender upon any of its books and records.

      At any time after and during the continuance of an Event of Default, Agent and each Lender may, in its sole discretion, with subsequent notice to any Borrower and regardless of the acceptance of any collateral for the payment hereof, appropriate and apply toward payment of the Obligations (i) any indebtedness due or to become due from Agent or any Lender to such Borrower and
(ii) any moneys, credits or other property belonging to such Borrower at any time held by or coming into the possession of Agent or any Lender or any Affiliates thereof, whether for deposit or otherwise.

      Notwithstanding anything to the contrary set forth in this Section 2.11, it is the intent of the parties hereto that the liability incurred by each Borrower in respect of the Obligations of the other Borrowers (and any Lien granted by each Borrower to secure such Obligations), not constitute a fraudulent conveyance under Section 548 of the United States Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable law of any state or other governmental unit ("FRAUDULENT CONVEYANCE"). Consequently, each Borrower, Agent and each Lender hereby agree that if a court of competent jurisdiction determines that the incurrence of liability by any Borrower in respect of the Obligations of any other Borrower (or any Liens granted by such Borrower to secure such Obligations) would, but for the application of this sentence, constitute a Fraudulent Conveyance, such liability (and such Liens) shall be valid and enforceable only to the maximum extent that would not cause the same to constitute a Fraudulent Conveyance, and this Agreement and the other Financing Documents shall automatically be deemed to have been amended accordingly.

      Section 2.12      Replacement of Lenders.

      Within fifteen (15) days after receipt by Borrowers of notice from any Lender (an "AFFECTED LENDER") under Section 2.3(e)(iii), Section 2.3(e)(v),
Section 2.3(f) or Section 2.8(c), Borrowers may, at their option, notify Agent and such Affected Lender (a "REPLACEMENT NOTICE") of their intention to obtain, at Borrower's expense, a replacement Lender (a "REPLACEMENT LENDER") for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to Agent. If Borrowers obtain a Replacement Lender reasonably satisfactory to Agent that is prepared to purchase all outstanding Obligations owed to such Affected Lender and assume its Revolving Loan Commitment hereunder within ninety (90) days following the giving of such Replacement Notice, Affected Lender shall sell and assign all of its rights and obligations under this Agreement to such Replacement Lender in accordance with the provisions of
Section 12.6(a), provided, that Borrowers have reimbursed such Affected Lender for any processing fee payable under Section 12.6(a) and, in any case when such replacement occurs as the result of a demand for payment pursuant to Section 2.3(e)(v), Section 2.3(f) or Section 2.8(c), the applicable payment through the date of such sale and assignment.

                                   ARTICLE 3
                          REPRESENTATION AND WARRANTIES

      To induce Agent and Lenders to enter into this Agreement and to make the Loans and other credit accommodations contemplated hereby, each Borrower hereby represents and warrants to Agent and each Lender that:

      Section 3.1       Existence and Power.

      Each Credit Party is an entity as specified on the Information Certificate, duly organized, validly existing and in good standing under the laws of the jurisdiction specified on the Information Certificate, has an organizational identification number (if any) as specified on the Information Certificate, and has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have such licenses, authorizations, consents and approvals could not reasonably be expected to have a Material Adverse Effect. Each Credit Party is qualified to do business as a foreign entity in each jurisdiction in which it is required to be so qualified, which jurisdictions as of the Closing Date are specified on the Information Certificate, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

      Section 3.2       Organization and Governmental Authorization; No
Contravention.

      The execution, delivery and performance by each Credit Party of the Operative Documents to which it is a party are within its powers, have been duly authorized by all necessary action pursuant to its Organizational Documents, require no further action by or in respect of, or filing with, any governmental body, agency or official and do not violate, conflict with or cause a breach or a default under any provision of applicable law or regulation or of the Organizational Documents of any Credit Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon it, except for such violations, conflicts, breaches or defaults as could not reasonably be expected to have a Material Adverse Effect.

      Section 3.3       Binding Effect.

      Each of the Operative Documents to which any Credit Party is a party constitutes a valid and binding agreement or instrument of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles.

      Section 3.4       Capitalization.

      The authorized equity securities of each of the Credit Parties as of the Closing Date is as set forth on the Information Certificate. All issued and outstanding equity securities of each of the Credit Parties are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of Agent for the benefit of Agent and Lenders (in the case of equity securities issued by Atlantic's Subsidiaries), and such equity securities were issued in compliance with all applicable state, federal and foreign laws concerning the issuance of securities. Except as set forth on the Information Certificate, as of the Closing Date there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party of any equity securities of any such entity.

      Section 3.5       Financial Information.

      (a) The consolidated balance sheet of Atlantic and its Consolidated Subsidiaries as of December 31, 2001 and the related consolidated statements of operations, stockholders' equity (or comparable calculation, if such Person is not a corporation) and cash flows for the fiscal year then ended, reported on by KPMG LLP, copies of which have been delivered to Agent, fairly present in all material respects, in conformity with GAAP, the consolidated financial position of Atlantic and its Consolidated Subsidiaries as of such date and their consolidated results of operations, changes in stockholders' equity (or comparable calculation) and cash flows for such period.

      (b) The unaudited consolidated and consolidating balance sheet of Atlantic and its Consolidated Subsidiaries as of September 30, 2002 and the related unaudited consolidated and consolidating statements of operations and cash flows for the 9 months then ended, copies of which have been delivered to Agent, fairly present in all material respects, in conformity with GAAP applied on a basis consistent with the financial statements referred to in Section 3.5(a), the consolidated and consolidating financial position of Atlantic and its Consolidated Subsidiaries as of such date and their consolidated and consolidating results of operations and cash flows for the 9 months then ended (subject to audit and other normal year-end adjustments and the absence of footnote disclosures).

      (c) The pro forma balance sheet of Atlantic and its Consolidated Subsidiaries as of October 31, 2002, copies of which have been delivered to Agent, fairly presents in all material respects, in conformity with GAAP applied on a basis consistent with the financial statements referred to in Section 3.5(a), the consolidated and consolidating financial position of Atlantic and its Consolidated Subsidiaries as of such date, adjusted to give effect (as if such events had occurred on such date) to
(i) the transactions contemplated by the Operative Documents, (ii) the making of the Loans, (iii) the application of the proceeds therefrom as contemplated by the Operative Documents and (iv) the payment of all legal, accounting and other fees related thereto to the extent known at the time of the preparation of such balance sheet. As of the date of such balance sheet and the date hereof, no Credit Party had or has any material liabilities, contingent or otherwise, including liabilities for taxes, long-term leases or forward or long-term commitments, which are not properly reflected on such balance sheet in accordance with GAAP.

      (d) The information contained in the most recently delivered Borrowing Base Certificate is complete and correct in all material respects, as of the date stated therein, and the amounts shown therein as "Eligible Receivables" and "Eligible Inventory" have been determined as provided in the Financing Documents.

      (e) Since December 31, 2001, there has been no material adverse change in the business, operations, properties, prospects or condition (financial or otherwise) of Atlantic and its Consolidated Subsidiaries, taken as a whole.

      Section 3.6       Litigation.

      Except as set forth in the Information Certificate, as of the Closing Date there is no action, suit or proceeding pending against, or to such Borrower's knowledge threatened against or affecting, any Credit Party or, to such Borrower's knowledge, any party to any Operative Document other than a Credit Party, before any court or arbitrator or any governmental body, agency or official in which an adverse decision could reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of any of the Operative Documents.

      Section 3.7       Ownership of Property.

      Each Borrower and each of its Subsidiaries is the lawful owner of, has good and marketable title to and is in lawful possession of, or has valid leasehold interests in, all properties and other assets (real or personal, tangible, intangible or mixed) purported to be owned or leased (as the case may
be) by such Person on the pro forma balance sheet referred to in Section 3.5(c), except as disposed of in the ordinary course of business, subject to Permitted Liens.

      Section 3.8       No Default.

      No Default or Event of Default has occurred and is continuing and no Credit Party is in breach or default under or with respect to any contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected, which breach or default could reasonably be expected to have a Material Adverse Effect.

      Section 3.9       Labor Matters.

      As of the Closing Date, there are no strikes or other labor disputes pending or, to such Borrower's knowledge, threatened against any Credit Party. Hours worked and payments made to the employees of the Credit Parties have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from the Credit Parties, or for which any claim may be made against any of them, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on their books in conformity with GAAP, as the case may be. The consummation of the transactions contemplated by the Financing Documents and the other Operative Documents will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which it is a party or by which it is bound.

      Section 3.10      Regulated Entities.

      No Credit Party is an "investment company" or a company "controlled" by an "investment company" or a "subsidiary" of an "investment company," all within the meaning of the Investment Company Act of 1940. No Credit Party is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

      Section 3.11      Margin Regulations.

      None of the proceeds from the Loans have been or will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation T, U or X of the Federal Reserve Board.

      Section 3.12      Compliance With Laws

      As of the Closing Date, each Borrower and each Subsidiary is in compliance with the requirements of all applicable laws, ordinances, rules, regulations and requests of governmental authorities, except for such laws, ordinances, rules, regulations and requirements the noncompliance with which could not reasonably be expected to have a Material Adverse Effect.

      Section 3.13      Taxes.

      Except to the extent subject to a Permitted Contest, all Federal, state and local tax returns, reports and statements required to be filed by or on behalf of each Credit Party have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed, other than any such returns, reports and statements that relate to Texas of less than $50,000 in the aggregate, and all Taxes (including real property Taxes) and other charges shown thereon to be due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof, other than Taxes and charges of less than $50,000 in the aggregate. Except to the extent subject to a Permitted Contest and all state and local sales and use Taxes required to be paid by each Credit Party have been paid, other than such Taxes of less than $50,000 in the aggregate. Except to the extent subject to a Permitted Contest, all Federal and state returns have been filed by each Credit Party for all periods for which returns were due with respect to employee income tax withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full or adequate provisions therefor have been made, other than returns and payments relating to such taxes of less than $50,000 in the aggregate.

      Section 3.14      Compliance with ERISA.

      (a) All required reports and documents with respect to any Pension Plan have been properly filed with the appropriate governmental agencies. All Pension Plans (and related trusts and insurance contracts) comply in form and in operation in all material respects with the current applications of ERISA and the Code. With respect to each Pension Plan, there have been no prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code that have not been reported and corrected.

      (b) During the twelve (12) month period prior to the Closing Date or the making of any Loan or the issuance of any Letter of Credit, (i) no steps have been taken to terminate any Pension Plan and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA or Regulation 2510.3 - 102(b)(1) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by any Credit Party of any material liability, fine or penalty. No Credit Party has incurred liability to the PBGC (other than for current premiums) with respect to any employee Pension Plan. All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by any Credit Party or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; no Credit Party nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan, and no Credit Party nor any member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

      Section 3.15      Brokers.

      Except as set forth in the Information Certificate, no broker, finder or other intermediary has brought about the obtaining, making or closing of the transactions contemplated by the Operative Documents, and no Credit Party has or will have any obligation to any Person in respect of any finder's or brokerage fees in connection herewith or therewith.

      Section 3.16      Related Transactions.

      The transactions contemplated by the Subordinated Debt Documents to be consummated on or prior to the date hereof have been so consummated (including without limitation the disbursement and transfer of all funds in connection therewith) in all material respects pursuant to the provisions of the applicable Operative Documents, true and complete copies of which have been delivered to Agent, and in compliance with all applicable provisions of law.

      Section 3.17      Employment, Equityholders and Subscription Agreements.

      Except for the Operative Documents and the other agreements set forth in the Information Certificate, as of the Closing Date there are (i) no employment agreements covering the management of any Credit Party, (ii) no collective bargaining agreements or other labor agreements covering any employees of any Credit Party, (iii) no agreements for managerial, consulting or similar services to which any Credit Party is a party or by which it is bound or (iv) to the knowledge of each Credit Party, no agreements regarding any Credit Party, its assets or operations or any investment therein to which any of its equityholders is a party or by which it is bound.

      Section 3.18 Compliance with Environmental Requirements; No Hazardous Materials.

      Except in each case as set forth on the Information Certificate:

      (a) As of the Closing Date, no Hazardous Materials are located on any properties now or previously owned, leased or operated by any Credit Party or have been released into the environment, or deposited, discharged, placed or disposed of at, on, under or near any of such properties in a manner that would require the taking of any action under any Environmental Law or which could reasonably be expected to have a Material Adverse Effect. As of the Closing Date, no portion of any such property is being used, or has been used at any previous time, for the disposal, storage, treatment, processing or other handling of Hazardous Materials in violation of any Environmental Law nor is any such property affected by any Hazardous Materials Contamination.

      (b) As of the Closing Date, no underground storage tanks are located on any properties now or previously owned, leased or operated by any Credit Party, or were located on any such property and subsequently removed or filled.

      (c) As of the Closing Date, no notice, notification, demand, request for information, complaint, citation, summons, investigation, administrative order, consent order and agreement, litigation or settlement with respect to Hazardous Materials or Hazardous Materials Contamination is in existence or, to such Borrower's knowledge, proposed, threatened or anticipated with respect to or in connection with the operation of any properties now or previously owned, leased or operated by any Credit Party. As of the Closing Date, all such properties and their existing and prior uses, and any disposal of Hazardous Materials from any thereof, comply and at all times have complied with all Environmental Laws. As of the Closing Date, there is no condition on any of such properties which is in violation of any Environmental Laws and no Credit Party has received any communication from or on behalf of any governmental authority that any such condition exists.

      (d) As of the Closing Date, there has been no environmental investigation, study, audit, test, review or other analysis conducted of which such Borrower has knowledge in relation to the current or prior business of any Borrower or any property or facility now or previously owned, leased or operated by any Credit Party which has not been delivered to Agent.

      (e) For purposes of this Section 3.18, each Credit Party shall be deemed to include any business or business entity (including a corporation) that is, in whole or in part, a predecessor of such Credit Party.

      Section 3.19      Intellectual Property.

      Each Credit Party owns, is licensed to use or otherwise has the right to use, all Intellectual Property that is material to the condition (financial or other), business or operations of such Credit Party and all such Intellectual Property existing as of the Closing Date and registered with the U.S. government, any foreign government or any agency or department thereof is set forth on the Information Certificate. All such Intellectual Property of each Credit Party is fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. To such Borrower's knowledge, each Credit Party conducts its business without infringement or claim of infringement of any Intellectual Property rights of others and there is no infringement or claim of infringement by others of any Intellectual Property rights of any Credit Party, which infringement or claim of infringement could reasonably be expected to have a Material Adverse Effect.

      Section 3.20      Real Property Interests.

      Except for the ownership, leasehold or other interests set forth in the Information Certificate, no Credit Party has, as of the Closing Date, any ownership, leasehold or other interest in real property.

      Section 3.21      Solvency.

      Each Borrower and each Subsidiary: (a) owns and will own assets (including rights of contribution and indemnification against the other Credit Parties) the fair saleable value of which are (i) greater than the total amount of its liabilities (including contingent liabilities) and (ii) greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; (b) has capital that is not unreasonably small in relation to its business as presently conducted or after giving effect to any contemplated transaction; and
(c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

      Section 3.22      Full Disclosure.

      None of the written information (financial or otherwise) furnished by or on behalf of any Credit Party to Agent or any Lender in connection with the consummation of the transactions contemplated by the Operative Documents, including without limitation the information set forth in the Information Certificate taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in the light of the circumstances under which such statements were made. All financial projections delivered to Agent and Lenders have been prepared on the basis of the assumptions stated therein. Such projections represent each Borrower's good faith estimate of such Borrower's future financial performance and such assumptions are believed by such Borrower to be fair in light of current business conditions; provided that Borrowers can give no assurance that such projections will be attained.

      Section 3.23      Texas Traditions.

      As of the Closing Date, Atlantic's Subsidiary, Texas Traditions, Inc., a Delaware corporation, has no material assets, operations or liabilities.

                                   ARTICLE 4
                              AFFIRMATIVE COVENANTS

      Each Borrower agrees that, so long as any Credit Exposure exists:

      Section 4.1       Financial Statements and Other Reports.

      Each Borrower will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with GAAP and to provide the information required to be delivered to Lenders hereunder, and Atlantic will deliver to Agent, and, in the case of the deliveries required by paragraphs (a) through (f) and (l) through (s), each Lender:

      (a) as soon as practicable and in any event within thirty (30) days after the end of each month other than the last month of a fiscal quarter, and within forty-five (45) days after the end of each month that is the last month of a fiscal quarter (including the last month of Borrowers' Fiscal Year), a consolidated and consolidating balance sheet of Atlantic and its Consolidated Subsidiaries as at the end of such month and the related consolidated statements of operations and cash flows for such month, and for the portion of the Fiscal Year ended at the end of such month setting forth in each case in comparative form the figures for the corresponding periods of the previous Fiscal Year and the figures for such month and for such portion of the Fiscal Year ended at the end of such month set forth in the annual operating and capital expenditure budgets and cash flow forecast delivered pursuant to Section 4.1(l), all in reasonable detail and certified by a Responsible Officer of Borrower Representative as fairly presenting in all material respects the financial condition and results of operations of Atlantic and its Consolidated Subsidiaries and as having been prepared in accordance with GAAP applied on a basis consistent with the audited financial statements of Atlantic, subject to changes resulting from audit and other normal year-end adjustments and the absence of footnote disclosures;

      (b) as soon as available and in any event within ninety (90) days after the end of each Fiscal Year, a consolidated and consolidating balance sheet of Atlantic and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated and consolidating statements of operations, stockholders' equity (or the comparable item, if any Borrower is not a corporation) and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year and, only to the extent that such financial statements reflect material changes from the monthly financial statements delivered pursuant to Section 4.1(a) for the last month of such Fiscal Year, the figures for such Fiscal Year set forth in the annual operating and capital expenditure budgets and cash flow forecast delivered pursuant to Section 4.1(l), certified by a Responsible Officer of Borrower Representative and (solely with respect to such consolidated statements) without qualification by KPMG LLP or other independent public accountants reasonably acceptable to Agent of nationally recognized standing (except for qualifications relating to changes in applicable accounting principles with which such accountants concur);

      (c) together with each delivery of financial statements pursuant to Sections 4.1(a) and 4.1(b), a Compliance Certificate, and together with each delivery of financial statements pursuant to Section 4.1(b), an Excess Cash Flow Certificate;

      (d) intentionally omitted;

      (e) promptly upon receipt thereof, copies of all reports submitted to any Credit Party by independent public accountants in connection with each annual, interim or special audit of the financial statements of any Credit Party made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit;

      (f) promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Atlantic to its security holders, (ii) all regular and periodic reports and all registration statements and prospectuses filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any successor and (iii) all press releases and other statements made available generally by any Credit Party concerning material developments in the business of any Credit Party;

      (g) promptly upon any Responsible Officer or Other Officer of any Credit Party obtaining knowledge (i) of the existence of any Event of Default or Default, or becoming aware that the holder of any Debt of any Credit Party in excess of $100,000 has given any notice or taken any other action with respect to a claimed default thereunder, (ii) of any change in any Credit Party's certified accountant or any resignation, or decision not to stand for re-election, by any member of any Credit Party's board of directors (or comparable body), (iii) that any Person has given any notice to any Credit Party or taken any other action with respect to a claimed default under any material agreement or instrument (other than the Financing Documents or any agreement evidencing Debt of such Credit Party) to which any Credit Party is a party or by which any of its assets is bound or (iv) of the institution of any litigation or arbitration involving an alleged liability of any Credit Party equal to or greater than $100,000 or any adverse determination in any litigation or arbitration involving a potential liability of any Credit Party equal to or greater than $100,000, a certificate of a Responsible Officer of Borrower Representative specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default (including any Event of Default or Default), event or condition, and what action the applicable Credit Party has taken, is taking or proposes to take with respect thereto;

      (h) promptly upon any Responsible Officer or Other Officer of any Credit Party obtaining knowledge of (i) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, (ii) the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan, (iii) the taking of any action with respect to a Pension Plan which could result in the requirement that any Borrower or any Subsidiary furnish a bond or other security to the PBGC or such Pension Plan, (iv) the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), (v) any material increase in the contingent liability of any Borrower or any Subsidiary with respect to any post-retirement welfare plan benefit or (vi) any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under
Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent, a certificate of a Responsible Officer of such Credit Party specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person, and what action the applicable Credit Party has taken, is taking or proposed to take with respect thereto;

      (i) promptly upon any Responsible Officer or Other Officer of any Credit Party obtaining knowledge of any complaint, order, citation, notice or other written communication from any Person delivered to any Credit Party with respect to, or if any Responsible Officer or Other Officer of any Credit Party becomes aware of (x) the existence or alleged existence of a violation of any Environmental Law or the incurrence of any liability, obligation, loss, damage, fine, penalty or sanction or the requirement to commence any remedial action resulting from or in connection with any air emission, water discharge, noise emission, Hazardous Material or any other environmental, health or safety matter at, upon, under or within any of the properties now or previously owned, leased or operated by any Credit Party, or due to the operations or activities of any Credit Party or any other Person on or in connection with any such property or any part thereof, in any case that either involves claims or liabilities in excess of $100,000 or could reasonably be expected to have a Material Adverse Effect, or (y) any release on any of such properties of Hazardous Materials in a quantity that is reportable under any applicable Environmental Law and that either involves claims or liabilities in excess of $100,000 or could reasonably be expected to have a Material Adverse Effect, a certificate of a Responsible Officer of such Credit Party specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person, and what action the applicable Credit Party has taken, is taking or proposes to take with respect thereto;

      (j) promptly upon any Responsible Officer or Other Officer of any Credit Party obtaining knowledge that any Credit Party has either (x) registered or applied to register any Intellectual Property with the U.S. government, any foreign government or any agency or department thereof, or (y) acquired any interest in Real Property (including leasehold interests in Real Property), a certificate of a Responsible Officer of such Credit Party describing such Intellectual Property and/or such real property in such detail as Agent shall reasonably require;

      (k) copies of any reports or notices related to any taxes in excess of $50,000 and any other reports or notices received by any Credit Party from, or filed by any Credit Party with, any Federal, state or local governmental agency or body involving claims or liabilities in excess of $50,000 or which could reasonably be expected to have a Material Adverse Effect;

      (l) within fifteen (15) days prior to the conclusion of each Fiscal Year, Atlantic's annual consolidated and consolidating operating plans, operating and capital expenditure budgets, and financial forecasts, including cash flow projections covering proposed fundings, repayments, additional advances, investments and other cash receipts and disbursements, each for the following three (3) Fiscal Years presented on a monthly basis for the next Fiscal Year and annually for the two (2) subsequent Fiscal Years, all of which shall be in a format reasonably consistent with projections, budgets and forecasts theretofore provided to Lenders, and promptly following the preparation thereof, updates to any of the foregoing from time to time prepared by management of Atlantic;

      (m) as soon as available and in any event no later than noon (Chicago
Time) on a day each week as designated from time to time by Agent, and from time to time upon the request of Agent, in the exercise of its reasonable credit judgment, (which request may be made as frequently as daily), a Borrowing Base Certificate as of the last day of the week most recently ended (or, in the case of Borrowing Base Certificates requested more frequently than weekly, as of the third preceding Business Day);

      (n) intentionally omitted;

      (o) as soon as available after the end of each month (but in any event within twenty-five (25) Business Days after the end thereof), on a monthly basis or more frequently as Agent may reasonably request, (i) perpetual Inventory reports (provided, that perpetual Inventory reports will not be required with respect to Potter for periods ending prior to January 31, 2003), (ii) Inventory reports by location and category (and including the amounts of Inventory and the value thereof at, any leased locations and at premises of warehouses, consignees, processors or other third parties), (iii) agings of Accounts, (iv) agings of accounts payable (and including information indicating the amounts owing to owners and lessors of leased premises, warehouses, consignees, processors and other third parties from time to time in possession of any Collateral) and (v) such reconciliation reports from time to time reasonably requested by Agent with respect to the Borrowing Base Certificate most recently delivered to Agent, the financial statements of each Borrower delivered to Agent, each Borrower's general ledger and/or the reports required pursuant to this paragraph, each in form and substance, and with such supporting detail and documentation, as may be reasonably requested by Agent;

      (p) with reasonable promptness following Agent's reasonable written request, (i) copies of customer statements and credit memos, remittance advices and reports and copies of deposit slips and bank statements, (ii) copies of shipping and delivery documents, and (iii) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by any Credit Party;

      (q) within two (2) Business Days after any request therefor, such additional information in such detail concerning the amount, composition and manner of calculation of the Borrowing Base as Agent or any Lender may reasonably request;

      (r) upon the request of Agent, in the exercise of its reasonable credit judgment, which may be made not more than four times each year prior to an Event of Default and at any time while and so long as an Event of Default shall be continuing, a report of an independent collateral auditor satisfactory to Agent (which may be, or be affiliated with, a Lender) with respect to the components of the Borrowing Base, which report shall indicate whether or not the information set forth in the Borrowing Base Certificate most recently delivered is accurate and complete in all material respects based upon a review by such auditors of the Accounts (including verification with respect to the amount, aging, identity and credit of the respective Account Debtors and the billing practices of each Borrower) and Inventory (including verification as to the value, location and respective types);

      (s) from time to time, if Agent or any Lender determines that obtaining appraisals is necessary in order for Agent or such Lender to comply with applicable laws or regulations, appraisal reports in form and substance and from appraisers reasonably satisfactory to Agent stating the then current fair market values of all or any portion of the real estate owned by any Borrower or any Subsidiaries. In addition to the foregoing, from time to time, but in the absence of a Default or Event of Default not more than once during each calendar year, Agent in the exercise of its reasonable credit judgment may require Borrowers to obtain and deliver to Agent appraisal reports in form and substance and from appraisers satisfactory to Agent stating the then current market values of all or any portion of the real estate and personal property owned by any Borrower or any Subsidiaries; and

      (t) with reasonable promptness, such other information and data with respect to any Credit Party as from time to time may be reasonably requested by Agent or any Lender.

      Section 4.2       Payment and Performance of Obligations.

      Each Borrower (i) will pay and discharge, and cause each Subsidiary to pay and discharge, at or before maturity, all of their respective obligations and liabilities, including tax liabilities, except (x) where the same may be the subject of a Permitted Contest and (y) for such obligations and/or liabilities the nonpayment or nondischarge of which could not reasonably be expected to have a Material Adverse Effect, (ii) will maintain, and cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of all of their respective obligations and liabilities and (iii) will not breach or permit any Subsidiary to breach, or permit to exist any default under, the terms of any lease, commitment, contract, instrument or obligation to which it is a party, or by which its properties or assets are bound, except for such breaches or defaults which could not reasonably be expected to have a Material Adverse Effect.

      Section 4.3       Conduct of Business and Maintenance of Existence.

      Each Borrower will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as they now conduct and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business. Notwithstanding the foregoing, Borrowers may, upon five (5) days prior written notice to Agent, dissolve or liquidate any Subsidiary that has no material assets, operations or liabilities.

      Section 4.4       Maintenance of Property; Insurance.

      (a) Each Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

      (b) Each Borrower will maintain, and will cause each Subsidiary to maintain, (i) physical damage insurance on all real and personal property on an all risks basis (including the perils of flood and quake), covering the repair and replacement cost of all such property and consequential loss coverage for business interruption and public liability insurance (including products/completed operations liability coverage) in each case of the kinds customarily carried or maintained by Persons of established reputation engaged in similar businesses and in amounts reasonably acceptable to Agent and (ii) such other insurance coverage in such amounts and with respect to such risks as Agent may reasonably request. All such insurance shall be provided by insurers having an A.M. Best policyholders rating reasonably acceptable to Agent.

      (c) On or prior to the Closing Date, each Borrower will cause Agent to be named as an additional insured, assignee and loss payee, as applicable, on each insurance policy required to be maintained pursuant to this Section 4.4 pursuant to endorsements in form and content reasonably acceptable to Agent. Borrowers will deliver to Agent and Lenders (i) on the Closing Date, a certificate from each Borrower's insurance broker dated such date showing the amount of coverage as of such date, and that such policies will include effective waivers (whether under the terms of any such policy or otherwise) by the insurer of all claims for insurance premiums against all loss payees and additional insureds and all rights of subrogation against all loss payees and additional insureds, and that if all or any part of such policy is canceled, terminated or expires, the insurer will forthwith give notice thereof to each additional insured and loss payee and that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by each additional insured and loss payee of written notice thereof,
(ii) on an annual basis, and upon the request of any Lender through Agent from time to time, full information as to the insurance carried, (iii) within five
(5) days of receipt of notice from any insurer, a copy of any notice of cancellation, nonrenewal or material change in coverage from that existing on the date of this Agreement and (iv) promptly, notice of any cancellation or nonrenewal of coverage by any Borrower.

      (d) In the event any Borrower fails to provide Agent with evidence of the insurance coverage required by this Agreement, Agent may purchase insurance at Borrowers' expense to protect Agent's interests in the Collateral. This insurance may, but need not, protect any Borrower's interests. The coverage purchased by Agent may not pay any claim made by any Borrower or any claim that is made against any Borrower in connection with the Collateral. The applicable Borrower may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that such Borrower has obtained insurance as required by this Agreement. If Agent purchases insurance for the Collateral, Borrowers will be responsible for the costs of that insurance, including interest and other charges imposed by Agent in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance each Borrower is able to obtain on its own.

      Section 4.5       Compliance with Laws.

      Each Borrower will comply, and cause each Subsidiary to comply, with the requirements of all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including Environmental Laws and ERISA and the rules and regulations thereunder), except for such laws, ordinances, rules, regulations and requirements the noncompliance with which could not reasonably be expected to have a Material Adverse Effect.

      Section 4.6       Inspection of Property, Books and Records.

      Each Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in accordance with GAAP in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, at the sole cost of the applicable Borrower or any applicable Subsidiary, representatives of Agent and of any Lender (but at such Lender's expense unless such visit or inspection is made concurrently with Agent) to visit and inspect any of their respective properties, to examine and make abstracts or copies from any of their respective books and records, to conduct a collateral audit and analysis of their respective Inventory and Accounts and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants as often as may reasonably be desired. In the absence of an Event of Default, Agent or any Lender exercising any rights pursuant to this Section 4.6 shall give the applicable Borrower or any applicable Subsidiary commercially reasonable prior written notice of such exercise. No notice shall be required during the existence and continuance of any Event of Default.

      Section 4.7       Use of Proceeds.

      Borrowers will use the proceeds of the Term Loans solely for payment of transaction fees and expenses incurred in connection with the Operative Documents and the refinancing on the Closing Date of Debt owing to the parties listed on the Information Certificate and for working capital needs and other general corporate purposes of each Borrower. The proceeds of Revolving Loans shall be used by Borrowers solely for the purposes set forth in the preceding sentence.

      Section 4.8       Lenders' Meetings.

      Within forty-five (45) days after the end of each fiscal quarter, Borrowers will conduct a meeting of Agent and Lenders to discuss such fiscal quarter's results and the financial condition of Borrowers and the Subsidiaries at which shall be present a Responsible Officer of Atlantic and such officers of the Credit Parties as may be reasonably requested to attend by Agent or any Lender, such request or requests to be made within a reasonable time prior to the scheduled date of such meeting. Such meetings shall be held at a time and place convenient to Lenders and to Borrowers.

      Section 4.9       Hazardous Materials; Remediation.

      Borrowers will provide Agent within forty-five (45) days after demand therefor with a bond, letter of credit (including a Letter of Credit) or similar financial assurance evidencing to the satisfaction of Agent, which statement of satisfaction shall not unreasonably be withheld, that sufficient funds are available to pay the cost of removing, treating and disposing of any Hazardous Materials or Hazardous Materials Contamination and discharging any assessment which may be established on any property as a result thereof, such demand to be made, if at all, upon Agent's reasonable business determination that the failure to remove, treat or dispose of any Hazardous Materials or Hazardous

Materials Contamination, or the failure to discharge any such assessment could reasonably be expected to have a Material Adverse Effect.

      Section 4.10      Further Assurances.

      Each Borrower will, and will cause each Subsidiary to, at its own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may from time to time be necessary or as Agent or the Required Lenders may from time to time reasonably request in order to carry out the intent and purposes of the Financing Documents and the transactions contemplated thereby, including all such actions to establish, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens) in favor of Agent for the benefit of Lenders on the Collateral (including Collateral acquired after the date hereof), including on any and all assets of each Credit Party, whether now owned or hereafter acquired.

      Section 4.11      PASA Matters.

      Each Borrower will, and will cause each Subsidiary to, at all times (a) comply with all applicable provisions of PASA, including those pertaining to bonding and payment requirements, (b) maintain written records relating to livestock and livestock byproducts in its possession for which payment has not been made and (c) at Agent's request, notify Agent of any contract arrangements for the purchase of livestock on credit.

      Section 4.12      Texas Traditions.

      If at any time Texas Traditions, Inc. has any material assets, operations or liabilities, Atlantic will, upon the request of Agent, cause Texas Traditions, Inc. to deliver to Agent a Guarantee of the Obligations, together with a security agreement pursuant to which it grants Agent a lien on all of its assets in order to secure such Guarantee.

                                   ARTICLE 5
                               NEGATIVE COVENANTS

      Each Borrower agrees that, so long as any Credit Exposure exists:

      Section 5.1       Debt.

      No Borrower will, or will permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Debt, or any contingent obligations which would be Debt hereunder if they were non-contingent, except for:

      (a) Debt and Letter of Credit Liabilities under the Financing Documents;

      (b) Debt or such contingent obligations outstanding on the date of this Agreement as set forth in the Information Certificate and refinancings thereof that do not increase the principal amounts thereof;

      (c) Subordinated Debt;

      (d) Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring any fixed asset (including through Capital Leases), in an aggregate principal amount at any time outstanding not greater than $1,000,000;

      (e) Intercompany Loans and intercompany Debt arising from loans made by any Borrower to its Subsidiaries or to any Borrower; provided, however, that upon the request of Agent at any time, such Debt shall be evidenced by promissory notes having terms reasonably satisfactory to Agent, the sole originally executed counterparts of which shall be pledged and delivered to Agent, for the benefit of Agent and Lenders, as security for the Obligations; and

      (f) unsecured Debt in addition to the Debt described in clauses (a)-(e) above, in an aggregate amount outstanding not in excess of $250,000.

      Section 5.2       Liens.

      No Borrower will, or will permit any Subsidiary to, directly or indirectly, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

      (a) Liens created by the Security Documents;

      (b) Liens existing on the date of this Agreement as set forth in the Information Certificate, together with replacement Liens on the property currently subject thereto;

      (c) any Lien on any asset securing Debt permitted under Section 5.1(d) incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within ninety (90) days after the acquisition thereof, together with replacement Liens on the property subject thereto;

      (d) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or the subject of a Permitted Contest or which are in an aggregate amount not in excess of $25,000;

      (e) Liens arising in the ordinary course of business and (i) in favor of carriers, landlords, warehousemen, mechanics and materialmen, and other similar Liens imposed by law and (ii) in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations for sums not overdue or the subject of a Permitted Contest and not involving any advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves or which are in an aggregate amount not in excess of $25,000;

      (f) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $250,000 arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are the subject of a Permitted Contest;

      (g) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of any Borrower or any Subsidiary;

      (h) PASA Liens to secure obligations owing to the applicable cash sellers of livestock;

      (i) precautionary UCC filings by lessors; and

      (j) Liens to secure the Sterling Subordinated Debt.

      Section 5.3       Restricted Distributions.

      No Borrower will, or will permit any Subsidiary to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Distribution; provided that the foregoing shall not restrict or prohibit wholly-owned Subsidiaries from making dividends or distributions and shall not restrict or prohibit dividends or distributions by Atlantic at such times and in such amounts as are necessary to permit purchases of shares of (or options or warrants to purchase shares of) equity interests in Atlantic or options or warrants therefor from employees of any Credit Party upon their death, termination or retirement, so long as (x) before and after giving effect to any such dividend or distribution for such purpose, (i) no Event of Default shall have occurred and be continuing and (ii) Borrowers are in compliance on a pro forma basis with the covenants set forth in Article 7 recomputed for the most recently ended quarter for which information is available and is in compliance with all other terms and conditions of this Agreement and (y) such purchases or payments after the date hereof do not exceed $50,000 in any Fiscal Year and do not exceed $150,000 in the aggregate.

      Section 5.4       Restrictive Agreements.

      No Borrower will, or will permit any Subsidiary to, directly or indirectly
(i) enter into or assume any agreement (other than the Financing Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired or (ii) create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (1) pay or make Restricted Distributions to any Borrower or any other Subsidiary; (2) pay any Debt owed to any Borrower or any other Subsidiary; (3) make loans or advances to any Borrower or any other Subsidiary; or (4) transfer any of its property or assets to any Borrower or any other Subsidiary. Notwithstanding the foregoing, the agreements evidencing Debt permitted under Section 5.1(d) may include restrictions on the creation of Liens on, or the transfer of, the assets subject to Liens securing such Debt.

      Section 5.5       Payments and Modifications of Subordinated Debt.

      No Borrower will, or will permit any Subsidiary to, directly or indirectly
(i) declare, pay, make or set aside any amount for payment in respect of Subordinated Debt, except for regularly scheduled payments of interest (but no prepayments of interest or payments or prepayments of principal) in respect of such Subordinated Debt made in full compliance with any and all subordination provisions applicable to such Subordinated Debt and (ii) amend or otherwise modify the terms of any Subordinated Debt if the effect of such amendment or modification is to (a) increase the interest rate or fees on such Debt; (b) advance the dates upon which payments of principal or interest are due on, or the principal amount of, such Indebtedness; (c) make more restrictive any event of default or add or make more restrictive any covenant with respect to such Debt; (d) change the prepayment provisions of such Debt, other than to defer or reduce such prepayments; (e) change the subordination provisions thereof (or the subordination terms of any guaranty thereof); or (f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Debt in a manner adverse to any Borrower, any Subsidiaries or Lenders.

      Section 5.6       Consolidations, Mergers and Sales of Assets.

      No Borrower will, or will permit any Subsidiary to, directly or indirectly
(i) consolidate or merge with or into any other Person or (ii) sell, lease, license or otherwise transfer, directly or indirectly, any of its or their assets, other than (a) sales of Inventory in the ordinary course of their respective businesses, (b) dispositions of Cash Equivalents, (c) dispositions of Equipment for cash and fair value that a Responsible Officer of the applicable Borrower determines in good faith is no longer used or useful in the business of the such Borrower and its Subsidiaries if all of the following conditions are met: (1) the market value of assets sold or otherwise disposed of in any single transaction or series of related transactions does not exceed $50,000 and the aggregate market value of assets sold or otherwise disposed of in any Fiscal Year of the applicable Borrower (exclusive of assets sold or disposed of prior to the Closing Date) does not exceed $100,000; (2) the Net Cash Proceeds of such Asset Disposition are applied as required by 2.1(d); (3) after giving effect to the Asset Disposition and the repayment of Debt with the proceeds thereof, Borrowers are in compliance on a pro forma basis with the covenants set forth in
Article 7 recomputed for the most recently ended quarter for which information is available and is in compliance with all other terms and conditions of this Agreement; and (4) no Default or Event of Default then exists or would result from such Asset Disposition; (d) transfers of assets among Borrowers for fair market value; and (e) dispositions of fixed assets that are being replaced by assets of the same type; provided, that such replacement fixed assets are acquired prior to or concurrently with any such disposition.

      Section 5.7       Purchase of Assets, Investments.

      No Borrower will, or will permit any Subsidiary to, directly or indirectly acquire any assets other than in the ordinary course of business. No Borrower will, or will permit any Subsidiary to, directly or indirectly make, acquire or own any Investment in any

Person other than (a) Investments set forth on the Information Certificate; (b) Cash Equivalents; (c) Investments in Subsidiaries, so long as (i) the applicable Borrower has pledged to Agent all of the outstanding capital stock or other equity interests of any such Subsidiary and (ii) any such Subsidiary has Guaranteed the Obligations and secured such Guarantee by granting in favor of Agent, for its benefit and the benefit of Lenders, a Lien on all or substantially all of the assets; (d) bank deposits established in accordance with Section 5.14; (e) Investments in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Account Debtors; and (f) loans to officers and employees in an aggregate principal amount not to exceed $50,000 at any time outstanding. Without limiting the generality of the foregoing, no Borrower will, or will permit any Subsidiary to, (i) acquire or create any Subsidiary or (ii) except as disclosed in the Information Certificate, engage in any joint venture or partnership with any other Person.

            Section 5.8 Transactions with Affiliates.

            Except (i) as permitted by Section 5.12, (ii) as otherwise disclosed in the Information Certificate, and (iii) for transactions that are disclosed to Agent in writing in advance of being entered into and which contain terms that are no less favorable to the applicable Borrower or any Subsidiary, as the case may be, than those which might be obtained from a third party, no Borrower will, or will permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of any Borrower, other than any other Borrower or any Subsidiary.

            Section 5.9 Modification of Organizational Documents.

            No Borrower will, or will permit any Subsidiary to, directly or indirectly amend or otherwise modify any Organizational Documents of such Person in any respect adverse to Agent or Lenders, except for such amendments or other modifications required by law and fully disclosed to Agent.

            Section 5.10 Fiscal Year.

            No Borrower will, or will permit any Subsidiary to, change its Fiscal Year.

            Section 5.11 Conduct of Business.

            No Borrower will, or will permit any Subsidiary to, directly or indirectly, engage in any line of business other than those businesses engaged in on the Closing Date and businesses reasonably related thereto.

            Section 5.12 Investor Fees.

            No Borrower will, or will permit any Subsidiary to, directly or indirectly, pay or become obligated to pay any management, consulting or similar advisory fees or other amounts to or for the account of Investor or any Affiliate of Investor, except that so long as no Event of Default is then continuing or would result therefrom, Atlantic may make payments to Sterling Advisors, L.P. (i) of a $150,000 investment banking fee on the Closing Date, (ii) monthly base fees and expenses not in excess of the amounts set forth in the Consulting Agreement, as it exists on the date hereof and (iii) in respect of legal fees of Tom Wippman for legal services rendered to Borrowers (a) prior to the Closing Date and (b) in an amount of up to $15,000 per fiscal year, for periods after the Closing Date.

            Section 5.13 Lease Payments.

            No Borrower will, or will permit any Subsidiary to, directly or indirectly, incur or assume (whether pursuant to a Guarantee or otherwise) any liability for rental payments under a lease with a lease term of one year or more if, after giving effect thereto, the aggregate amount of minimum lease payments that Borrowers and their Consolidated Subsidiaries have so incurred or assumed will exceed, on a consolidated basis, $2,000,000 for any calendar year under all such leases (excluding Capital Leases).

            Section 5.14 Bank Accounts.

            Without limiting the provisions of Section 6.1(d), no Borrower will, or will permit any Subsidiary to, directly or indirectly, establish any new bank account without prior written notice to Agent and unless Agent, the applicable Borrower or such Subsidiary and the bank at which the account is to be opened enter into a control agreement regarding such bank account pursuant to which such bank acknowledges the security interest of Agent in such bank account, agrees to comply with instructions originated by Agent directing disposition of the funds in the bank account without further consent from the applicable Borrower, and agrees to subordinate and limit any security interest the bank may have in the bank account on terms satisfactory to Agent.

            Section 5.15 Environmental Matters.

            No Credit Party will permit any Hazardous Materials to be located on any properties now or hereafter owned, leased or operated by such Credit Party or to be released into the environment, or deposited, discharged, placed or disposed of at, on, under or near any of such properties in a manner that would violate any Environmental Law in any material respect or which could reasonably be expected to have a Material Adverse Effect. No Credit Party will permit any portion of any such property to be used for the disposal, storage, treatment, processing or other handling of Hazardous Materials in violation of any Environmental Law nor to be affected by any Hazardous Materials Contamination, in either case if the same could reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE 6
                     ACCOUNTS AND INVENTORY REPRESENTATIONS,
                      WARRANTIES, COVENANTS AND AGREEMENTS

            To induce Agent and Lenders to enter into this Agreement and to make the Loans and other credit accommodations contemplated hereby, each Borrower hereby represents and warrants to Agent and each Lender, and further agrees with Agent and each Lender, that:

            Section 6.1 Accounts and Account Collections.

            (a) Each Borrower shall notify Agent promptly of: (i) any material delay in the performance by such Borrower or any of its Subsidiaries of any of their material obligations to any Account Debtor in excess of $50,000 or the assertion of any claims, offsets, defenses or counterclaims by any such Account Debtor in excess of $50,000, or any disputes with any such Account Debtors regarding amounts in excess of $50,000, or any settlement, adjustment or compromise, in each case of any Account in an amount in excess of $50,000, (ii) all material adverse information known to any Credit Party relating to the financial condition of any Account Debtor that has outstanding Accounts in excess of $50,000 and (iii) any event or circumstance which, to any Credit Party's knowledge, would result in any Account in excess of $50,000 no longer constituting an Eligible Account. Each Borrower hereby agrees not to grant to any Account Debtor, and to cause each of its Subsidiaries not to grant to any Account Debtor, any credit, discount, allowance or extension, or to enter into any agreement for any of the foregoing, without Agent's consent, except in the ordinary course of business in accordance with past practices and policies. So long as no Event of Default exists or has occurred and is continuing, each Borrower may settle, adjust or compromise, and may permit each of its Subsidiaries to settle, adjust or compromise, any claim, offset, counterclaim or dispute with any Account Debtor. At any time that an Event of Default exists or has occurred and is continuing, Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with Account Debtors of any Credit Party or grant any credits, discounts or allowances.

            (b) With respect to each Account: (i) the amounts shown on any invoice delivered to Agent or schedule thereof delivered to Agent shall be true and complete in all material respects, (ii) no payments shall be made thereon except payments immediately delivered to Agent pursuant to the terms of this Agreement or any applicable Security Document (to the extent so required), (iii) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Agent in accordance with the terms of this Agreement, and (iv) none of the transactions giving rise thereto will violate any applicable laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

            (c) Agent shall have the right at any time or times, in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, e-mail, facsimile transmission or otherwise. To facilitate the exercise of the right described in the immediately preceding sentence, each Borrower hereby agrees to provide Agent upon request the name and address of each Account Debtor of such Borrower or any of its Subsidiaries.

            (d) Each Borrower shall establish and maintain, at its sole expense, and shall cause each Subsidiary to establish and maintain, at its sole expense blocked accounts or lockboxes and related blocked accounts (in either case, "BLOCKED ACCOUNTS"), as Agent may specify, with such banks as are reasonably acceptable to Agent into which such Borrower and its Subsidiaries shall promptly deposit and direct their respective Account Debtors to directly remit all payments on Accounts and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. Each Borrower shall deliver, or cause to be delivered, to Agent a Deposit Account Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account for the benefit of the applicable Borrower or any of its Subsidiaries is maintained, and by each bank where any other Deposit Account is from time to time maintained. Each Borrower shall further execute and deliver, and shall cause each of its Subsidiaries to execute and deliver, such agreements and documents as Agent may reasonably require in connection with such Blocked Accounts, Deposit Accounts and such Deposit Account Control Agreements. Without limiting the provisions of
Section 5.14, no Borrower shall establish, or shall permit any of its Subsidiaries to establish, any Deposit Accounts not existing as of the Closing Date, unless such Borrower or its Subsidiaries (as applicable) has complied in full with the provisions of this Section 6.1 with respect to such Deposit Accounts. As of the Closing Date, each of Carlton and Prefco has established a Blocked Account arrangement with JP Morgan Chase Bank. Each of Carlton and Prefco hereby agrees that on or before January 31, 2003, it shall terminate its Blocked Account arrangement with JP Morgan Chase Bank and replace it with a Blocked Account arrangement with another bank reasonably acceptable to Agent, pursuant to agreements and documents reasonably acceptable to Agent. Each Borrower agrees that all payments made to such Blocked Accounts or other funds received and collected by Agent or any Lender, whether in respect of the Accounts, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Agent and Lenders in respect of the Obligations and therefore shall constitute the property of Agent and Lenders to the extent of the then outstanding Obligations.

            (e) For purposes of calculating the amount of the Loans available to Borrowers, payments made to a Blocked Account will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Agent of immediately available funds in the Payment Account provided such payments and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and with sufficient time to credit the Loan Account on such day, and if not, then on the next Business Day. For the purposes of calculating interest on the Obligations, such payments or other funds received shall be deemed applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Agent in the Payment Account provided such payments or other funds and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and with sufficient time to credit the Loan Account on such day, and if not, then on the next Business Day.

            (f) Each Borrower and its directors, employees, agents, Subsidiaries and other Affiliates shall, acting as trustee for Agent, receive, as the property of Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts, Inventory or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Agent. In no event shall the same be commingled with any Borrower's own funds. Each Borrower agrees to reimburse Agent on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or Person involved in the transfer of funds to or from the Blocked Accounts arising out of Agent's payments to or indemnification of such bank or Person.

            Section 6.2 Inventory.

            With respect to the Inventory: (i) each Borrower shall at all times maintain, and cause each of its Subsidiaries to maintain, records of Inventory reasonably satisfactory to Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, the cost therefor and daily withdrawals therefrom and additions thereto; (ii) each Borrower shall conduct, and cause each of its Subsidiaries to conduct, a physical count of the Inventory at least once each year but at any time or times as Agent may request on or after an Event of Default, and promptly following such physical inventory shall supply Agent with a report in the form and with such specificity as may be reasonably satisfactory to Agent concerning such physical count; (iii) except in the ordinary course of business, no Borrower shall sell, or shall permit any of its Subsidiaries to sell, Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate any Credit Party to repurchase such Inventory; (iv) each Borrower shall keep, and shall cause each of its Subsidiaries to keep, the Inventory in good and marketable condition; and (v) no Borrower shall acquire or accept, or shall permit any of its Subsidiaries to acquire or accept, without prior written notice to Agent, any Inventory on consignment or approval.

                                    ARTICLE 7
                               FINANCIAL COVENANTS

            Each Borrower agrees that, so long as any Credit Exposure exists:

            Section 7.1 Capital Expenditures.

            Borrowers will not permit the aggregate amount of Capital Expenditures for any period set forth below to exceed the amount set forth below for such period:

     Period                Amount
     ------                ------
2002 Fiscal Year         $2,000,000
2003 Fiscal Year         $1,400,000
2004 Fiscal Year         $1,600,000
2005 Fiscal Year         $1,600,000

2006 Fiscal Year         $1,600,000
2007 Fiscal Year         $1,600,000

If Borrowers do not utilize the entire amount of Capital Expenditures permitted in any Fiscal Year set forth above, Borrowers may carry forward to the immediately succeeding period up to 75% of such unutilized amount (with Capital Expenditures made by Borrowers in such succeeding period applied first to such carried forward amount); provided that all such carried forward amounts must be used during the first 3 months of the subsequent Fiscal Year.

            Section 7.2 Fixed Charge Coverage Ratio.

            Borrowers on a consolidated basis will not permit the Fixed Charge Coverage Ratio for the twelve (12) month period ending on any date set forth below to be less than the ratio set forth below for such date.

      Date                   Ratio
      ----                   -----
December 31, 2002           1.1:1.0
March 31, 2003              1.1:1.0
June 30, 2003               1.1:1.0
September 30, 2003          1.1:1.0
December 31, 2003           1.1:1.0
March 31, 2004              1.1:1.0
June 30, 2004               1.1:1.0
September 30, 2004          1.1:1.0
December 31, 2004           1.1:1.0
March 31, 2005              1.1:1.0
June 30, 2005               1.1:1.0
September 30, 2005          1.1:1.0
December 31, 2005           1.1:1.0
March 31, 2006              1.1:1.0
June 30, 2006               1.1:1.0
September 30, 2006          1.1:1.0
December 31, 2006           1.1:1.0
March 31, 2007              1.1:1.0
June 30, 2007               1.1:1.0

            Section 7.3 Senior Leverage Ratio.

            Borrowers will not permit the Senior Leverage Ratio for the twelve
(12) month period ending on any date set forth below to be greater than the amount set forth below for such date:

      Date                   Ratio
      ----                   -----
December 31, 2002           2.40:1.0

March 31, 2003              2.25:1.0
June 30, 2003               2.25:1.0
September 30, 2003          2.25:1.0
December 31, 2003           2.25:1.0
March 31, 2004              2.00:1.0
June 30, 2004               2.00:1.0
September 30, 2004          2.00:1.0
December 31, 2004           2.00:1.0
March 31, 2005              1.75:1.0
June 30, 2005               1.75:1.0
September 30, 2005          1.75:1.0
December 31, 2005           1.75:1.0
March 31, 2006              1.75:1.0
June 30, 2006               1.75:1.0
September 30, 2006          1.75:1.0
December 31, 2006           1.75:1.0
March 31, 2007              1.50:1.0
June 30, 2007               1.50:1.0
September 30, 2007          1.50:1.0


                                   ARTICLE 8
                                   CONDITIONS

            Section 8.1 Conditions to Closing.

            The obligation of each Lender to make the initial Loans and of Agent to issue any Support Agreements on the Closing Date shall be subject to the receipt by Agent of each agreement, document and instrument set forth on the Closing Checklist, each in form and substance satisfactory to Agent, and to the consummation of the following conditions precedent, each to the satisfaction of Agent and Lenders in their sole discretion:

            (a) evidence of the consummation of the transactions (other than the funding of the Loans) contemplated by the Operative Documents, including without limitation the exchange of subordinated notes contemplated by the Subordinated Debt Documents and the execution of appropriate subordination agreements relating thereto.

            (b) the payment of all fees, expenses and other amounts due and payable under each Financing Document;

            (c) the satisfaction of Agent as to the absence, since December 31, 2001, of any material adverse change in any aspect of the business, operations, properties, prospects or condition (financial or otherwise) of any Credit Party, or any event or condition which could reasonably be expected to result in such a material adverse change;

            (d) the receipt of the initial Borrowing Base Certificate, prepared as of a date within seven (7) days of the Closing Date, which certificate shall evidence immediately available excess borrowing capacity of Revolving Loans of not less than $1,000,000 after giving effect to the initial funding of Loans on the Closing Date and the consummation of the transactions contemplated by the Operative Documents;

            (e) receipt by Agent of FIRREA appraisals and flood zone certificates with respect to each parcel of Real Property included in the Collateral; and

            (f) receipt by Agent of such other documents, instruments and/or agreements as Agent may reasonably request.

            Section 8.2 Conditions to Each Loan and Support Agreement.

            The obligation of Lenders to make a Loan or of Agent to issue any Support Agreement (including on the Closing Date) is subject to the satisfaction of the following additional conditions:

            (a) in the case of a Revolving Loan Borrowing or the borrowing of Term Loan B, receipt by Agent of a Notice of Borrowing as set forth hereinabove;

            (b) the fact that, immediately after each such Revolving Loan Borrowing and after application of the proceeds thereof or after such issuance, the Revolving Loan Outstandings will not exceed the Revolving Loan Limit;

            (c) the fact that, immediately before and after such borrowing or issuance, no Default or Event of Default shall have occurred and be continuing; and

            (d) the fact that the representations and warranties of each Credit Party contained in the Financing Documents shall be true and correct in all material respects on and as of the date of such borrowing or issuance, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

            Each borrowing, each giving of a Notice of LC Credit Event hereunder and each giving of a Notice of Borrowing hereunder shall be deemed to be a representation and warranty by each Borrower on the date of such borrowing or notice as to the facts specified in Sections 8.2(b), 8.2(c) and 8.2(d).

                                   ARTICLE 9
                                EVENTS OF DEFAULT

            Section 9.1 Events of Default.

            For purposes of the Financing Documents, the occurrence of any of the following conditions and/or events, whether voluntary or involuntary, by operation of law or otherwise, shall constitute an "EVENT OF DEFAULT":

            (a) Any Borrower shall fail to pay when due any principal, interest, premium or fee under any Financing Document or any other amount payable under any Financing Document;

            (b) Any Borrower shall fail to observe or perform any covenant contained in Section 4.1(a), (b), (c), (e), (g), (h), (i), (j)(i), (k), (l),
(m), (o), (p), (q), (r) or (t), Section 4.4(a), 4.4(b), 4.4(c)(ii), 4.4(c)(iii),
4.4(c)(iv), Section 4.7, Section 4.9, Article 5, Article 6 or Article 7;

            (c) any Credit Party defaults in the performance of or compliance with any term contained in this Agreement, in any other Financing Document or in any document, agreement or instrument entered into in connection with Ancillary Services (other than occurrences described in other provisions of this Section
9.1 for which a different grace or cure period is specified or which constitute immediate Events of Default) and such default is not remedied or waived within twenty (20) days after the earlier of (1) receipt by Borrower Representative of notice from Agent or Required Lenders of such default or (2) actual knowledge of any Responsible Officer of any Borrower or any other Credit Party of such default;

            (d) any representation, warranty, certification or statement made by any Credit Party or any other Person in any Financing Document or in any certificate, financial statement or other document delivered pursuant to any Financing Document is incorrect in any respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made (or deemed made);

            (e) failure of any Credit Party to pay when due or within any applicable grace or cure period any principal, interest or other amount on Debt (other than the Loans), or the occurrence of any breach, default, condition or event with respect to any Debt (other than the Loans), that remains in existence beyond any applicable grace or cure period, if the effect of such failure or occurrence is to cause or to permit the holder or holders thereof to cause, Debt having an aggregate principal amount in excess of $100,000 to become or be declared due prior to its stated maturity, unless waived by the holder or holders thereof;

            (f) any Credit Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

            (g) an involuntary case or other proceeding shall be commenced against any Credit Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against any Credit Party under the federal bankruptcy laws as now or hereafter in effect;

            (h) (1) institution of any steps by any Person to terminate a Pension Plan if as a result of such termination any Credit Party or any member of the Controlled Group could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $100,000, (2) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA, or (3) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that any Credit Party or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds $100,000;

            (i) one or more judgments or orders for the payment of money aggregating in excess of $100,000 in excess of any available insurance shall be rendered against any or all Credit Parties and such judgments or orders shall continue unsatisfied and unstayed for a period of thirty (30) days;

            (j) (1) Investor shall collectively cease to, directly or indirectly, own and control at least 51% of the outstanding equity interests of Atlantic owned by them on the Closing Date (after giving effect to the consummation of the transactions contemplated by the Operative Documents), (2) Continuing Directors shall cease to constitute at least a majority of the board of directors (or similar governing body) of Atlantic, (3) any Person other than Investor shall, directly or indirectly, own and control either a greater percentage of the outstanding equity interests of Atlantic directly or indirectly owned and controlled by Investor or more than 51% of the outstanding equity interests of Atlantic, (4) Atlantic shall cease to directly own and control one hundred percent (100%) of each class of the outstanding equity interests of each other Borrower, (5) a Borrower shall cease to, directly or indirectly, own and control one hundred percent (100%) of each class of the outstanding equity interests of each Subsidiary or (6) any "Change of Control", "Change in Control", or terms of similar import occurs under any Subordinated Debt Document;

            (k) the accountant's report or reports on the audited statements delivered pursuant to Section 4.1(b) shall include any material qualification (including with respect to the scope of audit) or exception, other than as permitted in Section 4.1(b);

            (l) any Lien created by any of the Security Documents shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be secured thereby (except to the extent that Agent chooses not to take action to perfect its Lien on any Collateral), subject to no prior or equal Lien except Permitted Liens, or any Credit Party shall so assert in writing;

            (m) any Credit Party shall be prohibited or otherwise materially restrained from conducting all or a substantial portion of the business theretofore conducted by it by virtue of any casualty, any labor strike, any determination, ruling, decision, decree or order of any court or regulatory authority of competent jurisdiction or any other event and such casualty, labor strike, determination, ruling, decision, decree, order or other event remains unstayed and in effect for a period that could reasonably be expected to have a Material Adverse Effect; or

            (n) any of the Operative Documents shall for any reason fail to constitute the valid and binding agreement of any party thereto, or any such party shall so assert in writing.

            Section 9.2 Acceleration and Suspension or Termination of Revolving Loan Commitment.

            Upon the occurrence and during the continuance of an Event of Default, Agent may, and shall if requested by Required Lenders, (i) by notice to Borrower Representative suspend or terminate the Revolving Loan Commitment, in whole or in part (and, if in part, such reduction shall be pro rata among Lenders having a Revolving Loan Commitment Percentage) and/or (ii) by notice to Borrower Representative declare the Obligations to be, and the Obligations shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and Borrowers will pay the same; provided that in the case of any of the Events of Default specified in Section 9.1(f) or 9.1(g) above, without any notice to any Borrower or any other act by Agent or Lenders, the Revolving Loan Commitment shall thereupon terminate and all of the Obligations shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and Borrowers will pay the same.

            Section 9.3 Cash Collateral.

            If (i) any Event of Default specified in Section 9.1(f) or 9.1(g) shall occur, (ii) the Obligations shall have otherwise been accelerated pursuant to Section 9.2 or (iii) the Revolving Loan Commitment shall have been terminated pursuant to Section 9.2, then without any request or the taking of any other action by Agent or Lenders, Borrowers shall immediately comply with the provisions of Section 2.5(e) with respect to the deposit of cash collateral to secure the existing Letter of Credit Liability and future payment of related fees.

            Section 9.4 Default Rate of Interest and Suspension of LIBOR Rate Options.

            At the election of Agent or Required Lenders and upon written notice to Borrower Representative, after the occurrence of an Event of Default and for so long as it continues, the Loans then outstanding and any other Obligations then due and payable shall bear interest at rates that are two percent (2.0%) in excess of the rates otherwise payable under this Agreement. Furthermore, at the election of Agent or Required Lenders during any period in which any Event of Default is continuing (x) as the Interest Periods for LIBOR Loans then in effect expire, such Loans shall be converted into Prime Rate Loans and (y) the LIBOR election will not be available to any Borrower.

            Section 9.5 Setoff Rights.

            During the continuance of any Event of Default, each Lender is hereby authorized by each Borrower at any time or from time to time, with reasonably prompt subsequent notice to such Borrower (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (A) balances held by such Lender at any of its offices for the account of such Borrower or any of its Subsidiaries (regardless of whether such balances are then due to such Borrower or its Subsidiaries), and (B) other property at any time held or owing by such Lender to or for the credit or for the account of such Borrower or any of its Subsidiaries, against and on account of any of the Obligations; except that no Lender shall exercise any such right without the prior written consent of Agent. Any Lender exercising a right to set off shall purchase for cash (and the other Lenders shall sell) interests in each of such other Lender's Pro Rata Share of the Obligations as would be necessary to cause all Lenders to share the amount so set off with each other Lender in accordance with their respective Pro Rata Share of the Obligations. Each Borrower agrees, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to the Obligations as provided in this Section 9.5.

            Section 9.6 Application of Proceeds.

            Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) each Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of such Borrower or any guarantor of all or any part of the Obligations, and Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in such manner as Agent may deem advisable notwithstanding any previous application by Agent and (b) in the absence of a specific determination by Agent with respect thereto, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied: first, to all fees, costs, indemnities and expenses incurred by or owing to Agent and any Designated Lender Affiliate that is an Affiliate of Agent, with respect to this Agreement, the other Financing Documents, any Ancillary Services or the Collateral; second, to all fees, costs, indemnities and expenses incurred by or owing to any Lender and any Designated Lender Affiliate that is an Affiliate of any Lender, with respect to this Agreement, the other Financing Documents, any Ancillary Services or the Collateral; third, to accrued and unpaid interest on the Obligations (including any interest which but for the provisions of the U.S. Bankruptcy Code, would have accrued on such amounts); fourth, to the principal amount of the Obligations outstanding; and fifth to any other indebtedness or obligations of each Borrower owing to Agent, any Lender or any Designated Lender Affiliate under the Financing Documents or with respect to Ancillary Services. Any balance remaining shall be delivered to Borrowers or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.

                                   ARTICLE 10
                 EXPENSES, INDEMNITY, TAXES AND RIGHT TO PERFORM

            Section 10.1 Expenses.

            Each Borrower hereby agrees to promptly pay (i) all costs and expenses of Agent (including without limitation the reasonable fees, costs and expenses of counsel to, and independent appraisers and consultants retained by Agent) in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated by the Financing Documents, in connection with the performance by Agent of its rights and remedies under the Financing Documents and in connection with the continued administration of the Financing Documents including any amendments, modifications, consents and waivers to and/or under any and all Financing Documents, (ii) without limitation of the preceding clause (i), all costs and expenses of Agent in connection with the creation, perfection and maintenance of Liens pursuant to the Financing Documents, including title investigations, (iii) without limitation of the preceding clause (i), expenses of Agent in connection with protecting, storing, insuring, handling, maintaining or selling any Collateral and in connection with any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all of the Financing Documents, and (iv) all costs and expenses incurred by Lenders in connection with any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all Financing Documents, provided, that to the extent that the costs and expenses referred to in this clause (iv) consist of fees, costs and expenses of counsel, Borrowers shall be obligated to pay such reasonable fees, costs and expenses for only one counsel acting for all Lenders (other than Agent).

            Section 10.2 Indemnity.

            Each Borrower hereby agrees to indemnify, pay and hold harmless Agent and Lenders and the officers, directors, employees and counsel of Agent and Lenders (collectively called the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitee) in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of a Credit Party, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Agent or Lenders) asserting any right to payment for the transactions contemplated hereby, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with the transactions contemplated hereby or by the other Operative Documents (including (i)(A) as a direct or indirect result of the presence on or under, or escape, seepage, leakage, spillage, discharge, emission or release from, any property now or previously owned, leased or operated by any Borrower, any Subsidiary or any other Person of any Hazardous Materials or any Hazardous Materials Contamination, (B) arising out of or relating to the offsite disposal of any materials generated or present on any such property or (C) arising out of or resulting from the environmental condition of any such property or the applicability of any governmental requirements relating to Hazardous Materials, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of any Borrower or any Subsidiary, and (ii) proposed and actual extensions of credit under this Agreement) and the use or intended use of the proceeds of the Notes and Letters of Credit, except that no Borrower shall have any obligation hereunder to an Indemnitee with respect to any liability resulting from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction. To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable, each Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them.

            Section 10.3 Taxes.

            Each Borrower agrees to pay all governmental assessments, charges or taxes (except income, franchise or other similar taxes imposed on Agent or Lenders), including any interest or penalties thereon, at any time payable or ruled to be payable in respect of the existence, execution or delivery of this Agreement or the other Financing Documents or the issuance of the Notes or Letters of Credit and to indemnify and hold Agent and Lenders harmless against liability in connection with any such assessments, charges or taxes.

            Section 10.4 Right to Perform.

            If any Credit Party fails to perform any obligation hereunder or under any other Financing Document, Agent itself may, but shall not be obligated to, cause such obligation to be performed at Borrowers' expense and each Borrower agrees to reimburse Agent therefor on demand. All amounts owing hereunder or under any other Financing Document may be satisfied in full, subject to the provisions of Section 2.2(a)(ii), through the making of Agent Advances.

                                   ARTICLE 11
                                      AGENT

            Section 11.1 Appointment and Authorization.

            Each Lender hereby irrevocably appoints and authorizes Agent to enter into each of the Security Documents on its behalf and to take such actions as Agent on its behalf and to exercise such powers under the Financing Documents as are delegated to Agent by the terms thereof, together with all such powers as are reasonably incidental thereto. Except as otherwise expressly provided in
Section 12.5 or by the terms of the Financing Documents, Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Financing Documents on behalf of Lenders. The provisions of this

Article 11 are solely for the benefit of Agent and Lenders and neither any Borrower nor any other Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Borrower or any other Credit Party. Agent may perform any of its duties hereunder, or under the Financing Documents, by or through its agents or employees.

            Section 11.2 Agent and Affiliates.

            Agent shall have the same rights and powers under the Financing Documents as any other Lender and may exercise or refrain from exercising the same as though it were not Agent, and Agent and its Affiliates may lend money to, invest in and generally engage in any kind of business with each Credit Party or Affiliate of any Credit Party as if it were not Agent hereunder.

            Section 11.3 Action by Agent.

            The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Financing Documents, express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the Financing Documents except as expressly set forth herein or therein.

            Section 11.4 Consultation with Experts.

            Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

            Section 11.5 Liability of Agent.

            Neither Agent nor any of its directors, officers, agents or employees shall be liable to any Lender for any action taken or not taken by it in connection with the Financing Documents, except that Agent shall be liable to the extent of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. Neither Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Financing Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements specified in any Financing Agreement; (iii) the satisfaction of any condition specified in any Financing Document, except receipt of items required to be delivered to Agent; (iv) the validity, effectiveness, sufficiency or genuineness of any Financing Document, any Lien purported to be created or perfected thereby or any other instrument or writing furnished in connection therewith; (v) the existence or non-existence of any Default or Event of Default; or (vi) the financial condition of any Credit Party. Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile or electronic transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them).

            Section 11.6 Indemnification.

            Each Lender shall, in accordance with its Pro Rata Share, indemnify Agent (to the extent not reimbursed by Borrowers) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from Agent's gross negligence or willful misconduct as determined by a court of competent jurisdiction) that Agent may suffer or incur in connection with the Financing Documents or any action taken or omitted by Agent hereunder or thereunder. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by Required Lenders until such additional indemnity is furnished. The obligations of Lenders under this
Section 11.6 shall survive the payment in full of the Obligations and the termination of this Agreement.

            Section 11.7 Right to Request and Act on Instructions.

            Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Financing Documents Agent is permitted or desires to take or to grant, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Financing Documents until it shall have received such instructions from Required Lenders or all or such other portion of Lenders as shall be prescribed by this Agreement. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Financing Documents in accordance with the instructions of Required Lenders and, notwithstanding the instructions of Required Lenders, Agent shall have no obligation to take any action if it believes, in good faith, that such action exposes Agent to any liability for which it has not received satisfactory indemnification in accordance with the provisions of Section 11.6.

            Section 11.8 Credit Decision.

            Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Documents.

            Section 11.9 Collateral Matters.

            Lenders irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent under any Security Document (i) upon termination of the Revolving Loan Commitment and payment in full of all Obligations and the expiration, termination or cash collateralization (to the satisfaction of Agent) of all Letters of Credit; or
(ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted under any Financing Document (it being understood and agreed that Agent may conclusively rely without further inquiry on a certificate of a Responsible Officer of Borrower Representative as to the sale or other disposition of property being made in full compliance with the provisions of the Financing Documents). Upon request by Agent at any time, Lenders will confirm in writing Agent's authority to release particular types or items of Collateral pursuant to this Section 11.9.

            Section 11.10 Agency for Perfection.

            Agent and each Lender hereby appoint each other Lender as agent for the purpose of perfecting Agent's security interest in assets which, in accordance with the Uniform Commercial Code in any applicable jurisdiction, can be perfected by possession or control. Should any Lender (other than Agent) obtain possession or control of any such assets, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefore, shall deliver such assets to Agent or in accordance with Agent's instructions or transfer control to Agent in accordance with Agent's instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any Collateral for the Loans unless instructed to do so by Agent, it being understood and agreed that such rights and remedies may be exercised only by Agent.

            Section 11.11 Notice of Default.

            Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of Lenders, unless Agent shall have received written notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". Agent will notify each Lender of its receipt of any such notice. Agent shall take such action with respect to such Default or Event of Default as may be requested by Required Lenders in accordance with the terms hereof. Unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interests of Lenders.

            Section 11.12 Successor Agent.

            Agent may resign at any time by giving written notice thereof to Lenders and Borrowers. Upon any such resignation, Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of Lenders, appoint a successor Agent, which shall be an institution organized or licensed under the laws of the United States of America or of any State thereof. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

            Section 11.13 Disbursements of Revolving Loans; Payment.

            (a) Revolving Loan Advances, Payments and Settlements; Interest and Fee Payments.

                  (i) Agent shall have the right, on behalf of Lenders, to disburse funds to each Borrower for all Revolving Loans requested by such Borrower pursuant to the terms of this Agreement. Absent the prior receipt by Agent of a written notice from any Lender pursuant to which such Lender notifies Agent that such Lender shall cease making Revolving Loans (whether due to the existence of a Default or Event of Default or otherwise), Agent shall be conclusively entitled to assume, for purposes of the preceding sentence, that each Lender will fund its Pro Rata Share of all Revolving Loans requested by each Borrower. Each Lender shall reimburse Agent on demand, in accordance with the provisions of the immediately following paragraph, for all funds disbursed on its behalf by Agent pursuant to the preceding sentence, or if Agent so requests, each Lender will remit to Agent its Pro Rata Share of any Revolving Loan before Agent disburses the same to a Borrower. If Agent elects to require that each Lender make funds available to Agent, prior to a disbursement by Agent to a Borrower, Agent shall advise each Lender by telephone, facsimile or e-mail of the amount of such Lender's Pro Rata Share of the Revolving Loan requested by any Borrower no later than noon (Chicago time) on the date of funding of such Revolving Loan, and each such Lender shall pay Agent on such date such Lender's Pro Rata Share of such requested Revolving Loan, in same day funds, by wire transfer to the Payment Account, or such other account as may be identified in writing by Agent to Lenders from time to time. If any Lender fails to pay the amount of its Pro Rata Share within one (1) Business Day after Agent's demand, Agent shall promptly notify Borrower Representative, and Borrowers shall immediately repay such amount to Agent. Any repayment required pursuant to this
Section 11.13 shall be without premium or penalty. Nothing in this Section 11.13 or elsewhere in this Agreement or the other Financing Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Agent or any Borrower may have against any Lender as a result of any default by such Lender hereunder.

                  (ii) On a Business Day of each week as selected from time to time by Agent, or more frequently (including daily), if Agent so elects (each such day being a "SETTLEMENT DATE"), Agent will advise each Lender by telephone, facsimile or e-mail of the amount of each such Lender's Pro Rata Share of the Revolving Loan balance (including any Agent Advances) as of the close of business of the Business Day immediately preceding the Settlement Date. In the event that payments are necessary to adjust the amount of such Lender's actual Pro Rata Share of the Revolving Loan balance to such Lender's required Pro Rata Share of the Revolving Loan balance as of any Settlement Date, the party from which such payment is due (i) shall be deemed, irrevocably and unconditionally, to have purchased, without recourse or warranty, an undivided interest and participation in the Revolving Loans sufficient to equate such Lender's actual Pro Rata Share of the Revolving Loan balance as of such Settlement Date with such Lender's required Pro Rata Share of the Revolving Loans as of such date and
(ii) shall pay Agent, without setoff or discount, in same day funds, by wire transfer to the Payment Account not later than noon (Chicago time) on the Business Day following the Settlement Date the full purchase price for such interest and participation, equal to one hundred percent (100%) of the principal amount of the Revolving Loans being purchased and sold. In the event settlement shall not have occurred by the date and time specified in the immediately preceding sentence, interest shall accrue on the unsettled amount at the Federal Funds Rate, for the first three (3) days following the scheduled date of settlement, and thereafter at the Prime Rate plus the Prime Rate Margin.

                  (iii) On each Settlement Date, Agent shall advise each Lender by telephone, facsimile or e-mail of the amount of such Lender's Pro Rata Share of principal, interest and fees paid for the benefit of Lenders with respect to each applicable Loan, to the extent of such Lender's credit exposure with respect thereto, and shall make payment to such Lender not later than noon (Chicago time) on the Business Day following the Settlement Date of such amounts in accordance with wire instructions delivered by such Lender to Agent, as the same may be modified from time to time by written notice to Agent; provided, that, in the case such Lender is a Defaulted Lender, Agent shall be entitled to set off the funding short-fall against that Defaulted Lender's respective share of all payments received from any Borrower.

                  (iv) The provisions of this Section 11.13(a) shall be deemed to be binding upon Agent and Lenders notwithstanding the occurrence of any Default or Event of Default, or any insolvency or bankruptcy proceeding pertaining to any Borrower or any other Credit Party.

            (b) Term Loan Principal Payments. Payments of principal of the Term Loans will be settled on the date of receipt if received by Agent on the first Business Day of a month or on the Business Day immediately following the date of receipt if received on any day other than the first Business Day of a month.

            (c) Return of Payments.

                  (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from a

Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind, together with interest accruing on a daily basis at the Federal Funds Rate.

                  (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Financing Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to any Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

            (d) Defaulted Lenders. The failure of any Defaulted Lender to make any Revolving Loan or any payment required by it hereunder shall not relieve any other Lender of its obligations to make such Revolving Loan or payment, but neither any Lender nor Agent shall be responsible for the failure of any Defaulted Lender to make a Revolving Loan or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Defaulted Lender shall not have any voting or consent rights under or with respect to any Financing Document or constitute a "Lender" (or be included in the calculation of "Required Lenders" hereunder) for any voting or consent rights under or with respect to any Financing Document. At Borrower Representative's request, Agent or a Person reasonably acceptable to Agent shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from any Defaulted Lender, and each Defaulted Lender agrees that it shall, at Agent's request, sell and assign to Agent or such Person, all of the lending commitments and commitment interests of that Defaulted Lender for an amount equal to the principal balance of all Loans held by such Defaulted Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

                                   ARTICLE 12
                                  MISCELLANEOUS

            Section 12.1 Survival.

            All agreements, representations and warranties made herein and in every other Financing Document shall survive the execution and delivery of this Agreement and the other Financing Documents and the other Operative Documents and the execution, sale and delivery of the Notes. The indemnities and agreements set forth in Article 6 and Article 10 shall survive the payment of the Obligations and any termination of this Agreement.

            Section 12.2 No Waivers.

            No failure or delay by Agent or any Lender in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            Section 12.3 Notices.

            All notices, requests and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission or similar writing) and shall be given to such party at its address, facsimile number or e-mail address set forth on the signature pages hereof (or, in the case of any such Lender who becomes a Lender after the date hereof, in an Assignment Agreement or in a notice delivered to Borrower Representative and Agent by the assignee Lender forthwith upon such assignment) or at such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to Agent and Borrower Representative; provided, that notices, requests or other communications shall be permitted by e-mail only where expressly provided in the Financing Documents. Each such notice, request or other communication shall be effective (i) if given by facsimile or e-mail, when such notice is transmitted to the facsimile number or e-mail address specified by this Section or (ii) if given by mail, prepaid overnight courier or any other means, when received at the applicable address specified by this Section.

            Section 12.4 Severability.

            In case any provision of or obligation under this Agreement or the Notes or any other Financing Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            Section 12.5 Amendments and Waivers.

            Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrowers and the Required Lenders (and, if (x) any amendment would increase such Lender's Revolving Loan Commitment Amount, or increase such Lender's funding obligations in respect of any Term Loan, by such Lender and (y) the rights or duties of Agent or LC Issuer are affected thereby, by Agent or the LC Issuer, as the case may be); provided that no such amendment or waiver shall, unless signed by all Lenders; (i) reduce the principal of, rate of interest on or any fees with respect to any Loan or Reimbursement Obligation; (ii) postpone the date fixed for any payment (other than a payment pursuant to Section 2.1(d)) of principal of any Loan, or of any Reimbursement Obligation or of interest on any Loan or any Reimbursement Obligation or any fees hereunder or for any termination of any commitment; (iii) change the definition of the term Required Lenders or the percentage of Lenders which shall be required for Lenders to take any action hereunder; (iv) increase any of the dollar limitations set forth in
Section 5.6 by more than 25% each in the aggregate; (v) amend or waive this
Section 11.5 or the definitions of the terms used in this Section 11.5 insofar as the definitions affect the substance of this Section 11.5; (vi) consent to the assignment, delegation or other transfer by any Credit Party of any of its rights and obligations under any Financing Document; or (vii) increase any of the advance rates by more than five (5) percentage points each in the aggregate set forth in the Borrowing Base Certificate.

            Section 12.6 Assignments; Participations.

            (a) Assignments.

                  (i) Any Lender may at any time assign to one or more Persons (any such Person, an "ASSIGNEE") all or any portion of such Lender's Loans and interest in the Revolving Loan Commitment with the prior written consent of Agent and, so long as no Event of Default exists, Borrowers (which consent shall not be unreasonably withheld or delayed and shall not be required for an assignment by a Lender to a Lender or to an Affiliate of a Lender). Except as Agent may otherwise agree, any such assignment shall be in a minimum aggregate amount equal to $5,000,000 or, if less, the assignor's entire interests in the Revolving Loan Commitment and outstanding Loans. Borrowers and Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Assignee until Agent shall have received and accepted an effective Assignment Agreement executed, delivered and fully completed by the applicable parties thereto and a processing fee of $3,500. Any attempted assignment not made in accordance with this Section 12.6(a) shall be treated as the sale of a participation under Section 12.6(b). Each Borrower shall be deemed to have granted its consent to any assignment requiring its consent hereunder unless such Borrower has expressly objected to such assignment within five (5) Business Days after written notice thereof.

                  (ii) From and after the date on which the conditions described above have been met, (i) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights (other than its indemnification rights) and obligations hereunder. Upon the request of the Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, each Borrower shall execute and deliver to Agent for delivery to the Assignee (and, as applicable, the assigning Lender) Notes in the aggregate principal amount of the Assignee's percentage interest in the Revolving Loan Commitment, plus the principal amount of the Assignee's Term Loans (and, as applicable, Notes in the principal amount of that portion of the Revolving Loan Commitment retained by the assigning Lender plus the principal amount of the Term Loans retained by the assigning Lender). Upon receipt by the assigning Lender of such Note, the assigning Lender shall return to Borrower Representative any prior Note held by it.

                  (iii) Agent shall maintain at one of its offices a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of each Lender, and the commitments of, and principal amount of the Loans owing to, such Lender pursuant to the terms hereof. The entries in such register shall be conclusive, and Borrowers, Agent and Lenders may treat each Person whose name is recorded therein pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by any Borrower and any Lender, at any reasonable time upon reasonable prior notice to Agent.

                  (iv) Notwithstanding the foregoing provisions of this Section 12.6(a) or any other provision of this Agreement, any Lender may at any time assign all or any portion of its Loans and its Note as collateral security to a Federal Reserve Bank or, as applicable, to such Lender's trustee for the benefit of its investors (but no such assignment shall release any Lender from any of its obligations hereunder).

            (b) Participations.

            Any Lender may at any time sell to one or more Persons participating interests in its Loans, commitments or other interests hereunder (any such Person, a "PARTICIPANT"). In the event of a sale by a Lender of a participating interest to a Participant, (a) such Lender's obligations hereunder shall remain unchanged for all purposes, (b) Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder and (c) all amounts payable by each Borrower shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any event described in Section 12.5 expressly requiring the unanimous vote of all Lenders or, as applicable, all affected Lenders. Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement that such Lender enters into with any Participant. Each Borrower agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that such right of set-off shall be subject to the obligation of each Participant to share with Lenders, and Lenders agree to share with each Participant, as provided in Section 9.5.

            Section 12.7 Headings.

            Headings and captions used in the Financing Documents (including the Exhibits, Schedules and Annexes hereto and thereto) are included for convenience of reference only and shall not be given any substantive effect.

            Section 12.8 Confidentiality.

            In handling any confidential information of any Credit Party, Agent and each Lender shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement, except that disclosure of such information may be made (i) to agents, employees, Subsidiaries, Affiliates, attorneys and advisors of such Person in connection with its present or prospective business relations with the Credit Parties arising out of the Financing Documents and who are bound by a duty of confidentiality to Agent or such Lender, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have agreed to be bound by the provision of this
Section 12.8, (iii) as required by law, regulation, rule, request or order, subpoena, judicial order or similar order and in connection with any litigation and (iv) to any regulatory authority or examiner regulating or having jurisdiction over such Person, as may be required in connection with the examination, audit or similar investigation of such Person. Confidential information shall not include information that either: (i) is in the public domain, or becomes part of the public domain after disclosure to such Person through no fault of such Person, or (ii) is disclosed to such Person by a third party, provided Agent does not have actual knowledge that such third party is prohibited from disclosing such information.

            Section 12.9 GOVERNING LAW; SUBMISSION TO JURISDICTION.

            THIS AGREEMENT, EACH NOTE AND EACH OTHER FINANCING DOCUMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH BORROWER AT THE APPLICABLE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

            Section 12.10 WAIVER OF JURY TRIAL.

            EACH OF EACH BORROWER, AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

            Section 12.11 Publication; Advertisement.

            (a) Publication. No Credit Party will directly or indirectly publish, publicly disclose or otherwise use in any public disclosure, advertising material, promotional material, press release or interview, any reference to the name, logo or any trademark of Merrill Lynch or any of its Affiliates or any reference to this Agreement or the financing evidenced hereby, in any case without Merrill Lynch's prior written consent, except as required by law, regulation, rule, order, subpoena, judicial order or similar order in connection with any litigation or regulatory proceeding.

            (b) Advertisement. Each Credit Party hereby authorizes Merrill Lynch to publish the name of such Credit Party and the amount of the financing evidenced hereby in any "tombstone" or comparable advertisement which Merrill Lynch elects to publish. In addition, each Credit Party agrees that Merrill Lynch may provide lending industry trade organizations with information necessary and customary for inclusion in league table measurements after the Closing Date. With respect to any of the foregoing, Merrill Lynch shall provide Borrowers with an opportunity to review and confer with Merrill Lynch regarding the contents of any such tombstone, advertisement or information, as applicable, prior to its publication.

            Section 12.12 Counterparts; Integration.

            This Agreement and the other Financing Documents may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and the other Financing Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    ATLANTIC PREMIUM BRANDS, LTD.

                                    By: /s/ Thomas M. Dalton
                                       ----------------------------------------
                                       Name:  Thomas M. Dalton
                                       Title: Chief Financial Officer and Chief
                                              Operating Officer
                                       Address:  650 Dundee Road, Suite 370
                                                 Northbrook, Illinois  60062
                                       Facsimile number:  (847) 412-9766


                                    ATLANTIC'S ACCOUNT DESIGNATION:

                                       Fleet Bank
                                       Hartford, Connecticut
                                       ABA No.:       011900571
                                       Account No.:   9415803199
                                       Account Name:  Atlantic Premium Brands,
                                                      Ltd. Master Operating
                                                      Account
                                       Reference:     Funding from (list date
                                                      of funding)


                                    CARLTON FOODS CORP.

                                    By: /s/ Thomas M. Dalton
                                       ----------------------------------------
                                       Name: Thomas M. Dalton
                                       Title: Chief Financial Officer
                                       Address:  650 Dundee Road, Suite 370
                                                 Northbrook, Illinois  60062
                                       Facsimile number:  (847) 412-9766


                                    CARLTON'S ACCOUNT DESIGNATION:

                                       Fleet Bank
                                       Hartford, Connecticut
                                       ABA No.:       011900571
                                       Account No.:   9415803199
                                       Account Name:  Atlantic Premium Brands,
                                                      Ltd. Master Operating
                                                      Account
                                       Reference:     Funding from (list date
                                                      of funding)

                                    PREFCO CORP.

                                    By:  /s/ Thomas M. Dalton
                                       ----------------------------------------
                                       Name:  Thomas M. Dalton
                                       Title: Chief Financial Officer
                                       Address:  650 Dundee Road, Suite 370
                                                 Northbrook, Illinois  60062
                                       Facsimile number:  (847) 412-9766


                                    PREFCO'S ACCOUNT DESIGNATION:

                                       Fleet Bank
                                       Hartford, Connecticut
                                       ABA No.:       011900571
                                       Account No.:   9415803199
                                       Account Name:  Atlantic Premium Brands,
                                                      Ltd. Master Operating
                                                      Account
                                       Reference:     Funding from (list date
                                                      of funding)


                                    RICHARDS CAJUN FOODS CORP.

                                    By:  /s/ Thomas M. Dalton
                                       ----------------------------------------
                                       Name:  Thomas M. Dalton
                                       Title: Chief Financial Officer
                                       Address:  650 Dundee Road, Suite 370
                                                 Northbrook, Illinois  60062
                                       Facsimile number:  (847) 412-9766


                                    RICHARDS' ACCOUNT DESIGNATION:

                                       Fleet Bank
                                       Hartford, Connecticut
                                       ABA No.:       011900571
                                       Account No.:   9415803199
                                       Account Name:  Atlantic Premium Brands,
                                                      Ltd. Master Operating
                                                      Account
                                       Reference:     Funding from (list date
                                                      of funding)

                                    POTTER SAUSAGE CO.

                                    By:  /s/ Thomas M. Dalton
                                       ----------------------------------------
                                       Name:  Thomas M. Dalton
                                       Title: Chief Financial Officer
                                       Address:  650 Dundee Road, Suite 370
                                                 Northbrook, Illinois  60062
                                       Facsimile number:  (847) 412-9766

                                    POTTER'S ACCOUNT DESIGNATION:
                                       Fleet Bank
                                       Hartford, Connecticut
                                       ABA No.:       011900571
                                       Account No.:   9415803199
                                       Account Name:  Atlantic Premium Brands,
                                                      Ltd. Master Operating
                                                      Account
                                       Reference:     Funding from (list date
                                                      of funding)


                                    MERRILL LYNCH CAPITAL, a division of
                                    Merrill Lynch Business Financial Services
                                    Inc., as Agent and a Lender

                                    By:  /s/ Kenneth S. Pardue
                                       ----------------------------------------
                                       Name:  Kenneth S. Pardue
                                       Title: Vice President
                                       Address: 222 North LaSalle Street,
                                                17th Floor
                                                Chicago, Illinois 60601
                                                Attn:  Account Manager,
                                                       Atlantic Premium Brands
                                       Facsimile number: (312) 499-3125


                                    PAYMENT ACCOUNT DESIGNATION:

                                       LaSalle Bank
                                       Chicago, Illinois
                                       ABA No.:  0710-0050-5
                                       Account No.:  5800393182
                                       Account Name:  MLBFS Corporate Finance
                                       Attention:  Atlantic Premium Brands, Ltd.
                                       Contact:  Janet Lauter-Klinger
                                       Telephone:  (312) 269-4442

                                    ANNEX A

                                COMMITMENT ANNEX

                                        Revolving Loan                         Term Loan A      Term Loan B       Term Loan B
                     Revolving Loan       Commitment         Term Loan A        Commitment       Commitment       Commitment
      Lender        Commitment Amount     Percentage      Commitment Amount     Percentage         Amount         Percentage
      ------        -----------------     ----------      -----------------     ----------         ------         ----------
Merrill Lynch
Capital                $8,500,000            100%            $5,660,000            100%          $2,500,000          100%
TOTALS                 $,8500,000            100%            $5,660,000            100%          $2,500,000          100%

                                     ANNEX B

                                CLOSING CHECKLIST

                                    Attached.

[Merrill Lynch Logo]
                            Exhibit A to Credit Agreement (Assignment Agreement)

         This Assignment Agreement (this "ASSIGNMENT AGREEMENT") is entered into as of __________ by and between the Assignor named on the signature page hereto ("ASSIGNOR") and the Assignee named on the signature page hereto ("ASSIGNEE"). Reference is made to the Credit Agreement dated as of November 20, 2002 (as amended or otherwise modified from time to time, the "CREDIT AGREEMENT") among Atlantic Premium Brands, Ltd., Carlton Foods Corp., Prefco Corp., Richards Cajun Food Corp. and Potter Sausage Co. ("BORROWERS"), the financial institutions party thereto from time to time, as Lenders, and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Agent. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Credit Agreement.

                 Assignor and Assignee hereby agree as follows:

         1. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor the interests set forth on the schedule attached hereto (the "SCHEDULE"), in and to Assignor's rights and obligations under the Credit Agreement as of the effective date set forth on the Schedule (the "EFFECTIVE Date"). Such purchase and sale is made without recourse, representation or warranty except as expressly set forth herein. On the Effective Date, Assignee shall pay to Assignor an amount equal to the aggregate amounts assigned pursuant to the Schedule (exclusive of unfunded portions of the Revolving Loan Commitment) and Assignor shall pay to Assignee a closing fee in respect of the transactions contemplated hereby in the amount specified on the Schedule.

         2. Assignor (i) represents that as of the Effective Date, that it is the legal and beneficial owner of the interests assigned hereunder free and clear of any adverse claim, (ii) makes no other representation or warranty and assumes no responsibility with respect to any statement, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Financing Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any other Credit Party or any other Person or the performance or observance by any Credit Party of its Obligations under the Credit Agreement or any other Financing Documents or any other instrument or document furnished pursuant thereto.

         3. Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Financing Documents, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (ii) agrees that it will, independently and without reliance upon Agent, Assignor or any other Lender and based on such documents and information as it


                               Exhibit A - Page 1
shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Financing Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (v) represents that on the date of this Assignment Agreement it is not presently aware of any facts that would cause it to make a claim under the Credit Agreement; (vi) represents and warrants that Assignee is not a foreign person (i.e., a person other than a United States person for United States Federal income tax purposes) or, if it is a foreign person, that it has delivered to Agent the documentation required to be delivered to Agent by Section 13 below; and (vii) represents and warrants that it has experience and expertise in the making or the purchasing of loans such as the Loans, and that it has acquired the interests described herein for its own account and without any present intention of selling all or any portion of such interests.

         4. Each of Assignor and Assignee represents and warrants to the other party hereto that it has full power and authority to enter into this Assignment Agreement and to perform its obligations hereunder in accordance with the provisions hereof, that this Assignment Agreement has been duly authorized, executed and delivered by such party and that this Assignment Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity.

         5. Upon the effectiveness of this Assignment Agreement pursuant to
Section 13 below, (i) Agent shall register Assignee as a Lender, pursuant to the terms of the Credit Agreement, (ii) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Lender thereunder, (iii) Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and (iv) Agent shall thereafter make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to Assignee. Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by Agent or with respect to the making of this assignment directly between themselves.

         6. Each of Assignor and Assignee hereby agrees from time to time, upon request of the other such party hereto, to take such additional actions and to execute and deliver such additional documents and instruments as such other party may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Assignment Agreement.

         7. Neither this Assignment Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of


                               Exhibit A - Page 2
this Assignment Agreement) against whom enforcement of such change, waiver, discharge or termination is sought.

         8. For the purposes hereof and for purposes of the Credit Agreement, the notice address of Assignee shall be as set forth on the Schedule. Any notice or other communication herein required or permitted to be given shall be in writing and delivered in accordance with the notice provisions of the Credit Agreement.

         9. In case any provision in or obligation under this Assignment Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         10. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         11. This Assignment Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

         12. This Assignment Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same agreement.

         13. This Assignment Agreement shall become effective as of the Effective Date upon the satisfaction of each of the following conditions: (i) the execution of a counterpart hereof by each of Assignor and Assignee, (ii) the execution of a counterpart hereof by Agent and each Borrower as evidence of its consent hereto to the extent required pursuant to Section 12.6(a) of the Credit Agreement, (iii) the receipt by Agent of the administrative fee referred to in
Section 12.6(a) of the Credit Agreement, (iv) in the event Assignee is a foreign person (i.e., a person other than a United States person for United States Federal income tax purposes), the receipt by Agent of Internal Revenue Service Form W-8BEN or Form W-8ECI or such other forms, certificates or other evidence with respect to United States Federal income tax withholding matters that are required under the Internal Revenue Code to establish that Assignee shall be entitled to receive payments of principal, interest and fees under the Credit Agreement free from or at a reduced rate of withholding of United States Federal income tax properly completed and executed by Assignee, and (v) the receipt by Agent of originals or telecopies of the counterparts described above.


                               Exhibit A - Page 3

         The parties hereto have caused this Assignment Agreement to be executed and delivered as of the date first written above.

                               ASSIGNOR:

                               ---------------------------

                               By:
                                  -----------------------------------------
                               Title:
                                     --------------------------------------
                               ASSIGNEE:


                               By:
                                  -----------------------------------------
                               Title:
                                     --------------------------------------
                               Consented to:

                               MERRILL LYNCH CAPITAL, a division of Merrill
                               Lynch Business Financial Services Inc., as Agent


                               By:
                                  -----------------------------------------
                               Title:
                                     --------------------------------------
                               [ATLANTIC PREMIUM BRANDS, LTD.]


                               By:
                                  -----------------------------------------
                               Title:
                                     --------------------------------------
                               [CARLTON FOODS CORP.]


                               By:
                                  -----------------------------------------
                               Title:
                                     --------------------------------------


                               Exhibit A - Page 4

                               [PREFCO CORP.]


                               By:
                                       -----------------------------------------
                               Title:
                                       -----------------------------------------
                               [RICHARDS CAJUN FOOD CORP.]


                               By:
                                  -----------------------------------------
                               Title:
                                     --------------------------------------
                               [POTTER SAUSAGE CO.]


                               By:
                                  -----------------------------------------
                               Title:
                                     --------------------------------------


                               Exhibit A - Page 5

                        Schedule to Assignment Agreement

Assignor:
                 -----------------------
Assignee:
                 -----------------------
Effective Date:
                 -----------------------

         Credit Agreement dated as of November 20, 2002 among Atlantic Premium Brands, Ltd., Carlton Foods Corp., Prefco Corp., Richards Cajun Food Corp. and Potter Sausage Co., as Borrowers, the financial institutions party thereto from time to time, as Lenders, and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Agent

Interests Assigned:

Commitment/Loan     Revolving Loan Commitment      Term Loan A       Term Loan B
---------------     -------------------------      -----------       -----------
Assignor Amounts           $                       $                 $
                            -------------           -------------     ----------
Amounts Assigned           $                       $                 $
                            -------------           -------------     ----------
Assignor Amounts
(post-assignment)          $                       $                 $
                            -------------           -------------     ----------

Closing Fee:        $
                     -------------


Assignee Information:

Address for Notices:                   Address for Payments:
---------------------------
---------------------------            Bank:
                                                 ----------------------
Attention:                             ABA #:
          -----------------                      ----------------------
Telephone:                             Account #:
          -----------------                      ----------------------
Facsimile:                             Reference:
          -----------------                      ----------------------


                               Exhibit A - Page 6

[MERRILL LYNCH LOGO}
                    Exhibit B to Credit Agreement (Excess Cash Flow Certificate)

                            [BORROWER REPRESENTATIVE]

                             DATE: __________, ____

         This certificate is given by _________________, a Responsible Officer of ___________ ("BORROWER REPRESENTATIVE"), on behalf of Borrower Representative, pursuant to Section 4.1(c) of that certain Credit Agreement dated as of November 20, 2002 among Atlantic Premium Brands, Ltd., Carlton Foods Corp., Prefco Corp., Richards Cajun Food Corp. and Potter Sausage Co. ("BORROWERS"), Lenders from time to time party thereto and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Agent for Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

         The undersigned Responsible Officer of Borrower Representative, on behalf of Borrower Representative, hereby certifies to Agent and Lenders that:

         (a) set forth below is a schedule of Excess Cash Flow for the year ended _______________, _____ and the calculation of the required prepayment of $________________; and

         (b) the schedule set forth below is based on the audited financial statements which have been delivered to Agent in accordance with Section 4.1(b) of the Credit Agreement.

         IN WITNESS WHEREOF, the undersigned officer, on behalf of Borrower Representative, has executed and delivered this certificate this ____ day of ___________, _____.

                          By
                               -------------------------------------------------
                          Name
                               -------------------------------------------------
                          Title                       of Borrower Representative
                                ---------------------


                               Exhibit B - Page 1

Excess Cash Flow is defined as follows:

Operating Cash Flow (as calculated on the Compliance Certificate)                   $
                                                                                     ------------

Less:

                  Cash payments in respect of income or franchise taxes
                                                                                     ------------

                  Principal payments with respect to Debt actually paid
                  (including the portion of scheduled payments under Capital
                  Leases allocable to principal but excluding repayments of
                  Revolving Loans and other Debt subject to reborrowing to the extent not accompanied by a concurrent and permanent reduction of the Revolving Loan Commitment (or equivalent loan
                  commitment), and excluding the amortization of debt discount
                  or premium)                                                        ------------

                  Total Interest Expense (as calculated on the Compliance
                  Certificate)
                                                                                     ------------

                  Restricted Distributions made in cash by any Borrower and
                  permitted under Section 5.3 of the Credit Agreement
                                                                                     ------------

                  Increase (or plus the decrease) in Working Capital (defined
                  below)                                                             ------------

Excess Cash Flow                                                                     $
                                                                                     ============

Required prepayment percentage                                                                 50%

Required prepayment
amount                                                                               $
                                                                                     ============


                               Exhibit B - Page 2

Decrease (increase) in Working Capital, for the purposes of the calculation of Excess Cash Flow, means the following:

                                                            Beg. of Period    End of Period
Current assets:                                             $                 $
                                                             ------------      ------------
Less:    Cash
                                                             ------------      ------------
         Cash Equivalents
                                                             ------------      ------------
         Amounts due from Affiliates
                                                             ------------      ------------

Adjusted current assets:                                    $                 $
                                                             ============      ============

Current liabilities:                                        $                 $
                                                             ------------      ------------
Less:             Revolving Loans
                                                             ------------      ------------
                  Current portion of Debt
                                                             ------------      ------------
                  Amounts due to Affiliates
                                                             ------------      ------------

Adjusted current liabilities:                               $                 $
                                                             ============      ============

Working Capital:                                            $                 $
                                                             ============      ============

Decrease (Increase) in Working Capital (calculated as
the beginning of period Working Capital minus end of
period Working Capital)                                                        $
                                                                               ============


                               Exhibit B - Page 3

[MERRILL LYNCH LOGO]
                          Exhibit C to Credit Agreement (Compliance Certificate)

                             COMPLIANCE CERTIFICATE

                            [BORROWER REPRESENTATIVE]

                             DATE: __________, _____

         This certificate is given by _____________________, a Responsible Officer of ___________________________ ("BORROWER REPRESENTATIVE"), on behalf of Borrower Representative, pursuant to Section 4.1(c) of that certain Credit Agreement dated as of November 20, 2002 among Atlantic Premium Brands, Ltd., Carlton Foods Corp., Prefco Corp., Richards Cajun Food Corp. and Potter Sausage Co. ("BORROWERS"), Lenders from time to time party thereto and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Agent for Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

         The undersigned Responsible Officer, on behalf of Borrower Representative, hereby certifies to Agent and Lenders that:

         (a) the financial statements delivered with this certificate in accordance with Section 4.1(a) and/or 4.1(b) of the Credit Agreement fairly present in all material respects the results of operations and financial condition of Atlantic and the Subsidiaries as of the dates of such financial statements (subject, in the case of unaudited financial statements, to audit and other normal year-end adjustments and the absence of footnotes);

         (b) I have reviewed the terms of the Credit Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of each Borrower and the Subsidiaries during the accounting period covered by such financial statements; [AND]

         (c) such review has not disclosed the existence during or at the end of such accounting period, and I have no knowledge of the existence as of the date hereof, of any condition or event that constitutes a Default or an Event of Default, except as set forth in Schedule 1 hereto, which includes a description of the nature and period of existence of such Default or an Event of Default and what action Borrowers have taken, is undertaking and proposes to take with respect thereto[; AND].

         [(D) [FOR LAST MONTH OF EACH FISCAL QUARTER ONLY] BORROWERS ARE IN COMPLIANCE WITH THE COVENANTS CONTAINED IN ARTICLE 7 OF THE CREDIT AGREEMENT, AS DEMONSTRATED BY THE CALCULATION OF SUCH COVENANTS BELOW, EXCEPT AS SET FORTH IN
SCHEDULE 1 HERETO.]


                               Exhibit C - Page 1

         IN WITNESS WHEREOF, the undersigned officer, on behalf of Borrower Representative, has executed and delivered this certificate this ____ day of ___________, ____.

                                 By
                                     -------------------------------------------

                                 Name ------------------------------------------

                                 Title                of Borrower Representative
                                       --------------



                               Exhibit C - Page 2

                              CAPITAL EXPENDITURES

                                  (SECTION 7.1)

Capital Expenditures for the applicable measurement period
(the "DEFINED PERIOD") are defined as follows:

Amount capitalized during the Defined Period by Atlantic and its Consolidated Subsidiaries as capital expenditures for
property, plant, and equipment or similar fixed asset
accounts, including any such expenditures by way of
acquisition of a Person or by way of assumption of Debt or
other obligations, to the extent reflected as plant, property
and equipment                                                                   $
                                                                                ----------

Plus: deposits made in the Defined Period in connection with property, plant, and equipment; less deposits of a prior
period included above
                                                                                ----------

Less: Net Cash Proceeds of Asset Dispositions and Major
Casualty Proceeds received during the Defined Period which (i)
a Borrower or a Subsidiary is permitted to reinvest pursuant to the terms of the Credit Agreement and (ii) are included in capital expenditures above
                                                                                ----------

Less: Up to $900,000 of the proceeds of the sale of the
brandnames of Grogan's received during the Defined Period
which are reinvested and are included in capital expenditures above
                                                                                ----------

Capital Expenditures                                                           $
                                                                                ==========
Less: Portion of Capital Expenditures financed during the
Defined Period under Capital Leases or other Debt (Debt, for this purpose, does not include drawings under the Revolving
Loan Commitment)
                                                                                ----------

Unfinanced Capital Expenditures (used in calculation of
Operating Cash Flow (defined in Section 7.2 of the Compliance
Certificate))                                                                  $
                                                                                ==========

Capital Expenditures (from above)                                              $
                                                                                ==========

Permitted Capital Expenditures

        Base Amount
                                                                                ----------
        Carry over amount, if any
                                                                                ----------
        Total Permitted Capital Expenditures
                                                                               $
                                                                                ==========


                               Exhibit C - Page 3

In Compliance                                                                     Yes/No


                               Exhibit C - Page 4

                          FIXED CHARGE COVERAGE RATIO

                                 (SECTION 7.2)

                  Fixed Charge Coverage Ratio for the applicable measurement period (the "DEFINED PERIOD") is defined as follows:

                  Fixed Charges:

                  Interest expense ($______), net of interest income ($______), interest paid in kind ($______) and amortization of
                  capitalized fees and expenses and debt discount incurred in relation to debt financings and included in interest expense
                  ($______), included in the determination of net income of
                  Atlantic and its Consolidated Subsidiaries for the Defined
                  Period, but excluding up to $50,000 of the pay-in-kind portion of accrued interest in respect of Subordinated Debt that is
                  paid on the Closing Date ("TOTAL INTEREST EXPENSE")               $
                                                                                     ----------
                  Plus: Cash taxes during the Defined Period
                                                                                     ----------
                           Scheduled payments of principal for the Defined
                           Period with respect to all Debt (including the
                           portion of scheduled payments under Capital Leases
                           allocable to principal but excluding mandatory
                           prepayments required by Section 2.1(d) and excluding
                           scheduled repayments of Revolving Loans and other
                           Debt subject to reborrowing to the extent not
                           accompanied by a concurrent and permanent reduction
                           of the Revolving Loan Commitment (or equivalent loan
                           commitment); provided that the amount of such
                           payments in respect of senior bank debt for any 2002
                           fiscal quarter included within any Defined Period
                           shall be deemed to be $283,000
                                                                                     ----------
                           Restricted Distributions made by any applicable
                           Borrower in cash during the Defined Period
                                                                                     ----------
                  Fixed Charges                                                     $
                                                                                     ==========
                  Operating Cash Flow:

                  EBITDA for the Defined Period:                                    $
                                                                                     ----------


                               Exhibit C - Page 5

EBITDA:

                  Consolidated net income (or loss) for the Defined Period of
                  Atlantic and its Consolidated Subsidiaries, but excluding: (a)
                  the income (or loss) of any Person (other than Subsidiaries of
                  Atlantic) in which Atlantic or any of its Subsidiaries has an ownership interest unless received by Atlantic or its
                  Subsidiary in a cash distribution; and (b) the income (or
                  loss) of any Person accrued prior to the date it became a
                  Subsidiary of Atlantic or is merged into or consolidated with
                  a Borrower                                                        $
                                                                                     ----------

                  Plus:    Any provision for (or less any benefit from) income
                           and franchise taxes included in the determination of
                           net income for the Defined Period                         ----------

                           Interest expense, net of interest income, deducted in
                           the determination of net income for the Defined
                           Period                                                    ----------

                           Amortization and depreciation deducted in the
                           determination of net income for the Defined Period
                                                                                     ----------

                           Losses (or less gains) from Asset Dispositions
                           included in the determination of net income for the
                           Defined Period (excluding sales, expenses or losses
                           related to current assets and excluding up to
                           $200,000 in each Defined Period of gains from the
                           sale of obsolete Equipment)                                ----------

                           Other non-cash losses (or less gains) included in the
                           determination of net income for the Defined Period
                           and for which no cash outlay (or cash receipt) is
                           foreseeable                                                ----------

                           Expenses and fees included in the determination of
                           net income and incurred during the Defined Period to
                           consummate the transactions contemplated by the
                           Operative Documents, but solely to the extent
                           disclosed in writing to Agent on or prior to the
                           Closing Date                                              ----------

                           Extraordinary losses (or less gains), as defined
                           under GAAP, included in the determination of net
                           income during the Defined Period, net of related tax
                           effects                                                   ----------


                               Exhibit C - Page 6

                           Any collateral management fees paid pursuant to
                           Section 2.3(c), and any amounts paid to obtain
                           collateral auditor reports pursuant to Section 4.1(r)
                           or appraisal reports pursuant to Section 4.1(s)
                                                                                     ----------
                  Less:    Expenditures made after the Closing Date, but during
                           the Defined Period, in connection with the
                           consummation of the transactions contemplated by the
                           Operative Documents, but not reflected in the pro
                           forma balance sheet referenced in Section 3.5(c) and
                           not deducted in the determination of net income
                                                                                     ----------
                  EBITDA for the Defined Period
                                                                                    $
                                                                                     ==========
                  Less:    Unfinanced Capital Expenditures for the Defined
                           Period (calculated in the manner required by Section
                           7.1 of the Compliance Certificate), provided that
                           Unfinanced Capital Expenditures for any 2002 fiscal
                           quarter included within any Defined Period shall be
                           equal to the quotient of total Capital Expenditures
                           during the 2002 fiscal year divided by 4
                                                                                     ----------
                           To the extent not already reflected in the
                           calculation of EBITDA, other capitalized costs (other
                           than capitalized costs relating to the Operative
                           Documents), defined as the gross amount capitalized
                           during the Defined Period, as long term assets, other
                           than Capital Expenditures
                                                                                     ----------
                  Operating Cash Flow                                               $
                                                                                     ----------
                  Fixed Charge Coverage Ratio (Ratio of Operating Cash Flow to
                  Fixed Charges)                                                     ___ to 1.0


                  Minimum Fixed Charge Coverage                                      1.1 to 1.0

                  In Compliance                                                        Yes/No


                               Exhibit C - Page 7

                              SENIOR LEVERAGE RATIO

                                  (SECTION 7.3)

                           Debt (exclusive of Subordinated Debt)                     $
                                                                                      ----------
                           EBITDA for the Defined Period (defined in Section 7.2
                           of the Compliance Certificate)                            $
                                                                                      ----------

                           Senior Leverage Ratio (Senior Debt to EBITDA)                     :1.0
                                                                                      -------





                           Maximum Senior Leverage Ratio                                     :1.0
                                                                                      -------
                                                                                        Yes/No
                           In Compliance


                               Exhibit C - Page 8

[Merrill Lynch Logo]
                      Exhibit D to Credit Agreement (Borrowing Base Certificate)

                            [BORROWER REPRESENTATIVE]

                            DATE: ___________, ______

         This certificate is given by ____________________, a Responsible Officer of ___________________________ ("BORROWER REPRESENTATIVE"), on behalf of Borrower Representative, pursuant to Section 4.1(m) of that certain Credit Agreement dated as of November 20, 2002 among Atlantic Premium Brands, Ltd., Carlton Foods Corp., Prefco Corp., Richards Cajun Food Corp. and Potter Sausage Co. ("BORROWERS"), Lenders from time to time party thereto and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Agent for Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time the "CREDIT AGREEMENT"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

         The undersigned Responsible Officer, on behalf of Borrower Representative, hereby certifies to Agent and Lenders that:

                  (a) Attached hereto as Schedule 1 is a calculation of the Borrowing Base for Borrowers as of the above date;

                  (b) based on such schedule, the Borrowing Base as the above date is:

                                           $
                                            ------------------

                  (c) based on such schedule, Net Borrowing Availability as of the above date is:

                                           $
                                            ------------------

         IN WITNESS WHEREOF, the undersigned officer, on behalf of Borrower Representative, has executed and delivered this certificate this ____ day of ___________, ____.

                                By
                                  ----------------------------------------------
                                Name
                                    --------------------------------------------
                                Title                 of Borrower Representative
                                     -----------------


                               Exhibit D - Page 1

                           BORROWING BASE CALCULATION

                            [BORROWER REPRESENTATIVE]

1.       ACCOUNTS OF BORROWERS AND SUBSIDIARIES

2.       LESS ANY ACCOUNT:                                                      $
                                                                                 ---------

         a.       that does not arise from the actual and bona fide sale and delivery of goods or the performance of services by the
                  applicable Borrower or the applicable Subsidiary in the
                  ordinary course of its business, which transactions are
                  completed in accordance with the terms and provisions
                  contained in any documents related thereto
                                                                                 ---------
         b.       upon which (i) the applicable Borrower's or the applicable
                  Subsidiary's right to receive payment is not absolute or
                  is contingent upon the fulfillment of any condition
                  whatsoever (including any Account that arises from a sale
                  on consignment, guaranteed sale, sale and return, sale on
                  approval or other terms under which payment by the Account
                  Debtor may be conditioned or contingent), other than
                  allowances and return rights granted by the applicable
                  Borrower in the ordinary course of its business, or (ii)
                  the applicable Borrower or the applicable Subsidiary is
                  not able to bring suit or otherwise enforce its remedies
                  against the Account Debtor through judicial process
                                                                                 ---------
         c.       with respect to which an invoice, reasonably acceptable to
                  Agent in form, has not been sent to the applicable Account
                  Debtor
                                                                                 ---------


                               Exhibit D - Page 2

         d.       that is unpaid more than forty-five (45) days after the
                  date of the original invoice therefor in the case of (i)
                  up to $150,000 in the aggregate of Accounts with respect
                  to which the Account Debtor is Kroger Company or any of
                  its Affiliates, (ii) up to $50,000 in the aggregate of
                  Accounts with respect to which the Account Debtor is Sam's
                  Club, Wal-Mart or any of their Affiliates, (iii) up to
                  $25,000 in the aggregate of Accounts with respect to which the Account Debtor is HEB Grocery Stores or any of its
                  Affiliates and (iv) up to $25,000 in the aggregate of
                  Accounts with respect to which the Account Debtor is
                  Safeway or any of its Affiliates, or that is unpaid for
                  more than twenty-eight (28) days after the date of the
                  original invoice in the case of all other Accounts
                                                                                 ---------
         e.       owed by an Account Debtor obligated in respect of Accounts constituting more than twenty percent (20%) of the aggregate amount of all Accounts (but the portion of the Accounts not in excess of the applicable percentages shall no be deemed not to be Eligible Accounts under the criteria set forth in this
                  clause (e))
                                                                                 ---------
         f.       that is the obligation of an Account Debtor if fifty
                  percent (50%) or more of the dollar amount of all Accounts owing by that Account Debtor are ineligible under the
                  other criteria set forth herein
                                                                                 ---------
         g.       that consists of progress billings (such that the
                  obligation of the Account Debtors with respect to such
                  Account is conditioned upon the applicable Borrower's or
                  any Subsidiary's satisfactory completion of any further
                  performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Agent shall have received an
                  agreement in writing from the Account Debtor, in form and
                  substance satisfactory to Agent, confirming the
                  unconditional obligation of the Account Debtor to take the goods related thereto and pay such invoice
                                                                                 ---------
         h.       that arises from a sale to any director, officer, other
                  employee or Affiliate of any Credit Party, or to any
                  entity which has any common officer or director with any
                  Credit Party
                                                                                 ---------
         i.       to the extent such Account exceeds any credit limit
                  established by Agent, in its reasonable discretion, but
                  only to the extent of the excess
                                                                                 ---------
         j.       that is payable in any currency other than U.S. dollars
                                                                                 ---------


                               Exhibit D - Page 3

         k.       to the extent any Credit Party is liable for goods sold or services rendered by the applicable Account Debtor to such
                  Credit Party, but only to the extent of the potential
                  offset
                                                                                 ---------
         l.       to the extent any defense, counterclaim, setoff or dispute is asserted as to such Account, but only to the extent of
                  such defense, counterclaim, setoff or dispute
                                                                                 ---------
         m.       that (i) is not owned by the applicable Borrower or the
                  applicable Subsidiary or (ii) is subject to any right,
                  claim, security interest or other interest of any other
                  Person, other than Liens in favor of Agent, on behalf of
                  itself and Lenders and other than PASA Liens
                                                                                 ---------
         n.       that is the obligation of an Account Debtor that is the
                  United States government or a political subdivision
                  thereof, or any state or municipality or department,
                  agency or instrumentality thereof unless Agent, in its
                  sole discretion, has agreed to the contrary in writing and the applicable Borrower or the applicable Subsidiary, if
                  necessary or required by Agent, has complied in a manner
                  acceptable to Agent with the Federal Assignment of Claims
                  Act of 1940 or any applicable state statute or municipal
                  ordinance of similar purpose and effect, with respect to
                  such obligation
                                                                                 ---------


                               Exhibit D - Page 4

         o.       that is the obligation of an Account Debtor located in a
                  foreign country other than Canada (but, in the case of
                  Canada, limited to Account Debtors located in Ontario or
                  any other province of Canada in which the Personal
                  Property Security Act has been adopted in substantially
                  the same form as currently in effect in Ontario) unless
                  (i) the Account Debtor has delivered to the applicable
                  Borrower or the applicable Subsidiary an irrevocable
                  letter of credit issued or confirmed by a bank
                  satisfactory to Agent and payable only in the United
                  States of America and in U.S. dollars, sufficient to cover such Account, in form and substance reasonably
                  satisfactory to Agent and, if required by Agent, the
                  original of such letter of credit has been delivered to
                  Agent or Agent's agent, and the applicable Borrower or
                  such Subsidiary has assigned the proceeds of such letter
                  of credit to Agent pursuant to documentation in form and
                  substance reasonably acceptable to Agent or otherwise
                  named Agent as transferee beneficiary thereunder, as Agent may specify, (ii) such Account is subject to credit
                  insurance payable to Agent issued by an insurer and on
                  terms and in an amount reasonably acceptable to Agent, or
                  (iii) such Account is otherwise reasonably acceptable in
                  all respects to Agent (subject to such limits or lending
                  formulae with respect thereto as Agent may determine)
                                                                                 ---------
         p.       as to which any proceedings or actions known to any Credit
                  Party (or to Agent) are threatened or pending against the
                  Account Debtor with respect to such Account which could
                  reasonably be expected to have a material adverse change
                  in any such Account Debtor's financial condition
                  (including, without limitation, any bankruptcy,
                  dissolution, liquidation, reorganization or similar
                  proceeding), other than post-petition Accounts owing by
                  K-Mart Corporation in an aggregate amount not in excess of
                  $30,000
                                                                                 ---------
         q.       as to which Agent's Lien therein, on behalf of itself and
                  Lenders, is not a first priority perfected Lien (other than with respect to PASA Liens), or as to which the goods giving rise thereto are not, and were not at the time of the
                  applicable sale, subject to any Lien in favor of Agent, of behalf of itself and Lenders

                                                                                 ---------
         r.       as to which any of the representations or warranties
                  pertaining to such Account set forth in any Financing
                  Document is untrue
                                                                                 ---------


                               Exhibit D - Page 5

         s.       to the extent such Account is evidenced by a judgment,
                  Instrument or Chattel  Paper
                                                                                 ---------
         t.       that is otherwise unacceptable to Agent in its reasonable
                  credit judgment
                                                                                 ---------
3.       TOTAL INELIGIBLE ACCOUNTS                                              (         )
                                                                                 ---------
4.       ELIGIBLE ACCOUNTS
                                                                                                ---------
5.       EIGHTY-FIVE PERCENT (85%) OF LINE 4
                                                                                                ---------
6.       ELIGIBLE ACCOUNTS PORTION OF BORROWING BASE, PRIOR TO APPLICATION
         OF EXCLUSIONS AND RESERVES ESTABLISHED BY AGENT PURSUANT TO THE
         CREDIT AGREEMENT
                                                                                                ---------
7.       INVENTORY OF BORROWERS AND SUBSIDIARIES                                               $
                                                                                                ---------
8.       LESS ANY INVENTORY:

         a.       that is not owned by the applicable Borrower or any
                  Subsidiary free and clear of all Liens and rights of any
                  other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure performance with respect to that
                  Inventory), except the Liens in favor of Agent, on behalf
                  of itself and Lenders and except for PASA Liens
                                                                                 ---------
         b.       that is not of a type held for sale in the ordinary course of the applicable Borrower's or the applicable
                  Subsidiary's business
                                                                                 ---------
         c.       that consists of work-in-process
                                                                                 ---------
         d.       that is placed on consignment or is in transit (other than
                  Inventory in-transit for one week or less in a Borrower's
                  vehicles to a Borrower's customers for delivery in the
                  ordinary course of business)
                                                                                 ---------
         e.       that in Agent's reasonable determination or in the
                  determination of the applicable Borrower's management is
                  excess, obsolete, unsaleable, shopworn, seconds, damaged
                  or unfit for sale
                                                                                 ---------
         f.       that consists of display items, samples or packing or
                  shipping materials, manufacturing supplies (other than
                  casings) or replacement or spare parts or fuel
                                                                                 ---------
         g.       that consists of goods which have been returned by the
                  buyer
                                                                                 ---------
         h.       that is not covered by casualty insurance in compliance
                  with the Credit Agreement
                                                                                 ---------
         i.       that is bill and hold Inventory
                                                                                 ---------


                               Exhibit D - Page 6

         j.       that is (a) not located on premises owned by the
                  applicable Borrower or any applicable Subsidiary (other than
                  Inventory in-transit for one week or less in a Borrower's
                  vehicles to a Borrower's customers for delivery in the
                  ordinary course of business) or (b) is located on premises leased by the applicable Borrower or any Subsidiary, or store with a bailee, warehouseman, processor or similar Person and unless (i) a Lien waiver and collateral access agreement, in form and substance reasonably satisfactory to Agent has been delivered to Agent, together with any and all duly authorized
                  UCC financing statements reasonably required by Agent naming such Person as debtor, the applicable Borrower or the
                  applicable Subsidiary as secured creditor and Agent as
                  assignee or (ii) Reserves satisfactory to Agent have been
                  established with respect thereto
                                                                                 ---------
         k.       as to which Agent's Lien therein, on behalf of itself and
                  Lenders, is not a first priority perfected Lien (other
                  than with respect to PASA Liens)
                                                                                 ---------
         l.       as to which any of the representations or warranties
                  pertaining to such Inventory set forth in any Financing
                  Document is untrue in any material respect
                                                                                 ---------
         m.       that consists of Hazardous Materials or goods that can be
                  transported or sold only with licenses that are not
                  readily available
                                                                                 ---------
         n.       that is covered by a negotiable document of title, unless
                  such document has been delivered to Agent
                                                                                 ---------
         o.       that is otherwise unacceptable to Agent in its reasonable
                  credit judgment
                                                                                 ---------
9.       TOTAL ELIGIBLE INVENTORY                                               (         )
                                                                                 ---------
10.      ELIGIBLE INVENTORY
                                                                                                ---------
11.      SIXTY-FIVE PERCENT (65%) OF LINE 10
                                                                                                ---------
12.      ELIGIBLE INVENTORY PORTION OF BORROWING BASE, PRIOR TO APPLICATION
         OF EXCLUSIONS AND RESERVES ESTABLISHED BY AGENT PURSUANT TO THE
         CREDIT AGREEMENT
                                                                                                ---------
13.      INVENTORY SUBLIMIT ($4,250,000)
                                                                                                ---------
14.      LOWER OF LINES 12 OR 13
                                                                                                ---------
15.      RESERVES
                                                                                 ---------
16.      BORROWING BASE (LINE 6 PLUS LINE 14, LESS LINE 15)
                                                                                                ---------


                               Exhibit D - Page 7

17.      REVOLVING LOAN COMMITMENT
                                                                                                ---------
18.      OUTSTANDING REVOLVING LOANS
                                                                                 ---------
19.      OUTSTANDING LETTER OF CREDIT LIABILITIES
                                                                                 ---------
20.      REVOLVING LOAN OUTSTANDINGS (sum of lines 18 and 19)
                                                                                 ---------
21.      NET BORROWING AVAILABILITY (the lesser of (a) line 16 less line 20,
         or (b) line 17 less line 20                                                            $
                                                                                                ---------


                               Exhibit D - Page 8

[Merrill Lynch Logo]
                             Exhibit E to Credit Agreement (Notice of Borrowing)

                            [BORROWER REPRESENTATIVE]

                            DATE: ___________, ______

         This certificate is given by ____________________, a Responsible Officer of ___________ ("BORROWER REPRESENTATIVE"), on behalf of Borrower Representative, pursuant to Section [2.2(B)/2.3(E)] of that certain Credit Agreement dated as of November 20, 2002 among Atlantic Premium Brands, Ltd., Carlton Foods Corp., Prefco Corp., Richards Cajun Food Corp. and Potter Sausage Co. ("BORROWERS"), Lenders from time to time party thereto and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Agent for Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time the "CREDIT AGREEMENT"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

         The undersigned Responsible Officer, on behalf of Borrower Representative, hereby gives notice to Agent of Borrower Representative's request to: [COMPLETE AS APPROPRIATE]

         (a) on [ DATE ] borrow $[__________] of Revolving Loans, which Revolving Loans shall be [PRIME RATE LOANS/LIBOR
                  LOANS HAVING AN INTEREST PERIOD OF ______ MONTH(S)];

         (b) on [ DATE ] convert $[________]of the aggregate outstanding principal amount of the [_______] Loan, bearing interest at the [________] Rate, into a(n) [________] Loan [AND, IN THE CASE OF A LIBOR LOAN, HAVING AN INTEREST PERIOD OF [_____] MONTH(S)];

         (c) on [ DATE ] continue $[________]of the aggregate outstanding principal amount of the [_______] Loan, bearing interest at the LIBOR, as a LIBOR Loan having an Interest Period of [_____] month(s).

         The undersigned officer, on behalf of Borrower Representative, hereby certifies that, both before and after giving effect to the request above (i) each of the conditions precedent set forth in Section 8.2(b), 8.2(c) and 8.2(d) have been satisfied, (ii) all of the representations and warranties contained in the Credit Agreement and the other Financing Documents are true, correct and complete in all material respects as of the date hereof, and (iii) no Default or Event of Default has occurred and is continuing on the date hereof.


                               Exhibit E - Page 1

         IN WITNESS WHEREOF, the undersigned officer on behalf of Borrower Representative, has executed and delivered this certificate this ____ day of ___________, ____.

                              By
                                ------------------------------------------------
                              Name
                                  ----------------------------------------------
                              Title                   of Borrower Representative
                                   -------------------


                               Exhibit E - Page 2